SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):September 19, 1995


                BEDFORD PROPERTY INVESTORS, INC.
     (Exact name of Registrant as specified in its charter)



Maryland                         1-12222                 68-0306514
(State or other                  (Commission      (I.R.S. Employer
jurisdiction of                  File Number)   Identification No.)
incorporation)



       270 Lafayette Circle, Lafayette, California  94549
            (Address of principal executive officer)


Registrant telephone number, including area code:    (510) 283-8910

Item 2.  Acquisition or Disposition of Assets

        On September 19, 1995, Bedford Property Investors, Inc. (the Company ) completed the acquisitions of the Compression Labs Building and Lackman Business Center. The Compression Labs Building, a 142,620 square foot R&D facility situated on an 8.10 acre parcel of land is located in San Jose, California. The complex was acquired from MLH Income Realty Partnership III for $8,325,000. Lackman Business Center, a single-story 45,956 square foot service center industrial project, is located in Lenexa, Kansas. The complex was acquired from The Realty Associates Fund III, L.P. for $2,250,000. The Company used a portion of the net cash proceeds from the sale on September 18, 1995 of its Series A Convertible Preferred Stock (the "Preferred Stock") to finance these acquisitions.

        On September 20, 1995, the Company completed the acquisitions of 99th Street Business Park Buildings 1 and 2, two service industrial buildings totaling 48,490 square feet. The buildings, also located in Lenexa, Kansas, were acquired from The Realty Associates Fund III,
L.P. for $2,650,000. Additionally, the Company sold its Cody Street Park, Building 6 located in Overland Park, Kansas to TA Realty
Advisors for $1,500,000. The Company used the proceeds from the sale of Cody Street Park, Building 6 and a portion of the net cash proceeds from the sale on September 18, 1995 of its Preferred Stock to finance these acquisitions.

Item 7. Financial Statement and Exhibits:

        (A)  Financial Statements
             Required financial information disclosures with respect to the acquisition of Compression Labs Building will be filed by amendment to this form 8-K within sixty (60) days of the date of this report.

        (B)  Proforma Financial Information
             Required proforma financial information disclosures with respect to the acquisitions of Compression Labs Building, Lackman Business Center, 99th Street Business Park Buildings 1 and 2 and the sale of Cody Street Park, Building 6 will be filed by amendment to this form 8-K within sixty (60) days of the date of this report.

        (C)  Exhibits and Exhibits Index
             10.1   Purchase Contract for Compression Labs Building
             10.2   Purchase Contract for Lackman Business Center
             10.3 Purchase Contract for 99th Street Business Park Buildings 1 and 2
             10.4   Sale Contract for Cody Street Park, Building 6



             99.1 Press Release regarding the acquisition of Compression Labs Building in San Jose, California
             99.2 Press Release regarding the acquisition of Lackman Business Center in Lenexa, Kansas
             99.3 Press Release regarding the acquisitions of 99th Street Buildings 1 and 2 in Lenexa, Kansas and the sale of Cody Street Park Building 6 in Overland, Kansas



                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                       BEDFORD PROPERTY INVESTORS, INC.



                       By:
                          Donald A. Lorenz
                          Executive Vice President and
                          Chief Financial Officer

Date:  October 2, 1995

                           EXHIBIT 10.1

                  AGREEMENT OF PURCHASE AND SALE

                              Between

             MLH INCOME REALTY PARTNERSHIP III, Seller

                                and

              BEDFORD PROPERTY INVESTORS, INC., Buyer


                         TABLE OF CONTENTS

Section                                                        Page

1.      Agreement to Purchase and Sell: Down Payment . . . . . .  1

2.      Other Property Included in Purchase and Sale . . . . . .  2

3.      Documents Furnished by Seller: Confidentiality . . . . .  3

4.      Title. . . . . . . . . . . . . . . . . . . . . . . . . .  3

5.      Buyer's Inspection of the Property . . . . . . . . . . .  5

6.      Representations and Warranties . . . . . . . . . . . . .  8

7.      Closing. . . . . . . . . . . . . . . . . . . . . . . . . 11

8.      Adjustments and Prorations . . . . . . . . . . . . . . . 14

9.      Expenses . . . . . . . . . . . . . . . . . . . . . . . . 16

10.     Risk of Loss: Casualty and Eminent Domain. . . . . . . . 16

11.     Broker's Commissions . . . . . . . . . . . . . . . . . . 17

12.     Lease and Management of the Property . . . . . . . . . . 18

13.     Defaults . . . . . . . . . . . . . . . . . . . . . . . . 18

14.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . 19

15.     Assignment . . . . . . . . . . . . . . . . . . . . . . . 21

16.     General Provisions . . . . . . . . . . . . . . . . . . . 21

                             EXHIBITS

        "A" - Legal Description
        "B" - Schedule of Personal Property
        "C" - Schedule of Leases
        "D" - Schedule of Service Contracts
        "E" - Diligence Checklist

                  AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of the 1st day of June, 1995, between MLH INCOME REALTY PARTNERSHIP III, a New York limited partnership, having an office at World Financial Center, South Tower, 225 Liberty Street, 12th Floor, New York, New York 10080-6112 ("Seller"), and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation, having an office at 3658 Mt. Diablo Boulevard, Lafayette, California 94549 ("Buyer").

1.      Agreement to Purchase and Sell: Down Payment

        1.1 Agreement to Purchase and Sell. Subject to and upon the terms and conditions contained in this Agreement, Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the real property described in Exhibit "A" attached hereto having a street address of 350 East Plumeria Drive, San Jose, California, together with all buildings and improvements thereon (collectively, the "Property"), for a total purchase price of Eight Million Three Hundred Twenty-Five and 00/100 Dollars ($8,325,000.00) (the "Purchase Price").

        1.2  Down Payment: Payment of Purchase Price.

             (a) Contemporaneously with the execution and delivery of this Agreement, Buyer has paid a good faith deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Down Payment") to First American Title Guaranty Company (the "Title Company"), at its office located at 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, California, in its capacity as escrow agent.

             (b) Seller agrees that until the expiration of the due Diligence Period (as defined in Section 5.1 below), the Title Company is directed and authorized to take instruction solely from Buyer regarding the release of the Down Payment, and Seller does hereby so instruct the Title Company; provided however, any such notice to the Title Company to be effective must state that Buyer is terminating this Agreement and specifically identify the Section of this Agreement which permits such termination.

             (c) The Title Company shall release the Down Payment to Buyer, or apply the Down Payment to the Purchase Price, at the option of Buyer, at the Closing. Notwithstanding the foregoing, in the event Buyer terminates this Agreement pursuant to Section 5.2, the Down Payment and all interest earned thereon shall be returned to Buyer. The Down Payment shall be invested by the Title Company in a money market type fund or similar investment and all interest earned on the Down Payment shall be paid to the party entitled to receive the Down Payment. Buyer shall pay to the Title Company for the benefit of Seller as provided herein by wire transfer of federal funds at the Closing (hereinafter defined) an amount (the "Closing Payment") equal to (i) the Purchase Price, (ii) plus or minus net adjustments and prorations provided for in this Agreement, and (iii) unless Buyer has given Title Company instructions to release the Down Payment to Buyer at Closing, minus the Down Payment (exclusive of any interest earned thereon).

2.      Other Property Included in Purchase and Sale

        In addition to the Property, all right, title and interest of Seller, if any, in and to the following, to the extent that the same apply to the Property and are transferable or assignable, shall be included within the term "Property" and shall be transferred from Seller to Buyer at Closing:

        2.1 all easements, rights of way, privileges, licenses, appurtenances and other rights and benefits running with the Property;

        2.2 all fixtures, machinery, equipment and other tangible personal property owned by Seller (but not by tenants of the Property or by the Property manager) and attached and appurtenant to, or forming part of, that Property (the "Personal Property"), including, without limitation, those items set forth in Exhibit "B" attached hereto;

        2.3  Seller's interest, as fee owner and landlord, in
(i) currently existing leases for portions of the Property (the "Existing Leases") and listed on the Schedule of Leases attached hereto as Exhibit "C" (the "Schedule of Leases"), (ii) such additional leases for portions of the Property as may be entered into by Seller prior to the Closing in accordance with Section 12 (the "Additional Leases") and (iii) all security deposits and advance rentals made under the Existing Leases and the Additional Leases;

        2.4 all service, utility, maintenance and other contracts and agreements affecting the operation, leasing and management of the Property and listed in Exhibit "D" attached hereto (collectively, the "Service Contracts"), but expressly excluding therefrom the existing management agreement for the Property (the "Management Agreement");

        2.5 all consents, authorizations, variances, licenses, permits and certificates of occupancy, if any, issued by any governmental authority with respect to the Property; and

        2.6 all logos, trade or business names and telephone numbers, if any, owned and used by Seller with respect to its ownership and operation of the Property.

3.      Documents Furnished by Seller: Confidentiality

        Seller shall deliver copies of or make available at the Property for inspection by Buyer the following: the Existing Leases, the Service Contracts and the materials listed in Exhibit "E" attached hereto (the "Diligence Checklist") as are within Seller's possession or subject to its control (collectively, the "Review Materials"). The Review Materials and all materials, books and records examined by or on behalf of Buyer pursuant to this Agreement shall: (i) be held in strict confidence by Buyer; (ii) not be used for any purpose other than the investigation and evaluation of the Property by Buyer and its lenders, attorneys, employees, agents, engineers, consultants and representatives (collectively, "Buyer's Agents"); and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity except to Buyer's Agents or as required by law. If this Agreement is terminated for any reason whatsoever, Buyer shall return to Seller all of the Review Materials in the possession of Buyer and Buyer's Agents. The provisions of this Section shall survive the termination of this Agreement for a period ending on the earlier of the sale of the Property by Seller to any purchaser or one (1) year from the termination of this Agreement.

4.      Title

        4.1 Title. Buyer shall request that Title Company issue to Buyer (with a copy to Seller), within fifteen (15) days after the date hereof, a preliminary title report for the Property (the "Preliminary Report"). The title insurance policy to be issued at the Closing by the Title Company (the "Title Policy") shall be a CLTA form of policy, subject only to the Permitted Exceptions (hereinafter defined), provided that upon delivery by Buyer of the Survey (as defined below), the Title Policy shall an ALTA Form Policy (as defined in Section 4.2 below).

        4.2  Survey.  Seller shall deliver to Buyer, not later than five
(5) days after the date hereof, a copy of the existing "as-built" survey of the Property (the "Existing Survey"), dated July, 1984, prepared by Smith, Randlett, Foulk & Stock, Inc., located at 617 Veterans Blvd., Redwood City, California, ((415)366-4184). Buyer may, at its option, obtain a current survey of the Property (the "Survey") sufficient to form the basis for the issuance of an ALTA Owner's Extended Form Policy of title insurance (1992 Form) (the "ALTA Form Policy") certified to Buyer, Seller, the Title Company and any other party required by Buyer. A copy of the Survey shall be delivered to Seller. If Buyer obtains the Survey after the expiration of the Due Diligence Period, Buyer shall be deemed to have accepted all matters shown or contained thereon. Seller agrees to contribute $2,000 to the cost of preparing the Survey, which Seller agrees to pay to Buyer within ten (10) days of demand by Buyer accompanied by an invoice from the surveyor, or other evidence reasonably satisfactory to Seller, that such cost has been incurred and paid by Buyer.

        4.3 Title Defects. Prior to the expiration of the Due Diligence Period, Buyer shall give notice to Seller (the "Defects Notice") of any claim, lien or exception affecting title to the Property and which Buyer is not willing to waive (a "Defect"). Seller shall have the right, but not the obligation, to cure any Defect within fifteen (15) days after its receipt of the Defects Notice, or in the case of any Defect which cannot with due diligence be cured within such 15-day period, such later date by which such Defect can reasonably be cured, provided that Seller commences to cure such Defect within such 15-day period and thereafter continues diligently and in good faith to cure the Defect. The Closing shall be extended, if necessary, in order to permit the cure described above, but in no event shall the date of the Closing be extended for more than sixty
(60) days. In the event that Seller elects not to cure any such Defect, Seller shall notify Buyer of such election within five (5) business days after its receipt of the Defects Notice. Seller shall have no obligation to cure any Defect created solely by any acts or omissions of Buyer, and Seller's failure to cure any such Defect shall not relieve Buyer from its obligation to close under this Agreement. If Seller elects not to cure any Defect as set forth above or, if by the expiration of the cure period provided for above, Seller has failed to cure all Defects (other than any Defects created solely by any acts or omissions of Buyer), Buyer may, at its option, either (i) proceed to close subject to any such Defects, with no offset against, or reduction in, the Purchase Price or (ii) terminate this Agreement by written notice given to Seller within fifteen (15) business days after the expiration of the cure period or Seller's notice of election not to cure any Defect, as the case may be. In the event this Agreement is so terminated by Buyer, the Down Payment and all interest earned thereon shall be delivered to Buyer and the parties shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities set forth in Sections 3, 5.1, 5.3 and 11. Notwithstanding anything to the contrary contained in this Section 4.3, in the event that any Defect(s) is a mechanic's or materialmen's lien or other encumbrance securing the payment in the aggregate of a readily ascertainable sum of money, Seller shall satisfy such Defect(s) of record or, as an alternative to causing such Defect(s) to be satisfied of record and provided that the Title Company agrees to omit such Defect(s) from the Title Policy: (i) subject to the reasonable approval of Buyer, bond or cause to be bonded such Defect(s); (ii) deliver or cause to be delivered to Buyer or the Title Company, on the date of the Closing, instruments in recordable form and sufficient to satisfy such Defect(s) of record, together with the appropriate recording or filing costs; (iii) deposit or cause to be deposited with the Title Company sufficient monies, acceptable to and reasonably requested by the Title Company, to assure the obtaining and recording of a satisfaction of the Defect(s); or
(iv) subject to the approval of Buyer, otherwise cause the Title Company to omit such Defect(s) from the Title Policy.

        4.4 Permitted Title Exceptions. When approved by Buyer pursuant to this Agreement, all items set forth in the Existing Survey, the Survey and the Preliminary Report (other than Defects specified in the Defects Notice) and all Existing Leases and Additional Leases (if any) shall be deemed "Permitted Exceptions."

5.      Buyer's Inspection of the Property

        5.1 Inspection and Examination. During the period extending to and including the date which shall be sixty (60) days after the date hereof (the "Due Diligence Period"), Buyer and Buyer's Agents will be given the right to (i) perform nondestructive physical tests (except that Buyer may perform minor intrusive testing to determine the presence of asbestos-containing materials, termites and other wood destroying insects, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense) and (ii) conduct any and all necessary engineering, environmental and other inspections at the Property and examine and evaluate the Review Materials and all other relevant agreements and documents within the possession of Seller or subject to its control, as Buyer may reasonably request. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller, which approval shall not be unreasonably withheld or delayed. With respect to Buyer's right to inspect the Property, Buyer agrees that (i) Seller shall receive not less than forty-eight (48) hours prior notice of each inspection,
(ii) each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree and
(iii) Buyer and Buyer's Agents shall use all reasonable efforts to minimize any disruption to the tenants, guests, employees, occupants of the Property and the operation thereof. Buyer or Buyer's Agents shall not perform any such inspection or examination unless accompanied by Seller or its designee. Buyer's repair obligation set forth in the first sentence of this Section and its obligation to provide environmental and engineering reports set forth in the third sentence of this Section shall survive the termination of this Agreement.

        5.2 Right of Termination. Except as otherwise provided herein, Buyer's obligations under this Agreement shall be contingent, only during the Due Diligence Period, upon Buyer being satisfied in its sole discretion with the results of its investigation and evaluation of the Property (the "Due Diligence Condition"). The Due Diligence Condition shall include Buyer's satisfaction with such economic and other feasibility studies as Buyer may obtain or arrange with respect to the Property. Prior to the end of the Due Diligence Period, Buyer shall notify Seller in writing whether it waives the Due Diligence Condition or elects to terminate this Agreement for failure of the Due Diligence Condition to be satisfied (the "Due Diligence Notice"). If, pursuant to the Due Diligence Notice, Buyer elects to terminate this Agreement or if Buyer fails to give Seller the Due Diligence Notice prior to expiration of the Due Diligence Period, this Agreement shall terminate as of the earlier of (i) the date of the Due Diligence
Notice or (ii) the expiration of the Due Diligence Period, the Down Payment and all interest earned thereon shall be promptly returned to Buyer and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities set forth in Sections 3, 5.1, 5.3 and 11.
In the event that this Agreement does not terminate as provided in this Section 5.2, the Due Diligence Condition shall be deemed waived and Buyer's right to terminate this Agreement pursuant to this Section
5.2 shall be deemed deleted from this Agreement, and this Agreement shall continue in effect subject to the other provisions hereof.

        5.3 Inspection Indemnity. Notwithstanding anything to the contrary contained in this Agreement, any investigation or examination of the Property, the Review Materials or other materials with respect to the Property performed by Buyer or Buyer's Agents prior to the Closing shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely responsible for the acts or omissions of any of Buyer's Agents brought on, or to, the Property by Buyer. In addition, Buyer shall defend, indemnify and hold Seller harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and court costs arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against Seller or any of the Property arising from or as a result of, any act or omission of Buyer or Buyer's Agents in connection with any inspection or examination of the Property or the books and records with respect thereto by Buyer or Buyer's Agents. The provisions of this Section 5.3 shall survive the Closing or the earlier termination of this Agreement for a period of two (2) years.

        5.4 Condition. As a material inducement to Seller to execute this Agreement, Buyer acknowledges, represents and warrants that, upon the satisfaction or waiver of the Due Diligence Condition, (i) Buyer will have fully examined and inspected the Property, including the construction, renovation, operation and leasing of the Property, together with the Review Materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted and will be fully satisfied in all respects with the foregoing and with the physical condition, value, presence/absence of hazardous materials, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults, except as otherwise expressly set forth in this Agreement, and (iv) except as otherwise expressly set forth in this Agreement, Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in any document executed by Seller and delivered to Buyer pursuant to Section 7.2 ("Seller's Documents"), Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of hazardous materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller's Documents. The provisions of this Section
5.4 shall survive the Closing.

6.      Representations and Warranties

        6.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties shall be true and correct in all material respects on the day of the Closing:

             6.1.1 Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York, and is in good standing and is qualified to do business in the State of California.

             6.1.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Seller pursuant to this Agreement are within the power of Seller and have been duly authorized by all necessary or proper partnership action.

             6.1.3  Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

             6.1.4 As of the date hereof there is no pending, or to the best of Seller's knowledge, threatened suit, governmental investigation or action against Seller with respect to the Property or this transaction. Without limiting the generality of the foregoing, to the best of Seller's knowledge, as of the date hereof there are no actual or threatened suits, actions or proceedings with respect to all or part of the Property (a) for condemnation or (b) alleging any material violation of any applicable law, regulation, ordinance or code (collectively, "Laws and Regulations").

             6.1.5 Seller has not received any written notice (which remains uncured) from any governmental authority stating the Property violates any Laws and Regulations in any material respect.

             6.1.6 With respect to the Existing Leases:

                  (a) As of the date of the Schedule of Leases, there are no tenant leases or tenancy agreements affecting the Property, or any portion thereof, other than the Existing Leases and any subleases which may have been entered into by tenants (or subtenants of tenants) of the Property with third parties;

                  (b) Each Existing Lease is in full force and effect and has not been amended in any material respect except as set forth in the Schedule of Leases. Seller has not given, nor has Seller received, any written notice of a material default under any of the Existing Leases which remains uncured (the foregoing does not apply to delinquencies in the payment of monthly rent that have existed for less than thirty (30) days), except as set forth in the Schedule of Leases;

                  (c) The Schedule of Leases contains a complete and accurate list of all tenant security deposits made under the Existing Leases;

                  (d) As of the Closing there will be no assignments of or other liens or encumbrances on the Existing Leases or the Additional Leases or of any rents due or to become due thereunder; and

                  (e) As of the Closing there will be no leasing, broker's or finder's commissions which are unpaid although due and payable by Seller or to become due from Seller after the Closing with respect to any of the Existing or Additional Leases or any renewals thereof.

             6.1.7  With respect to the Service Contracts:

                  (a) As of the date hereof, there are no equipment leases or service, maintenance or other similar contracts or agreements affecting the Property, or any portion thereof, other than the Service Contracts (all of which can be terminated on not more than thirty (30) days notice) and any equipment leases or other contracts or agreements that may have been entered into by tenants (or subtenants of tenants) of the Property with third parties; and

                  (b) Each Service Contract is in full force and effect and has not been amended in any material respect except as set forth in Exhibit "D." Seller has not given, nor has Seller received, any written notice of a material default under any of the Service Contracts which remains uncured, except as set forth in Exhibit "D."

             6.1.8 The Management Agreement will be terminated by Seller as of the Closing without cost to Buyer.

             6.1.9 Seller has not received any written notice (which remains outstanding) from any governmental authority stating that any Hazardous Materials (as defined below) have been stored, disposed of released or transported at or from the Property, or any portion thereof, in violation of any Environmental Laws (as defined below).
To the best of Seller's knowledge, during Seller's ownership of the Property, no reportable quantities of Hazardous Materials have been stored, disposed of, released or transported by Seller (not including its agents) at or from the Property, or any portion thereof, in violation of any Environmental Laws (the foregoing representation does not apply to the customary and ordinary application, storage and use of chemical for landscape maintenance, janitorial services, and pest control). As used herein: (i) the term "Environmental Laws" shall mean all applicable existing federal, state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Property relating to environmental pollution or protection, including, without limitation, the Comprehensive Environmental Response, Compensation ad Liability Act of 1980, 42 U.S.C. 9601 et seq, as amended by the Superfund Amendments and Reauthorization Act of 1986, and (ii) the term "Hazardous Materials" shall mean any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," hazardous materials,", or "toxic substances" or words of similar import under any Environmental Laws and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws, all of the foregoing in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring, notification or other responsibility under any Environmental Law.

Seller shall issue a certificate at the Closing stating that all of the representations and warranties contained in this Section are true and correct as of the Closing Date (as defined in Section 7.1 below), except as to facts, if any, concerning which Buyer was notified.

        6.2 Limitation of Seller's Representations. The representations and warranties of Seller contained in Section 6.1 are made as of the date hereof. During the term of this Agreement, Seller shall promptly notify Buyer of any modifications to such representations which are required to make such representations true in all material respects. At Closing Seller shall issue a certificate stating that all of the representation and warranties contained in
Section 6.1. above are true and correct as of the Closing Date, as modified by Seller during the term of this Agreement as provided in this Section 6.2. The representations and warranties set forth in Subsections 6.1.1, 6.1.2 and 6.1.3 shall survive the Closing. The representations and warranties set forth in Subsections 6.1.4 through 6.1.9, inclusive, shall survive the Closing to the date (the "Representation Termination Date") occurring one (1) year after the date of the Closing, at which time such representations and warranties shall terminate and be of no further force or effect. All other representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing. Where representations and warranties are made in this Agreement to the "best of Seller's knowledge," such phrase shall mean and be limited to the statement that there is no fact or circumstance contrary to such representation or warranty within the actual knowledge of, or included in a written notice received or sent by MLH Property Managers Inc. after a reasonable search of its current files. For purposes of the representations and warranties made by Seller in this Agreement and/or Seller's Documents, (1) "Seller's knowledge" shall not include (1) that of any former employee of the holding company of MLH Property Managers Inc. and (2) the knowledge of, or notices received by, any independent contractor hired by Seller and not communicated or delivered by such contractor to Seller.

        6.3 Representations and Warranties of Buyer. Buyer makes the following representations and warranties to Seller, which representations and warranties shall be true and correct in all material respects on the date of the Closing:

             6.3.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

             6.3.2 The execution, delivery and performance of this Agreement and all other documents, instruments and agreements now or hereafter to be executed and delivered by Buyer pursuant to this Agreement are within the corporate power of Buyer and have been duly authorized by all necessary or proper corporate action.

The representations and warranties of Buyer contained in this Section
6.3 shall survive the Closing until the Representation Termination Date. Buyer shall issue a certificate at the Closing stating that all of the representations and warranties contained in this Section are true and correct as of the Closing Date, except as to facts, if any, concerning which Seller was notified.

        7.   Closing

        7.1 Time and Place. The closing contemplated by this Agreement (the "Closing") shall take place on or before the date which shall be thirty (30) days after the expiration of the Due Diligence Period (the "Closing Date") at the offices of the Title Company or at such other place as the parties shall mutually agree; provided, however Buyer may extend the Closing Date (on a one-time basis), solely for the purpose of obtaining its financing for the purchase of the Property, for up to thirty (30) days by giving Seller notice not less than five (5) days prior to the Closing Date and, as an increase of the Down Payment, delivering an additional Fifty-Thousand Dollars ($50,000) to the Title Company. Time is of the essence with respect to the Closing.

        7.2 Seller's Closing Documentation and Requirements. At the Closing, Seller shall deliver the following to Buyer:

             7.2.1 a grant deed (the "Deed"), duly executed and acknowledged and in recordable form, conveying to Buyer fee simple title to the Property, subject to the Permitted Exceptions;

             7.2.2 a special warranty bill of sale, duly executed and acknowledged, transferring to Buyer all of the Personal Property. For the purposes of this Agreement, the term "special warranty" shall mean that the warranty of title shall be limited to claims made by parties claiming by, through or under Seller, but not further or otherwise;

             7.2.3 an assignment and assumption of leases (the "Assignment of Leases"), duly executed and acknowledged, assigning and transferring to Buyer all right, title and interest of Seller in and to, and all post-Closing obligations of the lessor under, the Existing Leases and the Additional Leases (if any) and all security deposits and advance rentals made under the Existing Leases and the Additional Leases (if any);

             7.2.4 an assignment and assumption of service contracts (the "Assignment of Service Contracts"), duly executed and acknowledged, assigning and transferring to Buyer all right, title and interest of Seller in and to, and all post-Closing obligations of the owner of the Property under, the Service Contracts;

             7.2.5 an assignment, duly executed and acknowledged, of those items referred to in Sections 2.1, 2.5 and 2.6;

             7.2.6 an affidavit stating, under penalty of perjury, Seller's United States taxpayer identification number and that Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and otherwise in the form prescribed by the Revenue Service;

             7.2.7 a current rent roll for the Property certified by Seller verifying the information set forth in Exhibit C, as adjusted to reflect the Additional Leases;

             7.2.8 the original executed coy of each Existing Lease and Additional Lease (including any amendments), or if the original executed copy of any Existing Lease or Additional Lease cannot be located, a copy of such Lease certified as true and correct by Seller. The Existing Leases and Additional Leases (if any) may be delivered to Buyer at the Property and need not be physically present at the Closing;

             7.2.9 a certificate, dated as of the Closing, of the Secretary or an Assistant Secretary of the corporate general partner of Seller with respect to (i) the resolutions adopted by the Board of Directors of the corporate general partner of Seller approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of each officer of the corporate general partner of Seller executing this Agreement and the documents set forth in this Section 7.2:

             7.2.10 written notices, executed by Seller addressed to each tenant under the Existing and Additional Leases, indicating that the Property has been sold to Buyer and that all tenant security deposits have been transferred to Buyer; and

             7.2.11 such other documents and instruments as Buyer may reasonably request in order to consummate the transaction contemplated hereby.

             7.2.12  The tenant estoppel certificate(s) described in
Section 12.2.

             7.2.13 The assignment of warranties applicable to the Property and any improvements thereto.

             7.2.14  A Certificate from the Secretary of State of
California listing the filings which have been filed under the Uniform Commercial Code against Seller as debtor.

             7.2.15 All correspondence and files relating to the current tenants, keys, books, records (or copies thereof) and other items used in connection with the operation of the Property.

             7.2.16  The certificate specified in Section 6.1.

        7.3 Buyer's Closing Documentation and Requirements. At the Closing, Buyer shall pay the Closing Payment in accordance with the provisions of this Agreement and shall deliver the following to
Seller:

             7.3.1 the Assignment of Leases and the Assignment of Service Contracts, duly executed and acknowledged;

             7.3.2 a certificate, dated as of the Closing, of the Secretary or an Assistant Secretary of Buyer with respect to (i) the resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transaction contemplated hereby and (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the documents set forth in this Section 7.3;

             7.3.3  the certificate of Buyer specified in Section 6.3;
and

             7.3.4 such other documents and instruments as Seller may reasonably request in order to consummate the transaction contemplated hereby.

        7.4 Form. All documents and instruments required hereby shall be in form and substance reasonably acceptable to Seller and Buyer.

8.      Adjustments and Prorations

        8.1 Adjustments. The following adjustments to the Purchase Price shall be made between the parties at the Closing: (a) Buyer shall be credited and Seller charged with security deposits or advance rentals in the nature of security deposits made by tenants under the Existing Leases and the Additional Leases, (b) Seller shall be credited and Buyer charged with transferable deposits under the Service Contracts, and (c) Buyer shall be credited with any remaining balance, which is due and unpaid, of Lessor's Contribution, as defined and pursuant to the terms of Section 6 of the First Amendment to Lease dated December 14, 1995, between Seller and Compression Labs, Incorporated.

        8.2 Prorations. The following shall be prorated between the parties as of 11:59 p.m. of the day preceding the date of the Closing: real estate taxes and personal property taxes for the current fiscal year, to the extent not paid directly by tenants; rent payments (including prepaid rents) under the Existing Leases and the Additional Leases; charges and fees paid or payable under those Service Contracts which are assigned to Buyer; and such other items of income and expense as are customarily prorated in transactions of this nature.

        8.3 Real Estate Taxes. If, on the date of the Closing, the real estate tax rate and/or the assessed valuation is not fixed for the then current fiscal year, real estate taxes shall be apportioned upon the basis of the tax rate and/or the assessed valuation for the next preceding fiscal year, but such taxes shall be readjusted at the request of Seller or Buyer as soon as the applicable rate and assessed valuation are fixed. If Buyer shall become liable after the Closing for the payment of any real property taxes assessed against the Property for any period of time prior to the Closing Date, Seller shall immediately pay to Buyer within thirty (30) days of demand an amount equal to such tax assessment properly allocable to any period prior to the Closing. The provisions of this Section 8.3 shall survive the Closing.

        8.4 Utilities. Seller shall endeavor to have all meters read and final bills rendered for all utilities servicing the Property, including, without limitation, water, sewer, gas and electricity, for the period to and including the day preceding the Closing, and Seller shall pay such bills, except in the case of utility charges paid or payable by tenants under the Existing Leases or the Additional Leases directly to the utility companies. The provisions of this Section shall survive the Closing.

        8.5 Rent Arrears. At the Closing, Seller shall deliver to Buyer a list of (a) all tenants who are delinquent in the payment of rents, (b) the amount of each such delinquency and (c) the period to which each such delinquency relates. If the tenant under any Existing Lease or Additional Lease is in arrears in the payment of rent on the date of the Closing, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first, to the month in which such rents are received; (b) second, to any rent arrearages for the month in which the Closing occurs; and (c) third, to the period(s) for which the tenant in question was in arrears prior to the month in which the Closing occurs. Rents collected by Buyer after the Closing Date to which Seller is entitled, shall be promptly paid to Seller. For a period of ninety (90) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent at the Closing Date with no obligation to commence litigation to collect such rents. Commencing as of ninety-one (91) days after the Closing Date, Seller may take all steps it deems appropriate, including litigation, to collect all rents delinquent at the Closing Date which are still uncollected. The provisions of this Section shall survive the Closing.

        8.6 Proration of Additional Rents. If any tenants under the Existing and Additional Leases are required to pay real estate taxes, operating expenses or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Buyer after Closing which are attributable in whole or in part to any period prior to the date of Closing, then Buyer shall promptly (and in any event within fifteen (15) days after the last day of the month in which received by Buyer) pay Seller's proportionate share thereof to Seller, less any reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses actually incurred by Buyer in connection with the collection thereof. The provisions of this Section shall survive the Closing.

        8.7 Errors. If any errors or omissions are made at the Closing regarding adjustments or prorations, the parties shall make the appropriate corrections promptly after the discovery thereof. The provisions of this Section shall survive the Closing.

9.      Expenses

        9.1 Expenses of Buyer. Buyer shall pay (a) that portion of the premium for the Title Policy allocable to any endorsements requested by Buyer and to the extended (ALTA) coverage; (b) one half of the city transfer taxes with respect to the transaction contemplated hereby;
(c) the cost of the Survey in excess of $2,000; (d) all recording fees on any document recorded pursuant to this Agreement; (e) one-half (1/2) of the escrow fees charged by the Title Company.

        9.2 Expenses of Seller. Seller shall pay: (a) the cost of the Survey up to $2,000, (b) the county transfer taxes, (c) the portion of the premium for the Title Policy allocable to the standard (CLTA) coverage, and (d) one-half (1/2) of the city transfer taxes and the escrow fees charged by the Title Company.

        9.3 Attorney's Fees. Each party shall pay its own attorney's fees and all of its other expenses, except as otherwise expressly set forth herein.

        9.4 Other Closing Costs. All other costs of Closing shall be paid in accordance with the custom in Santa Clara County, California.

10.     Risk of Loss: Casualty and Eminent Domain

        10.1 Casualty. The parties waive the provisions of The Uniform Vendor and Purchaser Risk Act as adopted in the State of California. If, prior to the Closing, the Property is damaged by fire, vandalism, acts of God or other casualty or cause, Seller shall promptly give Buyer notice of any such damage (the "Damage Notice"), together with Seller's estimate of the cost and period of repair and restoration.
In any such event: (a) in the case of damage to the Property of less than $100,000 and from a risk covered by insurance maintained by Seller or the tenant of the Property with respect to the Property, are adequate to pay one hundred percent of the cost of reconstruction (in Buyer's reasonable judgment), Buyer shall accept the Property at the Closing as it is together with any applicable insurance proceeds from Seller's insurance policy or the right to receive the same; or (b) in the case of any other damage to the Property due to a casualty, Buyer shall have the option of (x) taking the Property at the Closing in accordance with item (a) above or (y) terminating this Agreement; provided however, in the event of a casualty not covered by insurance, Seller shall be responsible to pay the first one hundred thousand dollars ($100,000) of the cost thereof, at the option of Buyer. If, pursuant to the preceding sentence, Buyer is either obligated or elects to take the Property as it is together with any applicable insurance proceeds or the right to receive the same, Seller agrees, with respect to Seller's insurance policy, to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with its insurance company, and to assign to Buyer at the Closing its rights to any such insurance proceeds with respect to such claim and will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

        10.2 Eminent Domain. If, prior to the Closing, all or substantially all of the Property is taken by eminent domain, this Agreement shall be terminated without further act or instrument. If less than substantially all of the Property is so taken, Buyer shall have the option, by written notice given to Seller within thirty (30) days after receiving notice of such taking, to terminate this Agreement. If Buyer does not elect to terminate this Agreement, it shall remain in full force and effect and Seller shall assign, transfer and set over to Buyer at the Closing all of Seller's right, title and interest in and to any awards that may be made for such taking. Notwithstanding anything to the contrary contained herein, if less than a material part of the Property is so taken, Buyer shall proceed with the Closing and take the Property as affected by such taking, together with all awards or the right to receive same. For the purposes of this Section, a part of the Property shall be deemed "material" if it (i) includes any of the buildings or structures at the Property or (ii) otherwise (on a permanent basis) limits or restricts ingress and egress to and from the Property.

        10.3 Termination. If this Agreement is terminated pursuant to this Section, the Down Payment, including all interest earned thereon, shall be promptly returned to Buyer and the parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants and indemnities set forth in Sections 3, 5.1, 5.3 and 11.

11.     Broker's Commissions

        Buyer and Seller represent and warrant to each other that neither they nor their affiliates have dealt with any broker, finder or the like in connection with the transaction contemplated by this Agreement other than Colliers Parrish International, Inc. (the "Broker"). At the Closing, Seller shall pay a commission to the Broker pursuant to a separate agreement between Seller and the Broker. Buyer and Seller each agrees to indemnify, defend and hold the other harmless from and against all loss, expense (including reasonable attorneys' fees and court costs), damage and liability resulting from the claims of any other broker or finder (including anyone claiming to be a broker or finder) on account of any services claimed to have been rendered to the indemnifying party in connection with the transaction contemplated by this Agreement. The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

12.     Lease and Management of the Property

        12.1 Management and Leasing. Between the date of this Agreement and the date of the Closing: (i) Seller shall cause the Property to be operated, maintained and managed in a manner consistent with the present management of the Property; (ii) Seller shall not enter into any contract or agreement (except for renewals of Service Contracts) that would remain binding on the owner of the Property after the Closing without the prior written consent of Buyer in the case of any contract or agreement which is not terminable without cost upon prior notice of thirty (30) days or less, which consent shall not be unreasonably withheld or delayed; and (iii) Seller shall continue to perform all of its obligations as Landlord under all the Existing
Leases and any Additional Leases, shall not modify the Existing Leases nor enter into any Additional Leases without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Until the Closing, Seller shall maintain, or cause the tenant of the Property to maintain in full force and effect "All Risk" property insurance in the amount of at least ninety per cent (90%) of the replacement value of the Property without deduction for physical depreciation, but excluding foundations and footings.

        12.2 Estoppel Certificate. As a condition to Buyer's obligation to purchase the Property, Seller shall have delivered to Buyer no sooner than thirty (30) days prior to the Closing Date and no later than two (2) days before the Closing Date, an estoppel certificate from the tenant listed on Exhibit C in form reasonably acceptable to the Buyer's Lender.

13.     Defaults

        13.1 By Buyer. IF BUYER FAILS TO PERFORM ITS OBLIGATIONS HEREUNDER AND AS A RESULT THE SALE OF THE PROPERTY IS NOT COMPLETED, SELLER MAY TERMINATE THIS AGREEMENT AND, AS ITS SOLE REMEDY, RECEIVE THE DOWN PAYMENT AND ALL INTEREST EARNED THEREON FROM THE TITLE COMPANY, AS LIQUIDATED DAMAGES, IN WHICH EVENT THIS AGREEMENT SHALL BE DEEMED NULL AND VOID AND THE PARTIES SHALL BE RELEASED FROM ALL FURTHER OBLIGATIONS AND LIABILITIES UNDER THIS AGREEMENT, EXCEPT WITH RESPECT TO THE COVENANTS AND INDEMNITIES SET FORTH IN SECTIONS 3, 5.1,
5.3 AND 11. IT IS RECOGNIZED BY SELLER AND BUYER THAT THE DAMAGES SELLER WILL SUSTAIN BY REASON OF BUYER'S DEFAULT, BREACH OR FAILURE WILL BE SUBSTANTIAL, BUT DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN. THE DOWN PAYMENT HAS BEEN DETERMINED BY THE PARTIES AS A REASONABLE SUM FOR DAMAGES. BUYER AGREES NOT TO INTERPOSE ANY DEFENSE OR OTHERWISE SEEK TO INTERFERE WITH SELLER'S RETENTION AND OWNERSHIP OF THE DOWN PAYMENT.

Seller's Initials     JAC        Buyer's Initials    BP

        13.2 By Seller. If, prior to the Closing, Seller is in default with respect to, or breaches, or fails to perform one or more of the representations, covenants, warranties or other terms of this Agreement, and such default, breach or failure is not cured or remedied within ten (10) business days after receipt of written notice thereof given by Buyer to Seller, Buyer may either (a) terminate this Agreement, in which event (i) the Down Payment and all interest earned thereon shall be returned by the Title Company to Buyer, (ii) Seller shall reimburse Buyer for all costs and expenses incurred by Buyer in connection with its due diligence undertaken in accordance with the terms of this Agreement (as evidenced by documentation reasonably acceptable to Seller) in an amount not to exceed $50,000, and (iii) the parties shall be released from all further obligations and liabilities under this Agreement, except with respect to the covenants and indemnities set forth in Sections 3, 5.1, 5.3 and 11, or (b) sue for specific performance, in which event the Buyer shall have the right to file, in connection therewith, a Notice of Pendency of Action as provided in California Code of Civil Procedure, Section 405 et seq. The remedies set forth above shall be Buyer's sole remedies arising from a default, breach or failure to perform by Seller.

14.     Notices

        Any notice, demand, consent, authorization or other communication (collectively, a "Notice") which either party is required or may desire to give to or make upon the other party pursuant to this Agreement shall be effective and valid only if in writing, signed by the party giving such Notice, and delivered personally (upon an officer of the other party or to such individual as may be noted in the addresses stated below) to the other party or sent by express courier or delivery service or by registered or certified mail of the United States Postal Service, return receipt requested, and addressed to the other party as follows (or to such other address or person as either party or person entitled to notice may by Notice to the other specify) or sent by facsimile transmission to the fax number shown below and simultaneously mailed by first-class mail of the United States Postal Service:

   To Seller:                    MLH Income Realty Partnership
             World Financial Center, South Tower
             225 Liberty Street, 12th Floor
             New York, New York 10080-6112
             Attention:          Jack A. Cuneo
                                 Senior Vice President
             Telephone: (212) 236-1785
             Facsimile: (212) 236-1783

             and to:

             MLH Income Realty Partnership III
             World Financial Center, South Tower
             225 Liberty Street, 12th Floor
             New York, New York 10080-6112
             Attention:          Christina M. Titus, Esq.
                                 Vice President
             Telephone: (212) 236-1781
             Facsimile: (212) 236-1794

             and to:

             Landels Ripley & Diamond
             350 Steuart Street
             San Francisco, California  94105
             Attention:          Susan M. Reid, Esq.
             Telephone: (415) 512-8700
             Facsimile: (415) 788-7550

   To Buyer: Bedford Property Investors, Inc.
             250 Lafayette Circle, Suite 202
             Lafayette, CA  94549
             Attention:          Robert Pester,
                                 Vice
President
             Telephone:          (510) 283-8910
             Facsimile:          (510) 283-8480

             and to:

             Bartko, Zankel, Tarrant & Miller
             900 Front Street, Suite 300
             San Francisco, CA  94111
             Attention:          Martin I. Zankel
             Telephone:          (415) 956-1900
             Facsimile:          (415) 956-1152

Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

15.     Assignment

   This Agreement and all rights of Buyer arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Buyer in whole or in part, without the prior written consent of Seller; provided, however, Buyer may assign its rights hereunder to an entity which controls, is controlled by or is in common control with Buyer, so long as Buyer remains primarily liable for its obligations hereunder.

16.     General Provisions

   16.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

   16.2 Gender and Number. Whenever the context so requires, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

   16.3 Entire Agreement. This Agreement contains the complete and entire agreement between the parties respecting the transaction contemplated herein and supersedes all prior negotiations, agreements, representations and understandings, if any, between the parties respecting such matters.

   16.4 Counterparts. This Agreement may be executed in any number of original counterparts, all of which evidence only one agreement and only one of which need be produced for any purpose.

   16.5 Modifications. This Agreement may not be modified, discharged or changed in any respect whatsoever, except by a further agreement in writing duly executed by Buyer and Seller. However, any consent, waiver, approval or authorization shall be effective if signed by the party granting or making such consent, waiver, approval or authorization.

   16.6 Exhibits. All exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement for all purposes as if set forth at length herein.

   16.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

   16.8 No Recordation.  This Agreement shall not be recorded.
Violation of this provision by Buyer shall automatically terminate this Agreement and entitle Seller to receive the Down Payment without further action, consent or release from Buyer first being required, and to such other remedies available at law or in equity.

   16.9 Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

   16.10 Severability. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

   16.11 No Joint Venture. This Agreement shall not be construed as in any way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

   16.12 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

   16.13 Survival. Except as otherwise expressly set forth herein, the covenants, warranties, representations and indemnities of Seller and Buyer contained in this Agreement shall not survive the Closing.

   16.14 No Personal Liability. Except for the managing general partner, MLH Property Managers Inc., no general or limited partner of Seller, no officer, director, stockholder or partner of a partner of Seller, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

   16.15 Attorneys' Fees. If either party shall bring an action or proceeding against the other party to enforce the terms of this Lease or to declare their respective rights hereunder, the losing party shall pay the reasonable attorneys' and experts' fees and expenses and court costs of the party prevailing in such action, proceeding, or trial or appeal thereof.

   16.16 Execution. The submission of this Agreement for examination does not constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

   16.17 Publicity. Buyer agrees that it shall not make any public announcement regarding this transaction without the prior written consent of Seller.


   IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the date first above written.


   SELLER:

   MLH INCOME REALTY PARTNERSHIP III, a New York limited partnership

   By:  MLH Property Managers Inc., a Delaware corporation,
        managing general partner

   By:  /s/Jack A. Cuneo
             Name: Jack A. Cuneo
             Title:  Senior Vice President
   BUYER:

   BEDFORD PROPERTY INVESTORS, INC.,
   a California corporation

   By:  /s/Bob Pester
             Name: Bob Pester
             Title:  Vice President


$100,000 Down Payment received
and escrow obligations agreed to:
June 1, 1995

FIRST AMERICAN TITLE GUARANTY COMPANY

By:     /s/Kitty Gould
    Name:    Kitty Gould
    Title:   Escrow Officer
                            EXHIBIT "A"

                         LEGAL DESCRIPTION

Order No. 509249
Page No. 8

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

A portion of Lot 5 as shown on that certain Map of Tract No. 7340 recorded in the Office of the Recorder of the County of Santa Clara, State of California on May 26, 1982 in Book 500 at page 46, 47 and 48, more particularly described as follows:

Beginning at the most Westerly corner of said Lot 5 as shown on said Tract Map, which lies on the Southeasterly boundary of Plumeria Drive; thence following said boundary North 41 46' 03" East a distance of
208.42 feet; thence through a tangent curve to the left with a central angle of 8 09' 17", a radius of 1035.00 feet and a length of 147.31 feet to a point of reverse curve; thence through a tangent curve to the right with a central angle of 8 24' 09", a radius of 965.00 feet and a length of 141.52 feet; thence North 42 02' 55" East a distance of 163.13 feet; thence through a tangent curve to the right with a central angle of 107 47' 08", a radius of 30.00 feet and a length of
56.44 feet to a point on the Northwesterly boundary of Junction Ave.: thence following said boundary through a tangent curve to the right with a central angle of 00 46' 50", a radius of 1970.00 feet and a length of 26.84 feet; thence South 29 23' 06" East, a distance of
609.03 feet; thence leaving said boundary South 60 10' 03" West a distance of 508.72 feet; thence North 29 49' 57" West, a distance of
62.00 feet; thence South 60 10' 03" West a distance of 136.00 feet; thence North 29 49' 57" West a distance of 379.00 feet to the said point of beginning.

Excepting therefrom without right of surface entry, all that portion thereof lying below a depth of 500 feet, measure vertically, from the contour of the surface of said property, as reserved in the Deed from Southerly Pacific Industrial Development Company to Plumeria, Inc. recorded October 1, 1982 in Book H060 at page 614 of Official Records of Santa Clara County, California.

PARCEL TWO:

Non-exclusive easements for ingress, egress and the installation and maintenance of a storm drainage system over, under and across those certain twelve (12) foot wide strips of land lying within the bounds of Lots 2, 3, 4 and 5 of Tract No. 7340, the Map of which was filed for record in the Office of the Recorder of Santa Clara County, California, on May 26, 1982 in Book 500 of Maps at pages 46, 47 and 48, said strips of land being more particularly described as follows:

PARCEL A:

A strip of land with a uniform width of twelve (12) feet lying within the bounds of Lot 2 of said Tract No. 7340, the centerline of which is described as follows:

Beginning at a point on the Northeasterly property line of said Lot 2, said point being North 47 25' 27" West 44.00 feet from the most Easterly corner of said Lot 2; thence from said point of beginning running South 37 06' 24" West 182.86 feet to an angle point; thence South 42 34' 33" West 198.00 feet to an angle point; thence North 47 25' 27" West 165.00 feet to an angle point; thence South 71 48' 57" West 111.01 feet to an angle point lying 6.00 feet Northeasterly from
the Southwesterly property line of said Lot 2;  thence North 29   49'
57"  West  and  parallel  to  said  Southwesterly  property  line
247.90  feet  to  a  point  in the Northwesterly property line of said
Lot 2.

PARCEL B:

A strip of land with a uniform width of twelve (12) feet lying within the bounds of Lot 2 of said Tract No. 7340, the centerline of which is described as follows:

Beginning at a point on the Northeasterly property line of said Lot 2, said point being North 47 25' 27" West 262.00 feet from the most Easterly corner of said Lot 2; thence from said point of beginning running North 70 57' 28" West 231.32 feet to an angle point lying
6.00 feet Southeasterly from the Northwesterly property line of said Lot 2; thence South 42 34' 33" West and parallel to said Northwesterly property to said Northwesterly property line 324 feet, more or less, to a point in the Southwesterly property line of said Lot 2.

PARCEL C:

A  strip of land with a uniform width of twelve (12) feet lying
Northeasterly of and contiguous to the Southwesterly property line of said Lot 3 of Tract No. 7340.

PARCEL D:

A  strip of land with a uniform width of twelve (12) feet lying
Northeasterly of and contiguous to the Southwesterly property line of said Lot 4 of Tract No. 7340.

PARCEL E:

A strip of land with a uniform width of twelve (12) feet being the Southwesterly 12.00 feet of the Southeasterly 144.68 feet of said Lot 5 of Tract No. 7340.

APN:  97-14-71

***

Subject to changes shown by an updated survey.

                            EXHIBIT "B"


                   SCHEDULE OF PERSONAL PROPERTY



                               NONE
                            EXHIBIT "C"


                        SCHEDULE OF LEASES



Compression Labs, Incorporated: Lease dated March 31, 1992, as amended by First Amendment to Lease dated December 14, 1994.


                           EXHIBIT "D"


                   SCHEDULE OF SERVICE CONTRACTS



                               NONE
                            EXHIBIT "E"


                        DILIGENCE CHECKLIST



1.  Financial records and statements, including:

    a.  audited annual financial statements relating to the last three
(3) years of operation of the Property;

    b. monthly operating statements for the Property for the previous twelve (12) months; and

    c. monthly cash flow statements for the Property for the previous twelve (12) months and annual cash flow statements for the previous three (3) fiscal years, each stating all income, expense, capital expenditures, cash receipts of any kind, and cash balances.

2. Copies of all warranties and other contracts or documents of significance to the Property, including a specification of any landlord obligations arising from the leases which may not be described therein, such as, by way of example, commissions due or which may become due, construction obligations and the like.

3. Copies of all building permits, certificates of occupancy and all other governmental licenses and permits for the improvements which are in the possession of Seller.

4. Any other information pertaining to the Property reasonably requested by Buyer.

                        FIRST AMENDMENT TO
                  AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this "First Amendment") is made to be effective as of June 2, 1995 by and between MLH INCOME REALTY PARTNERSHIP III, a New York limited partnership
("Seller") and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Buyer").

                             RECITALS

   A. Seller and Buyer previously executed that certain agreement entitled "Agreement of Purchase and Sale: dated as of June 1, 1995 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller certain property located at 350 East Plumeria Drive, San Jose, California (the "Property").

   B.   Seller and Buyer now desire to amend the Purchase
Agreement on the terms and conditions set forth in this First
Amendment.

                             AGREEMENT

   1. Recitals; Definitions. Each of the foregoing recitals is true and correct and is incorporated herein by this reference. All words and phrases having their initial letters capitalized in this First Amendment and not specifically defined herein shall have the meanings ascribed to them in the Purchase Agreement.

   2. Expiration of Due Diligence Period. Seller and Buyer hereby agree that, notwithstanding the provisions of Section 5.1 of the Purchase Agreement, the Due Diligence Period shall expire at 5:00 p.m. San Francisco Time on June 9, 1995.

   3. Closing Date. Seller and Buyer hereby agree that the Closing Date (as defined in Section 7.1 of the Purchase Agreement) shall be August 22, 1995, subject to extension as provided in Section 7.1.

   4. Miscellaneous. Buyer and Seller each acknowledge and agree that, as of the date of this First Amendment, the Purchase Agreement is and remains valid, effective and in full force and effect and shall remain unmodified except as specifically provided in this First Amendment. In the event of any inconsistency between the Purchase Agreement, as amended, and this First Amendment, the terms of this First Amendment shall prevail. This First Amendment may be executed in one or more counterparts and shall constitute a single contract, binding upon all parties even though all parties are not signatory to the same counterpart.

   IN WITNESS WHEREOF, Buyer and Seller have executed this First
Amendment as of the date first above written.

   Seller:

   MLH INCOME REALTY PARTNERSHIP, III,
   a New York limited partnership

   by:  MLH Property Managers Inc., a
        Delaware corporation, managing
        general partner

        by:  Jack A. Cuneo
                    Name:   Jack A. Cuneo
                    Title:  Senior Vice President

   BUYER:

   BEDFORD PROPERTY INVESTORS, INC.
   a California corporation

   by:  Bob Pester
        Name:       Bob Pester
        Title:      Vice President
                           EXHIBIT 10.2


                  AGREEMENT OF PURCHASE AND SALE


                          BY AND BETWEEN
               THE REALTY ASSOCIATES FUND III, L.P.
                            ("SELLER")

                                AND

                 BEDFORD PROPERTY INVESTORS, INC.
                           ("PURCHASER")





                           May 23, 1995

                  AGREEMENT OF PURCHASE AND SALE

   THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into as of the 23rd day of May, 1995, by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership (hereinafter referred to as "Seller") and Bedford Property Investors, Inc., a Maryland corporation, its successors and assigns (hereinafter referred to as "Purchaser").

                          R E C I T A L S

   A. Seller is the owner in fee simple of that certain property commonly known as Lackman Business Center located at 10551-10583 Lackman Road, and 15010-15024 and 15030-15042 W. 106th Street,
in Lenexa, Johnson County, Kansas, more particularly described in Exhibit A attached hereto and incorporated herein by this reference together with all easements, licenses, covenants and other rights appurtenant to said property and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining said property and to the center line thereof (collectively, the "Land"), the two (2) warehouse office building(s) containing in the aggregate approximately Forty Five Thousand (45,000) square feet (the "Buildings"), and other improvements located thereon (the "Improvements"), together with all of the Seller's right, title and interest in and to the following (the "Personalty"):

        (i) all furniture, fixtures, equipment and other personal property, which are now, or may hereafter prior to the Closing Date (as hereinafter defined) be placed in, attached to or used in connection with or in the operation of the property;

        (ii) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the property or necessary to operate the property as it is presently being operated;

        (iii) all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the property;

        (iv) to the extent assignable and to be assigned hereunder to Purchaser at Closing (as hereinafter defined), all service, supply and maintenance contracts (if any) held by Seller with respect to the property and its mechanical equipment, elevators and other elements;

        (v) all trade names and general intangibles relating to the property; and

        (vi) all leases and security deposits thereunder covering all or any part of the property.

The Land, the Improvements, the Buildings and the Personalty are collectively referred to herein as the "Property."

   B. Purchaser desires to purchase the Property from Seller and Seller desires to sell, transfer and assign the same to Purchaser.

   NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.   Purchase and Sale

             Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from Seller the Property upon the terms and conditions herein set forth.

        2.   Purchase Price

             The purchase price for the Property shall be Two
Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) (the
"Purchase Price"), as may be adjusted pursuant to the terms of this Agreement. The Purchase Price shall be paid at closing in immediately available funds.

        3.   Deposit

                  3.13.1 Deposit with Escrow Agent. Upon execution hereof, Purchaser has or shall deposit Twenty-Five Thousand Dollars ($25,000.00) (the "Deposit") with First American Title Guaranty Company (the "Escrow Agent"), in the form of cash, or a check payable to the order of Escrow Agent, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof.

                  3.23.2 Application of Deposit. The Deposit shall be held in an interest-bearing escrow account by Escrow Agent until (i) Closing (as defined in Section 4 occurs under this Agreement), in which event the Deposit, shall be paid to Seller as a credit to the Purchase Price, or (ii) this Agreement has been terminated (for reasons other than default of Purchaser hereunder), in which event the Deposit will be returned to Purchaser; provided, however, that if termination of this Agreement is due to Purchaser's default under any provision hereof, the entire Deposit shall be delivered promptly to Seller, whereupon Purchaser shall be relieved of all liability under this Agreement. The parties expressly agree that Seller's actual damages in the event of a termination of this Agreement due to Purchaser's default would be extremely difficult and impracticable to ascertain and that the amount of the Deposit represents the parties' reasonable estimate of such damages and shall be deemed full, complete and liquidated damages to Seller for such default. Other than payment of the Deposit, Seller shall have no other remedy for any default by Purchaser.


                  4.   Closing

                       Subject to the conditions herein, including but not
                  limited to those specified in Section 3 hereof, the closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Bingham, Dana & Gould, 1550 M Street, N.W., 12th Floor, Washington, D.C. 20005, or at such other place agreed to by Seller and Purchaser, on a date (the "Closing Date") mutually acceptable to the parties after expiration of the Feasibility Period (as hereinafter defined), but in no event later than thirty
                  (30) days after expiration of the Feasibility Period (the "Outside Closing Date"). If, despite exercise of a party's diligence and good faith hereunder, the Closing shall not be held by the Outside Closing Date, either party may terminate this Agreement.

                       Notwithstanding the foregoing, the Purchaser shall
                  have the right to extend the Outside Closing Date for an additional thirty (30) day period upon written notice to Seller of such election, provided that Purchaser deposits an additional Fifty Thousand Dollars ($50,000.00) with Escrow Agent which shall become a part of the Deposit and shall be held by Escrow Agent in accordance with the terms of Section 3.2 hereof.

                  5.   Prorations and Closing Costs

                  5.1 Prorations In General. All revenues and expenses of the Property shall be prorated and apportioned as of the date set forth in Section 4 such that the Seller shall bear all expenses with respect to the Property and shall have the benefit of all revenues with respect to the Property through the Adjustment Date, and Purchaser shall bear all expenses and have the benefit of all income with respect to the Property after the Adjustment Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Adjustment Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be subject to a final proration thirty days after the Closing Date or as soon thereafter as the precise amount can be ascertained.

                  5.2 Adjustment Date. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4 shall be prorated as of midnight of the day immediately preceding the Closing Date (except that if the Purchase Price is not disbursed to or for the benefit of Seller on or before 11:00 a.m. Eastern Time on the Closing Date, such adjustments shall be made as of midnight of the day immediately preceding the date on which the Purchase Price is disbursed prior to 11:00 a.m. (the day and time as of which such adjustment shall be made is herein referred to as the "Adjustment Date"). Nothing contained herein shall be deemed to relieve Purchaser of the obligation to deposit the Purchase Price with the title company on the Closing Date.

                  5.3 Additional Provisions. The following additional provisions shall apply with respect to the prorations of revenue and expense as of the Adjustment Date with respect to the Property:

                       5.3.15.3.1 Taxes. Real estate and personal property taxes and assessments for the year in which Closing is held shall be prorated on the basis of a three hundred sixty-five (365) day year (with such real estate taxes to be adjusted according to the Certificate of Taxes issued by the appropriate authorities of the appropriate jurisdiction). If, at the time of Closing, the Property or any part thereof shall be or shall have been affected by assessments which are or may become payable in annual installments or are then a charge or lien (such as, but not limited to, front foot benefit charges), then for the purposes of this Agreement the installment for the current year shall be adjusted in accordance with Section 4.

                       5.3.25.3.2     Insurance.  There shall be no
                  proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall cancel all of its existing policies as of the Closing Date. Purchaser shall be obligated (at its own election) to obtain any replacement policies.

                       5.3.35.3.3     Utilities.  Prior to Closing,
                  Purchaser and Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and direct that all future billings be made to Purchaser or its designee, at a specified address, with no interruption of service. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall cause all utility meters to be read as of the Closing Date. Seller shall also attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date. The Escrow Agent shall retain a reasonable escrow from the funds due Seller from which all utilities and servicing bills through Closing shall be paid. Seller shall promptly pay the difference between the amount of such bills and the amount held in escrow. Such obligation shall survive Closing.
                       5.3.4     Rents Collected by Seller Prior to
                  Closing. Rents actually collected by Seller prior to Closing relating to the calendar month during which Closing takes place shall be pro rated as of the Adjustment Date.

                            5.3.55.3.5     Rents Collected by Purchaser
                       After Closing. During the period after Closing, Purchaser shall deliver to Seller any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser after deduction of reasonable third party out-of-pocket collection charges actually incurred by Purchaser; provided, however, that Purchaser shall apply rents received after Closing first to payment of current rents and thereafter to rents accrued but unpaid as of the Closing Date. For a period of six (6) months after the Closing Date, Purchaser shall use reasonably diligent efforts to collect all rents which are delinquent at the Closing Date; to the extent that amounts remain unpaid to Seller after such six (6) month period, then Seller shall have the right to sue to collect same, but in no event may the Seller seek to evict any tenant or terminate any lease. Seller shall give Purchaser notice of any actions or proceedings relating to collection of delinquent rents. Purchaser will cooperate with the Seller in all reasonable efforts to collect such rent and other amounts due. Nothing in this paragraph shall prohibit the Seller from initiating any action prior to the Closing Date against any tenant which shall then be in default of any Lease, provided that notice of such action shall be furnished to the Purchaser; provided, however, Seller hereby agrees that Seller shall not institute eviction proceedings against any tenant after the end of the Feasibility Period without the prior consent of Purchaser.

                            5.3.6 CAM Charges. If, and to the extent the Leases require that tenants pay as additional rent taxes, common area expenses, utilities, maintenance and additional operating expenses of any nature (collectively, "Operating Expenses"), such Operating Expenses shall not be prorated hereunder. After Closing, Purchaser shall send customary statements for reimbursement of Operating Expenses to tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefor and shall remit to Seller, upon receipt, Seller's prorated share thereof, if any, by allocating to Seller the product of the apportionable item for the entire billing period multiplied by a fraction, the numerator of which is the number of days within the specified billing period which occur before the Adjustment Date and the denominator of which is the number of days in the specified billing period.

                       5.3.7     Security Deposits.

                            5.3.7.1  At the Closing, Seller shall
                            furnish Purchaser with a schedule setting forth all security deposits which have been theretofore deposited with Seller or its predecessors in interest by tenants, to the extent known and actually received by Seller; and Seller shall credit Purchaser with the aggregate amount of such deposits, together with all interest, if any, which is required by the terms of the applicable lease or by statute, earned thereon and required to be paid to tenants.

                            5.3.7.25.3.7.2 If Seller is holding
                            letters of credit in lieu of the deposits, then, at the Closing, Seller shall assign such letters of credit to Purchaser to the extent that such letters of credit are assignable, or if not assignable shall cause to have such letters of credit re-issued in favor of Purchaser.

                       5.3.85.3.8     Leasing Commissions.  On or
                  before the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed at Closing) all leasing commissions (except as hereinafter provided) which are payable with respect to Leases executed prior to the date hereof, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Purchaser shall assume the payment of all leasing commissions which may hereafter become due with respect to (i) any renewals of any Leases or options to lease additional space under any Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement, and (ii) any Leases hereinafter executed prior to the Closing with Purchaser's consent.

                  5.4 Payment of Adjustments. Either party owing the other party a sum of money based upon adjustments made after the Adjustment Date shall promptly pay that sum that the other party within ten (10) days after the parties mutually agree upon the amount of the post-Closing adjustment.

                  5.55.5 Closing Costs. All transfer taxes and any State or county documentary stamps or transfer taxes on the deed and escrow fees shall be paid 50% by Seller and 50% by Purchaser. Seller shall pay all recording fees (including recording costs in connection with any release documents) and shall also pay title insurance premiums for an ALTA Owner's Form (1992) title policy; provided, however, to the extent Purchaser requires particular endorsements to title or special title coverage, Purchaser shall pay such additional premiums. Purchaser shall pay survey costs.
             Each party shall be responsible for its own attorneys' fees.

             6.   Purchaser's Right of Inspection; Feasibility Period

                  6.1 Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, during normal business hours and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter upon the Property for the purpose of making surveys or other tests, test borings, inspections, investigations, architectural, economic, environmental and other studies of the Property as Purchaser may deem desirable; provided, however, that such access shall be subject to the Leases and Purchaser shall provide Seller with at least forty-eight (48) hours notice prior to entering the Buildings for such purposes and at least twenty-four (24) hours notice prior to entering the Property for any other activity. In addition, Purchaser may make investigations and inspections that require exposure of structural and mechanical elements of the Improvements and the taking of soil and water samples from the Property. Subject to the provisions of Section 17.11, Purchaser shall have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, and shall have the right to make copies of such documentation at its sole cost and expense. In addition, Purchaser shall have the right to cause a Phase I and, if warranted or desirable and consented to by Seller, a Phase II - Environmental Study of the Property to be performed during the Feasibility Period. In no event shall Seller be obligated to perform any remediation or repairs as a result of Purchaser's investigations. Except as set forth above, Purchaser shall not make any physical alterations to the Improvements, and entry by Purchaser onto the Property shall not unreasonably interfere with the tenants or management of the Property. Purchaser shall have the right to interview the tenants only in the presence of representatives of Seller.

                       Purchaser shall be responsible, at the Purchaser's
                  sole expense, for repairing any damage to the Property caused by the making of such inspections, investigations, samplings, studies and tests and the Purchaser hereby indemnifies and agrees to hold harmless the Seller against any loss or damage, or claim (including reasonable attorneys' fees and court costs in the defense of the preceding), resulting from the Purchaser (or the Purchaser's agents, employees, invitees, or independent contractors) entering onto the Property or the conducting of activities thereof. The provisions of this sentence shall survive the termination of this Agreement for a period of three (3) years and shall be fully enforceable notwithstanding such termination.

                  6.2 Feasibility Period. The feasibility period shall commence upon the date on which this Agreement is fully executed by Seller and Purchaser and shall terminate at 5:00 p.m. Eastern Time on July 7, 1995 (the "Feasibility Period"). If, prior to the termination of the Feasibility Period, Purchaser gives Seller written notification (the "Termination Notice") (time being of the essence), that Purchaser elects not to consummate the purchase of the Property in accordance with this Agreement, then Purchaser and Seller acknowledge and agree that this Agreement shall be conclusively deemed to be terminated and this Agreement shall be of no further force and effect and Purchaser shall, within two days thereof, return the originals of all documents and materials (and all copies) which the Seller has produced pursuant to this Agreement to the Seller and at such time by doing so, Purchaser shall have represented that such tender be complete and thorough. The Purchaser shall have the absolute right, in its sole discretion, to determine whether to give the Termination Notice. In the event the Termination Notice is given, neither party shall have further liability to the other under this Agreement. If Purchaser elects not to, or fails timely to, give the Termination Notice, then this Agreement shall remain in full force and effect. Purchaser may shorten the Feasibility Period by providing Seller written notice of the date on which the Feasibility Period shall end.

                  6.3 Due Diligence Materials. Seller shall deliver to Purchaser copies of the documents and items listed on Exhibit B attached hereto and incorporated herein on or before June 2, 1995. In addition, Seller shall provide Purchaser with such other reasonable documentation, agreements and other information in the possession of Seller relating solely to the ownership, use and operation of the Property as Purchaser reasonably requests.

                  6.4 Continued Right to Access. In the event Purchaser does not terminate this Agreement as provided in this Section 8 during the Feasibility Period, Purchaser and/or its designees shall have the continued right through the Closing Date to examine and review all such data and financial information, inspect the premises, survey and make other tests and analyses as it deems necessary or desirable, subject to the indemnity provisions of Section 8 above. Notwithstanding any examinations, inspections, surveys or tests, Purchaser shall be entitled to the benefit of all covenants and warranties of Seller contained in this Agreement and said review, inspection, survey and tests and failure to terminate shall not be a waiver or relinquishment of any covenant or warranty of or by Seller.


                  7.   Title7.Title

                  7.17.1 Condition of Title. Title to the Land and Improvements shall, as a condition of Closing of Purchaser, be indefeasible, merchantable and marketable, good of record and in fact, and insurable without exception at standard rates by a title insurance company selected by Purchaser (the "Title Company"), free of all interests, encumbrances, liens, judgments, tenancies and covenants, excepting only the following permitted exceptions ("Permitted Exceptions") (i) the lien of real estate taxes and special assessments not yet due and payable; (ii) the Leases described in Exhibit D and such other leases as may be approved by Purchaser in accordance with the provisions of Section 7.4 below; and (iii) such other matters as are set forth in Exhibit C attached hereto and made a part hereof.

                  7.27.2    Title Commitment.  Purchaser shall
             promptly order a title insurance commitment (1987 ALTA Form "B" or the equivalent) (the "Commitment") issued by a national title company chosen by Purchaser (the "Title Company") agreeing to issue to Purchaser upon recording of the Deed (as hereinafter defined), an ALTA Owners' Form
             (1992) policy of title insurance ("Title Policy") in the amount of the Purchase Price showing title to the Land and Improvements vested in Purchaser, subject only to the Permitted Exceptions, and such other title exceptions as Purchaser has agreed to accept or is deemed to have accepted pursuant to this Agreement.

                  7.37.3 Failure of Title. If the Seller cannot convey title as set forth in Section 9, at the option of the Purchaser, this Agreement may be terminated within three (3) Business Days after the Outside Closing Date unless the title defect(s) can be readily remedied by legal or other action. Subject to the provisions of the last sentence of this Section 7.3, if legal or other action is necessary to cure title defects, Seller may take such action at its own expense whereupon the time for Closing shall be extended for up to thirty (30) days. In the event such title encumbrance is not cured within said additional thirty (30) days, the Purchaser shall have the option, to be elected within ten (10) days after expiration of such thirty (30) day period, to (i) terminate this Agreement in which event the Escrow Agent shall deliver the Deposit to Purchaser, or (ii) purchase the Property without reduction in Purchase Price. Notwithstanding the foregoing, in the event such title encumbrance was caused, created or permitted by the act or omission of Seller, Seller must take affirmative action to cure such title encumbrance and the failure of Seller to do so shall constitute a breach of this Agreement except that Seller shall have no obligation to spend more than One Hundred Thousand Dollars ($100,000) in cure of the same.

                  7.47.4 New Leases. Seller covenants and agrees not to hereafter enter into any lease (including any renewal, expansion or modification of an existing Lease) of all or any portion of the Property (a "Lease Transaction") without, in each instance, the prior written consent of Purchaser, which consent shall be deemed given unless Purchaser notifies Seller to the contrary within two (2) business days after receipt of all information reasonably required by Purchaser in order to evaluate the proposed Lease Transaction; provided, however, that the exercise by any existing tenant under a Lease in effect as of the date of this Agreement of any option contained in such tenant's Lease shall not be deemed a Lease Transaction prohibited hereby.

                  7.57.5 Affidavits to Title Company. Upon request by Purchaser, Seller shall execute such reasonable and customary affidavits, indemnities, and other similar type instruments as are required reasonably by Title Company for the elimination of any standard or pre-printed exceptions in Purchaser's final Title Policy, including, without limitation, the exception for unfiled mechanics' liens and parties in possession.

                  7.6  Survey.  Prior to the execution of this
             Agreement, Seller has delivered to Purchaser a copy of that certain Land Title Survey entitled "Part of Block 5, Park-Len I Industrial Estates in the City of Lenexa, Johnson County, Kansas" prepared by Norman E. Holmes, Job No. 94-115, dated November 14, 1994 (the "Survey"). Purchaser shall have the right to cause an update of the Survey to be prepared for its account and benefit, at its sole cost and expense.

                  8.   Representations and Warranties of The Seller

                  8.1 By Seller. Subject to the provisions of Section 16 hereof, Seller hereby represents and covenants to Purchaser that each of the following representations and warranties is true and correct as of the date of execution of this Agreement and shall be true and correct as of the Closing Date.

                       8.1.1 Authority. Seller has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the documents required to be executed and delivered by Seller in connection with Closing and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement and the transactions contemplated hereby as a binding and enforceable obligation of the Seller.

                       8.1.2 Title. To the best of Seller's knowledge, Seller is the legal and equitable owner of the Land and the Building, with full right to convey the Land, the Building, the Leases and the security deposits currently being held by Seller. Seller makes no representation or warranty concerning title to the Personalty.

                       8.1.3 Legal Action Against Seller. Seller has received no written notice of any judgments, orders, or decrees of any kind against Seller unpaid or unsatisfied of record, or of any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency relating to the Property which would adversely affect the Property for its present use, or of any state of facts which might result in any such action, suit or other proceeding. To the best of Seller's knowledge, there is no threatened legal action suit or other legal or administrative proceeding before any court or administrative agency relating to the Property which would adversely affect the Property for its present use.

                       8.1.4 Bankruptcy or Debt of Seller. Seller is not in the hands of a receiver and has not committed an act of bankruptcy; and to the best of Seller's knowledge and belief, there are no due but unpaid income, property or franchise taxes of Seller which constitutes a lien against the Property.

                       8.1.5 Compliance with Existing Law. Seller has received no written notice of any violations of any law, municipal or other governmental ordinances, orders, rules, regulations or requirements, or of any restrictive covenants against or affecting the Property, or any part thereof, nor is Seller aware of any facts which might result in such violation. To the best of Seller's knowledge and belief, the execution of this Agreement by Seller, and the consummation of the transaction described herein, does not and will not cause Seller to be in violation of any such law, ordinance, order, or requirement or of any agreement or contract to which Seller is a party.

                       8.1.6 Condemnation. To the best of Seller's knowledge and belief, but without making any inquiry, there are no pending or contemplated condemnation proceedings affecting the Property, or any part thereof nor is Seller aware of any such contemplated proceedings. Seller has not made any commitment to any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit or any subdivision thereof, having jurisdiction over the Property or the use or improvements thereto ("Governmental Authority") or to any other third party to dedicate or grant any portion of the Property for roads, easements, rights-of-way, park lands or for any other public purposes, to construct any recreational facilities, to impose any restrictions or incur any other expense or obligation relating to the Property, except as may be set forth in the commitment or on Exhibit E attached hereto and incorporated herein by reference.

                       8.1.7 Violations and Proffers. Seller has received no written notice of any violations of any laws, ordinances, orders, regulations or requirements of any applicable Governmental Authority affecting any portion or component of the Property; and to the best of Seller's knowledge and belief, there is no basis for the issuance of any notice of such violations. Seller has not proffered any improvements or alterations to the Property to any Governmental Authority, nor has Seller entered into any other form of binding commitment relating to the zoning of the Property with any Governmental Authority.

                       8.1.8 The Property. (i) To the best of Seller's knowledge and belief, the Improvements are in good operating condition and repair, subject only to ordinary wear and tear, (ii) to the best of Seller's knowledge and belief, there are no existing material structural defects in the Improvements constituting a part of the Property, and all plumbing equipment, heating, ventilating and air-conditioning equipment, the electric wiring and fixtures, and the water and sewage systems presently in the Property are in good working order and condition, (iii) to the best of Seller's knowledge and belief except as may otherwise be disclosed on the title information or survey delivered by Seller to Purchaser, the Buildings and other Improvements (including the parking areas) do not in any way encroach on any adjoining property (excluding any lots described in Exhibit A), (iv) except as otherwise disclosed in the title information delivered by Seller to Purchaser, all public utility connections located at or on the Property have been paid for and all sewer, water and other utilities required for the operation of the Property enter through adjoining public streets or through valid recorded easements across adjoining private lands, and
                  (v) to the best of Seller's knowledge and belief, all parking areas located within the perimeter of the Property are private and have not been dedicated to any Governmental Authority.

                       8.1.9 Liens. To the best of Seller's knowledge and belief, there are no mechanics' liens against the Property; no claims for labor, services, profit or material furnished for constructing, repairing or improving the same, nor does Seller anticipate any such claims, except in the normal course of Seller's business, which will be paid as of the Closing Date or for which the Purchase Price shall be adjusted at Closing; no liens have been filed; and no petitions, actions or suits to establish or enforce any such liens have been filed, nor has Seller received any notice of any intention to do so.

                       8.1.10    Asbestos, PCBs, Hazardous Materials.
                  To the best of Seller's knowledge and belief, but without having undertaken any study, other than environmental assessment reports (the "Environmental Reports") prepared by McLaren/Hart Environmental Engineering and Law Engineering Inc. which will be provided to Purchaser, there is no presence of any Hazardous Waste, Hazardous Substance or Toxic Substance (including, without limitation, asbestos) (collectively "Hazardous Wastes") on or at the Property, except as may be disclosed in the Environmental Reports or used by tenants in the ordinary course of business in accordance with all applicable law, rules and regulations. For purposes of this Agreement, "Hazardous Waste", "Hazardous substances", and "Toxic Substances" means, without limitation: (i) those substances included within the definitions of any one or more of the terms "hazardous substances," "hazardous materials," and "toxic substances," in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Sec. 9061 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sec. 6901 et seq., and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR
                  Part 302 and amendments thereto); (iii) such other substances, materials and wastes as are regulated under applicable local, state or federal laws, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (iv) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos; (c) polychlorinated biphenyls; (d) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act,
                  13 U.S.C. 1321 et seq. (33 U.S.C. 1321) or
                  designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to 307 of the Clean Water Act (33 U.S.C. 1317); (e) flammable explosives; or (f) radioactive materials, and all regulations promulgated thereunder. To the best of Seller's knowledge and belief, but without having made a review of the records of any Governmental authority, the Property has never been used for industrial purposes or for the storage, treatment or disposal of hazardous wastes or materials nor has the Property ever been listed by any governmental agency as containing any oil, hazardous waste, hazardous material, chemical waste or other toxic substance.

                       8.1.11    Leases.  Exhibit D contains a
                  complete and accurate description of all leases and tenancies and all amendments or extensions thereto, (collectively, the "Leases") affecting the Property as of the date of this Agreement (such exhibit to list all Leases; the monthly rent each tenant is currently paying; the security deposit for each tenant; and the expiration date of each Lease). To the best of Seller's knowledge and belief, each of the Leases described on Exhibit D is in full force and effect in accordance with its terms and has not been modified, amended or extended except as set forth therein, and is assignable by the Seller to the Purchaser without the need for the consent of any party. The monthly or annual rent listed opposite the name of each tenant on Exhibit D is the current rental due and is the amount actually billed to each of the tenants for the month immediately preceding the date of this Agreement. Except as otherwise set forth on Exhibit D-1, none of the tenants is in default (beyond any applicable grace period provided by such tenant's Lease) in the payment of any rent due under its Lease or, to the Seller's knowledge, in the performance or observance of any material covenant or condition to be kept, observed or performed by it under its Lease. To the best of Seller's knowledge and belief, none of the tenants is entitled to any rebate, concession, deduction or offset, except as set forth in its Lease, or has paid any rent or other charge of any nature for a period of more than thirty (30) days in advance.

                       8.1.12 Lease Obligations. Seller has fully performed all of Seller's obligations under the Leases that are or shall be required to be performed prior to the Closing Date and all tenant improvement construction work completed by Seller has been accepted by the tenants. Seller has satisfied and shall satisfy in a timely manner all obligations that it has assumed under the Leases, holding Purchaser harmless from such obligations in accordance with the indemnification contained in Section 23, except that Purchaser shall pay, or reimburse Seller for all tenant improvements, construction costs and leasing commissions incurred as a result of Lease Transactions approved by Purchaser in accordance with the terms of
                  Section 10 hereof. To the best of Seller's knowledge and belief, no brokerage commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the Leases, or any renewal thereof, except as may be set forth on Exhibit D-2 attached hereto and incorporated herein by reference.

                       8.1.13 Operating Statements. The operating statements to be provided to Purchaser which have been prepared by Seller accurately and completely reflect the revenue, expenses and income for the Property for the periods covered thereby, and the amount of each individual item of revenue and expense set forth therein is true and correct in all respects.

                       8.1.14  Outstanding Contracts.  As of the
                  Closing Date, any management, service, supply, security, maintenance or similar contracts ("Contracts") with respect to the Property shall either be terminated (or terminable on thirty (30) days' notice) or shall be approved and accepted by Purchaser in writing.

                       8.1.15 Insurance. Seller has in full force and effect fire, extended risk and liability insurance policies covering the Property. Seller shall maintain such insurance through the Closing Date. Seller has not received from any insurance company carrying insurance or that has carried insurance on the Property any written notice of any material defect or inadequacy in connection with the Property or its operation.

                       8.1.16 Licenses and Permits. To the best of Seller's knowledge and belief, but without having made any inquiry, all licenses and permits necessary or required under the laws, ordinances, rules and regulations of the appropriate jurisdiction for the occupancy and use of the Buildings or other facilities of the Property are binding and effective.

                       8.1.17 Taxes. Seller has received no written notice that the Property is subject to any special taxes, assessments or benefit charges, nor has Seller received notice of the intention of any Governmental Authority to impose any such special taxes, assessments or benefit charges, except as may be set forth on Exhibit E attached hereto, or in the title information delivered to Purchaser by Seller prior to the date hereof, and incorporated herein by reference.

                       8.1.18 No Material Omissions. To the best of Seller's knowledge and belief, neither this Agreement (including the Exhibits) nor any other certificate, statement, document or other information furnished or to be furnished to Purchaser by or on behalf of Seller pursuant to or in connection with the transaction contemplated by this Agreement contains or will contain, any misstatement of material fact, or omits or will omit to state a fact necessary in order to make the representations, warranties and other statements herein or therein contained not misleading.

                       8.1.19    Foreign Person.  Seller is not a
                  foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

                       8.2  Limitations on Representation of Warranties

                       The parties hereby acknowledge that Seller
                  recently purchased the Property from the successor in interest to Purchaser and Purchaser therefore may have actual or constructive knowledge of the accuracy or inaccuracy of certain of the representations and warranties made by Seller in this Agreement. Accordingly, the parties hereby agree that all representations and warranties made by Seller are limited to the actual knowledge of Seller with respect to matters in existence prior to the date when Seller acquired the Property and to the actual and constructive knowledge of Seller with respect to matters in existence after the date Seller acquired the Property. In no event shall Seller be held liable hereunder for a breach of any representation or warranty relating to the time period prior to the time when Seller acquired the Property and about which Seller had no actual knowledge. Nor shall Seller be held liable hereunder for a breach of a representation and warranty of Seller relating to the time period during which Seller has owned the Property, to the extent that Purchaser has actual knowledge of such breach as a result of its prior ownership of the Property. Seller's knowledge, actual or constructive, shall be deemed to mean only the actual knowledge of Arthur Segel, Scott Freeman, Bruce Jackson and Pat McGannon.

                  9.   Additional Conditions to Settlement

                       Seller hereby covenants and agrees as follows:

                  9.19.1 Normal Operation of Property. Seller will carry on the business of the Property in the ordinary course and in a good and diligent manner consistent with prior practice through the Closing Date, and Seller will cause the continuation of the normal operation thereof, including the purchase and replacement of supplies and equipment, the maintenance of its beneficial relations with tenants, suppliers and others who have business dealings with Seller with respect to the Property, to the extent commercially reasonable, and the continuation of the normal practice with respect to maintenance and repairs, including but not limited to the completion of all tenant finishing work required under any lease entered into by Seller prior to the Closing Date (or if not so completed, provision therefor will be made at Closing) subject to reimbursement by Purchaser pursuant to Section 7.

                  9.2 Payment of Leasing Costs. Seller shall pay in full all leasing commissions, all moving allowances and all other tenant concessions (other than free rent following the Closing Date) for all Leases, which obligations have accrued to the Closing Date, to the extent that Seller has knowledge of same, subject to reimbursement by Purchaser pursuant to Section 7.

                  9.3 Removal of Personal Property. Seller shall not remove or permit to be removed from the Improvements any item or article defined as Personal Property hereunder except as may be necessary for repairs or discarding worn out or useless items, provided that discarded items shall be replaced with new items of substantially equal quality and quantity and shall be free and clear of any lien or encumbrance.

                  9.39.3 Further Assurances. Seller agrees that it will, upon reasonable notice and from time to time after the Closing Date, upon request of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assignment, transfer and granting of the Property to Purchaser, its successors or assigns, but nothing herein shall obligate Seller to incur any liability beyond that set forth elsewhere in this Agreement.

                  9.49.4 Seller's Deliveries. Seller shall deliver to Purchaser the following at Closing:

                       9.4.19.4.1     A special warranty deed in
                  recordable form properly executed by Seller conveying to Purchaser the Land and the Improvements, in fee simple, subject only to the Permitted Exceptions, in the form attached hereto as Exhibit H;

                       9.4.29.4.2 A bill of sale for all Personal Property in the form attached hereto as Exhibit I;

                       9.4.3     A FIRPTA affidavit;

                       9.4.49.4.4     All original books, records,
                  tenant files, operating reports, files, plans and specifications and other materials in Seller's possession necessary to the continuity of operation of the Property;

                       9.4.59.4.5     The original executed Leases
                  described in Exhibit D hereof, together with an assignment of such Leases, in the form attached hereto as Exhibit I;

                       9.4.69.4.6     A certified rent roll for the
                  Property, in substantially the same form as Exhibit D-
                  3;

                       9.4.79.4.7     With respect to any service
                  contracts to be assumed by Purchaser, all original service contracts or copies thereof relating to the Property together with an assignment of such contracts in the form attached hereto as Exhibit I;

                       9.4.8 Any warranties or guaranties relating to the Personal Property and service contracts relating to the Property, to the extent assignable without cost to Seller;

                       9.4.99.4.9     All original certificates of
                  occupancy relating to the Property to the extent in Seller's possession;

                       9.4.109.4.10   Any certificates of insurance
                  from the tenants in Seller's possession;

                       9.4.119.4.11 All original as-built plans and specifications relating to the Property to the extent in Seller's possession;

                       9.4.129.4.12   An assignment of all permits,
                  licenses, certificates and authorizations relating to the Property, in the form attached hereto as Exhibit I;

                       9.4.139.4.13   All keys to the Improvements
                  which delivery shall comprise at least one full set of keys;

                       9.4.149.4.14 Letters to all tenants advising them of the sale to Purchaser in the form attached hereto as Exhibit J;

                       9.4.159.4.15   A certificate reaffirming all
                  representations and warranties of Seller set forth in
                  Article 8 in the form attached hereto as Exhibit K, except for Encumbrances consented to by Purchaser; and

                       9.4.169.4.16 Such other consents, approvals, affidavits, estoppel certificates and other instruments and documents as may be reasonably required by Purchaser or the Title Company prior to Closing, including, without limitation, the standard form affidavit required by the Title Company in order to remove all standard title exceptions except the leases. Such affidavits, indemnities and other similar type instruments as may be requested pursuant to Section 11 hereof.

                  9.59.5    Tenant Estoppel Certificates.  Seller
             shall use commercially reasonable efforts to obtain estoppel certificates from each tenant addressed to Purchaser in the form attached hereto as Exhibit L (the "Basic Estoppel Certificate") prior to the end of the Feasibility Period, it being acknowledged that Seller shall have no obligation to pay money or to grant other concessions to any tenant in order to obtain such estoppel
             certificate.   Prior to the end of the Feasibility Period,
             Purchaser and Purchaser's lender shall have sole discretion to approve or disapprove the estoppel certificates received from tenants.

                       In the event that Seller has not obtained
             estoppel certificates acceptable to Purchaser and Purchaser's lender from tenants leasing in the aggregate at least eighty percent (80%) of the rentable square footage of the Building (including each tenant leasing at least 5000 square feet) prior to the end of the Feasibility Period and Purchaser does not elect to terminate this Agreement prior to the end of the Feasibility Period, then Seller shall continue to use commercially reasonable efforts to obtain additional estoppel certificates from tenants, in which event Purchaser and Purchaser's lender shall have five (5) days after receipt thereof to offer reasonable objections to such estoppels.

                       If Purchaser or Purchaser's lender objects to
             any exceptions, qualifications or modifications contained in any estoppel certificate received by Purchaser, whether before or after the end of the Feasibility Period, Purchaser shall inform Seller immediately, and to the extent such estoppel certificate is delivered to Purchaser prior to the end of the Feasibility Period then Purchaser shall object no later than the last day of the Feasibility Period.

                       If Purchaser or Purchaser's lender objects to an
             estoppel certificate as set forth above, then Seller shall have a period of up to thirty (30) days to remedy or cure the subject matter of such exception, qualification, or modification, if Seller elects to do so, and to deliver a substitute estoppel certificate from the tenant which does not contain such exception, qualification, or modification, and if necessary, the Closing shall be extended to the end of such 30-day period.

                       Purchaser shall be obligated proceed to Closing
             so long as it has received estoppel certificates acceptable to Purchaser and Purchaser's lender in accordance with the standards set forth above from tenants leasing in the aggregate at least eighty percent (80%) of the rentable square footage of the Building so long as Purchaser receives estoppel certificates from each tenant leasing at least 5,000 square feet.

                  9.69.6    Payment of Bills and Claims.  All bills
             and claims for labor performed and materials furnished to Seller for the benefit of the Property during the period preceding the Closing Date shall be paid in full at or prior to Closing (or bonded off to the satisfaction of the Purchaser and its counsel).

                  9.79.7    Maintaining the Property.  During the
             period between the date of this Agreement and the Closing Date, Seller shall (i) use all reasonable efforts to keep available the services of its present employees and to maintain its relation with tenants, suppliers and others having business dealings with it; (ii) at Seller's expense, maintain the Property in the same order and condition as the Property was in on the date of this Agreement, reasonable wear and tear and damage by casualty excepted provided, however, that if the cost of providing any capital items or major repairs contemplated by this subsection would otherwise be reimbursed by the tenants, Seller shall promptly notify Purchaser of such cost and if Purchaser approves of such expenditure, Seller shall perform the work and Purchaser shall reimburse Seller for such costs at Closing; (iii) maintain all existing insurance policies relating to the Property, including rental abatement insurance, in full force and effect, (iv) not mortgage or encumber the Property or any part thereof,
             (v) cooperate fully with Purchaser to insure that the transfer of the Property takes place without inconvenience to tenants and with the least possible disruption in the normal operation of the Property; and (vi) cooperate with Purchaser in effecting the transfer contemplated by this Agreement.

                       9.8 Seller hereby agrees that until the Closing or prior termination of this Agreement, Seller shall not sell, convey or transfer all or any part of the Property to a third party, or contract to do so, except as otherwise expressly permitted in this Agreement.

                  10.  Representations and Warranties of Purchaser

                       Purchaser warrants and represent to Seller as follows:

                  10.1 Authority.  Purchaser is a corporation, duly
             formed, validly existing and in good standing under the laws of the State of Maryland. Purchaser has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser.

                  10.2 Legal Action Against Purchaser.  To the best of
             Purchaser's knowledge and belief, there are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record which would adversely affect the Closing hereunder, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency.

                  10.3 Bankruptcy or Debt of Purchaser.  Purchaser is
             not in the hands of a receiver and has not committed an act of bankruptcy.

                  10.4 Binding on Purchaser The execution and delivery
             of this Agreement by the Purchaser and the consummation of the transaction contemplated hereby will be binding upon Purchaser. The undersigned individual(a) is authorized to sign on behalf of Purchaser and no additional signatures are required to bind Purchaser.
                  10.5 ERISA.  Purchaser is not an employee benefit
             plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property.

             11.  Risk of Loss.

                  Until recordation of the Deed, the risk of loss or
             damage to the Property or any portion thereof shall be assumed by Seller. In the event of damage to less than ten percent (10%) of the Property, Seller shall either repair the damage or give Purchaser a credit against the Purchase Price for the cost of repairs. In the event of damage to the Property by fire or other casualty, act of God or any other event, to the extent that ten percent (10%) or more of the total area of the Property is damaged as of the Closing Date, Purchaser, at its sole option, exercised within twenty-one (21) days of receiving notice of such event, shall have the right to (a) terminate this Agreement and obtain a refund of its Deposit; or (b) close, in which event, if restoration has not been completed, the insurance proceeds (including all rental abatement insurance applicable to the period after the Closing) as well as any unpaid claims or rights in connection with such casualty, shall be assigned to Purchaser at the Closing or, if paid to Seller prior to Closing, shall be credited at the Closing, together with the amount of the deductible under the applicable insurance policy, against the Purchase Price. Purchaser shall have the right to participate in the negotiations and settlement of any casualty-related claim in the event Purchaser elects to proceed with Closing.

             12.  Condemnation.

                  Seller agrees to give Purchaser written notice of any
             action or proceeding instituted or pending, in eminent domain or for condemnation affecting any part of the Property, promptly after Seller's receipt thereof. If, prior to the Closing Date, all or any part of the Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, this Agreement may be terminated at the option of Purchaser by written notice to Seller given within five (5) business days after Seller gives Purchaser the notice of such condemnation or conveyance in lieu thereof. If Purchaser elects not to terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall at Closing assign to Purchaser all rights of Seller to the condemnation award, but there shall be no reduction in the purchase price.

             13.  Indemnification 1

                  13.113.1 By Seller. Seller agrees to indemnify and hold Purchaser harmless from and against all acts of Seller with respect to:

                       13.1.1 subject to the provisions of Sections 16 and 26 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Purchaser because any representation or warranty of Seller contained in this Agreement is found to be false in any material respect;

                       13.1.213.1.2   all reasonable costs and
                  expenses incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 23, in which Purchaser is the prevailing party.

                  13.213.2  By Purchaser.  Purchaser agrees to
             indemnify and hold Seller harmless from and against:

                       13.2.113.2.1   subject to the provisions of
                  Section 26 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Seller because any representation or warranty of Purchaser contained in this Agreement is found to be false in any material respect;

                       13.2.213.2.2   all reasonable costs and
                  expenses incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 23, in which Seller is the prevailing party.

                  14.  Default

                  14.1 Purchaser's Default.  If Purchaser, when
             otherwise obligated under this Agreement to do so, fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser's obligation to consummate such transactions have been satisfied or waived by Purchaser, the Deposit shall be delivered to Seller as full and complete liquidated damages, as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

                  14.2 Seller's Default.  If Seller through no action,
             inaction or fault of Purchaser, has failed, refused, is unable to consummate or if Seller has breached a representation or warranty that prevents the consummation of the purchase and sale contemplated herein by the Closing Date, then unless such breach, failure, refusal or inability is waived in writing by Purchaser, Escrow Agent shall be required to return the Deposit to Purchaser and
             (a) Purchaser may avail itself of any legal or equitable rights (including, without limitation, the right of specific performance and/or money damages which Purchaser may have at law or in equity or under this Agreement), or
             (b) Purchaser shall have the right, but not the obligation, to extend the Closing Date for an additional period to permit Seller to cure its default without the payment of any further deposit, provided that if Purchaser extends the Closing Date pursuant to this Section 14.2(b) and Seller fails to close in accordance with the requirements of this Agreement within such time, then Purchaser may exercise any of its rights and remedies provided for in Section 14.2(a). Purchaser shall be reimbursed for all expenses incurred, including reasonable attorneys' fees, in connection with any action brought under this Section 14.2.

                  15.  Broker

                       Seller shall pay any and all brokerage commissions due Block & Company, Inc. in connection with this transaction, which payment shall be made pursuant to a separate agreement. Except as provided above, the parties hereto agree and represent to each other that no broker, agent or finder has been engaged on their behalf or otherwise involved in this transaction and each party shall indemnify, defend and hold the other harmless from and against the claims of any other broker, agent, consultant of finder claiming to have acted on behalf of such party in connection with this transaction or this Agreement.

                  16.  16.[Intentionally Deleted]

                  17.  Miscellaneous

                  17.117.1 Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

                  To Seller:     The Realty Associates Fund III, L.P.
                                 TA Realty Corporation
                                 45 Milk Street
                                 Boston, Massachusetts  02109
                                 Attn:  Mr. Scott D. Freeman


                  With a copy to:     Until May 26, 1995
                                 Brownstein Zeidman and Lore
                                 A Professional Corporation
                                 1401 New York Avenue, N.W.
                                 Suite 900
                                 Washington, D.C.  20005
                                 Attn:  David M. Astrove, Esq.

                                 Thereafter:
                                 Bingham, Dana & Gould
                                 1550 M Street, N.W.
                                 12th Floor
                                 Washington, D.C. 20005
                                 Attn:     David M. Astrove, Esq.

                  To Purchaser:  Bedford Property Investors, Inc.
                                 3658 Mt. Diablo Boulevard
                                 Suite 210
                                 Lafayette, California  94549
                                 Attn:  Mr. Robert E. Pester


                  17.2 Governing Law.  This Agreement shall be governed
             by and construed in accordance with the laws of the State of Kansas.

                  17.3 Headings.  The captions and headings herein are
             for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

                  17.4 Effective Date.  This Agreement shall be
             effective upon execution hereof by both parties, which date shall be deemed the Effective Date hereof.

                  17.5 Counterpart Copies.  This Agreement may be
             executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

                  17.6 Binding Effect.  This Agreement shall be binding
             upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  17.7 Assignment.  Purchaser shall have the right to
             assign its rights and interests to the Agreement to any subsidiary or affiliated entity or to a third party in which Purchaser or the principals thereof assert direct control, provided that such assignee has financial qualifications not less than those of the Purchaser and Purchaser notifies Seller of such assignment.

                  17.8 Entire Agreement.  This Agreement and the
             Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against with which it is sought to be enforced.

                  17.9 Severability.  If any one or more of the
             provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  17.10     Survival.  The provisions of this
             Agreement and the representations and warranties herein shall survive for three (3) years after the conveyance of title and payment of the Purchase Price and shall not be merged therein.

                  17.11 Confidentiality. The parties hereto covenant and agree that they shall not communicate the terms or any other aspect of this transaction including but not limited to the due diligence materials prior to the Closing with any person or entity other than the other party and their respective agents and employees and mortgagees, and shall treat the terms of this Agreement in a confidential manner.

                  17.12     Agreement Not to Market.  Seller agrees
             that after the execution of this Agreement and prior to termination or settlement hereunder, Seller shall take the Property off the market and not solicit or accept any offers nor engage in any discussions concerning the sale of the Property other than the transaction contemplated herein.

                  17.13 Limitation of Liability. In no event shall any officer, director or employee of Purchaser or Seller or their respective partners be personally liable for any of the obligations under this Agreement or otherwise.

                  17.14 Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

                  17.15 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 24 herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten days after the Notice Party's receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten days, written notice to the Escrow Agent disputing the Notifying Parties certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit such funds with said court pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository and shall not be otherwise liable except in the event of Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit.


(SIGNATURES APPEAR ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

             SELLER:

             THE REALTY ASSOCIATES FUND III, L.P.,
             a Delaware limited partnership

             By: REALTY ASSOCIATES FUND III GP LIMITED PARTNERSHIP, a Delaware limited partnership, its general partner

WITNESS:

             By:  REALTY FUND III GP, INC.,
                  a Massachusetts corporation, its general partner

                  By:  /s/Arthur I. Segel
                  Name:  Arthur I. Segel
                  Its:  President

             DATE:     June 6, 1995


             PURCHASER:

ATTEST:

             BEDFORD PROPERTY INVESTORS, INC.,
             a Maryland corporation

                  By:  /s/ Bob Pester
                  Name:  Bob Pester
                  Its:  Voce President

             DATE:  May 23, 1995


        The undersigned party hereby executes this Agreement to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE GUARANTY COMPANY

By:  /s/John G. Wilson

                        LIST OF EXHIBITS


EXHIBIT A    -    Legal Description

EXHIBIT B     -   Due Diligence Checklist

EXHIBIT C    -    Permitted Exceptions

EXHIBIT D    -    Existing Leases

EXHIBIT D-1  -    Tenant Defaults

EXHIBIT D-2  -    List of Brokerage Commissions

EXHIBIT D-3  -    Rent Roll

EXHIBIT E    -    Pending Legal Action

EXHIBIT F    -    Environmental Reports

EXHIBIT G    -    List of Licenses and Permits

EXHIBIT H    -    Special Warranty Deed

EXHIBIT I    -    Form of Blanket Conveyance

EXHIBIT J    -    Form of Letter to Tenants

EXHIBIT K    -    Form of Seller's Reaffirmation of Representations and
                  Warranties

EXHIBIT L    -    Form of Tenant Estoppel Certificate

EXHIBIT M    -    List of Other Interested Parties

                             EXHIBIT A

                         LEGAL DESCRIPTION

A tract of land in Block 5, PARK-LEN I INDUSTRIAL ESTATES, a subdivision in the City of Lenexa, Johnson County, Kansas, more particularly described as follows: Beginning at the Southwest corner of said Block 5; thence North 00 degrees 30 minutes, 30 seconds East on the West line, said Block 5 and the Easterly Right-of-Way line of Lackman Road, a distance of 525.00 feet to the Northwest Corner, said Block 5: thence South 90 degrees 00 minutes 00 seconds East on the North line, said Block 5, a distance of 320.00 feet; thence South 00 degrees 30 minutes 30 seconds West, a distance of 525.00 feet to the South line, said Block 5; thence North 90 degrees 00 minutes 00 seconds West on the South line, said Block 5 and the North Right-of-Way line of 106th Street, a distance of 320.00 feet to the point of beginning, according to the recorded plat thereof as filed in Plat Book 26, at Page 10, filed February 21, 1964.

                            EXHIBIT B


                     Due Diligence Documents
                    To Be Delivered By Seller
              Which Are In The Possession Of Seller



Tenant Information (in possession of Seller)

1. Rent Roll completed to Purchaser's requirements, including sq. ft., lease term, base and additional rent, expense stops and/or passthroughs.

2.      All leases and amendments thereto, including subleases.

3. List certified by Seller of all concessions made to tenants, including free rent or reduced rent, above standard tenant improvements, cash payments, moving allowances or takeover of previous lease obligations.

4. Most recently available financial statements and credit reports on any tenant with more than 10% of sq. ft. (or any other tenant requested by Purchaser) and of any guarantors thereof (if applicable).

5. Accounts receivable report as of the date of the Agreement and monthly receivables reports for the prior 24 months.

6. Any letters of intent (executed or otherwise) with prospective tenants.

7.      Most recent leasing status report from leasing broker.

8.      Standard form lease.


Operating Information (in possession of Seller)

1. Historical financials, including year end balance sheets and income statements, for the period the Property has been owned by the Seller, together with those financial statements provided by Seller's predecessor in interest for the two prior years of operation of the Property, about which Seller makes no representation or warranty.

2.      Year to date monthly operating statements certified by Seller.
3. Current operating and capital budgets, including comparison of actual to budgeted, and an explanation of significant variances.

4. Listing of capital expenditures for the period the Property has been owned by the Seller.

5. Copies of all service, maintenance, leasing, management or other contracts.

6. Copies of real estate tax bills (including special assessments) for the period the Property has been owned by the Seller.

Building Information (in possession of Seller)

1. Plans and specifications showing "as built" condition, with an architect's certificate of the gross leasable area of the Property.

2. All reports relating to the physical condition of the Property, to the extent they exist and can be obtained by Seller, including engineering, mechanical, roof, environmental and seismographic.

3.          List of personal property to be transferred with the Property.

4.          Copies of all warranty agreements concerning the Property.


Other Information in possession of Seller

1. Seller's most current title policy, reports or commitments, including exceptions thereto.

2.          All licenses, permits and approvals.

3. Evidence of compliance with all applicable laws, including zoning regulations which are in the Seller's possession.

4. Certified boundary survey and title survey completed by a registered surveyor, including a legal description and copies of any title exceptions noted thereon.

5. Any market data (including rent and sale comparables) in Seller's possession.

EX                           HIBIT C

                               PE                     RMITTED EXCEPTIONS


1. Assessments and taxes for the current year and all subsequent years.

2. The premises are within the following special tax district: JCWD CAP - 1994 assessment $570.40.

3. Building setback lines and utility easements as shown on the recorded plat, recorded in Plat Book 26, at Page 10.

4. Encroachment of concrete walk and curb over the utility easement across the Northeast portion of the premises, as shown on the Certificate of Survey prepared by Norman E. Holmes, Land Surveyor, dated November 14, 1994.

5. Easement granted to Kansas City Power and Light Company as set forth in instrument filed September 19, 1985, under Document No. 1557887, in Book 2224 at Page 421, over a Tract of land ten (10) feet in width, the centerline of which is described as follows:
            Beginning on the North line of Block 5, PARK-LEN 1 INDUSTRIAL ESTATES, a subdivision of land in the City of Lenexa, Johnson County, Kansas, at a point one hundred seventy-three (173) East of the West line of said Block 5; thence South parallel with the West line of said Block 5, a distance of forty five (45) feet.

6. Encroachment of asphalt parking area over the utility easements across the North and East side of the premises, as shown on the Certificate of Survey prepared by Norman E. Holmes, Land Surveyor, dated November 14, 1994.

7. Railroad and utility easements granted in the dedication of the recorded plat of Park-Len I (Plat Book 26, Page 10), over those areas shown on said plat and designated as "Utility Easement (U.E.)" and/or "Railway Easement (R. R. E.)."

8. Rights of tenants identified on Exhibit D or subsequently approved by Purchaser in accordance with the Agreement.

EX                           HIBIT D

EX                        ISTING LEASES


                               Direct Communications, Inc.
Midwest Seed Growers, Inc.
Thermal Craft Maintenance
Central Locating Service, Ltd.
Inter Innovations Lefebure
Executive Software Systems
Entertel, a Kansas Corp.
Alpha Microsystems
Key Communications, Inc.
Groundwater Technology, Inc.
Mediq Imaging Services, Inc.
Protection Systems
Network Technologies, Inc.
Accommodations by Apple
Laser Specialists, Inc.
Hy-Comp, Inc.
Total Copy
Life Priority

                                EXHIBIT D-1
                               TENANT DEFAULTS

              [To be provided on or before June 2, 1995]

                               EXHIBIT D-2


                     LIST OF BROKERAGE COMMISSIONS

               [To be provided on or before June 2, 1995]

                               EXHIBIT D-3

                                RENT ROLL

               [To be provided on or before June 2, 1995]

                               EXHIBIT E

                           PENDING LEGAL ACTION

                [To be provided on or before June 2, 1995]

                               EXHIBIT F

                           ENVIRONMENTAL REPORTS

                      [Previously Delivered by Seller]

                          Lackman Business Center
           No. 0063-978

           EXHIBIT G

          LIST OF LICENSES AND PERMITS

          [To be provided on or before June 2, 1995]

EXHIBIT H

          SPECIAL WARRANTY DEED



KNOW ALL MEN BY THESE PRESENTS

            THAT THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Grantee") that certain tract or parcel of land in the City of Lenexa, County of Johnson, State of Kansas, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all rights, titles, and interests appurtenant thereto (such land and interests are hereinafter collectively referred to as the "Property").

            This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the "Permitted Encumbrances").

            TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto otherwise belonging, unto
Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Grantor but not otherwise subject only to the Permitted Encumbrances.

            Grantee's address is:   3658 Mt. Diablo Boulevard
                                    Suite 210
                                    Lafayette, CA  94549


            EXECUTED this the      day of                            , 1995.


Subject to review for conformance with Kansas Law.

            IN WITNESS WHEREOF Grantor has executed this Deed as of the day and year first hereinabove written.
            SELLER:

            THE REALTY ASSOCIATES FUND III, L.P.,
            a Delaware limited partnership

            By: REALTY ASSOCIATES FUND III
                GP LIMITED PARTNERSHIP,
                a Delaware limited partnership, its general partner

WITNESS:

            By: REALTY FUND III GP, INC.,
            a Massachusetts corporation its general partner


                By:
                Its:


                DATE:                  , 1995


                            )
                            )   ss:
                                )

            I, a Notary Public in and for the jurisdiction aforesaid, do
hereby certify that                                , personally
appeared before me in said jurisdiction and acknowledged himself or
herself to be the                     of Realty Fund III GP, Inc., the
general partner of Realty Associates Fund III GP Limited Partnership, the general partner of Grantor in the foregoing and annexed Special
Warranty Deed bearing date as of the      day of                    ,
1995, who, being by me first duly sworn, acknowledged said instrument to be the act and deed thereof, and that by virtue of the authority conferred upon him, executed and delivered the same as such for the purposes therein contained.

            WITNESS my hand and official seal this      day of
, 1995.



                                Notary Public

                                My Commission Expires:

                            EXHIBIT I

                        BLANKET CONVEYANCE


            THIS BLANKET CONVEYANCE (the "Bill of Sale") is made as of the
day of                     , 1995 by:  (i) THE REALTY ASSOCIATES FUND
III, L.P., a Delaware limited partnership ("Seller"), and (ii) BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Purchaser").

            KNOW ALL MEN BY THESE PRESENTS:

            Concurrently with the execution and delivery hereof, pursuant to a
certain Agreement of Purchase and Sale dated                       ,
1995 (the "Purchase Agreement"), Seller is conveying to Purchaser all of Seller's right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the
"Land") and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the "Improvements") located in the County of Johnson, State of Kansas.
The Land and the Improvements are hereinafter sometimes collectively referred to as the "Property".

            It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller's right, title and interest in and to the "Assigned Property" (hereinafter defined).

                1.  Bill of Sale and Assignment.

            Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title, all right, title and interest of Seller in and to:

                (a) all furniture, fixtures, equipment and other personal property except items owned by tenants, which are now placed in, attached to or used in connection with or in the operation of the Property, but excluding all computer hardware, printers, software, facsimile machine and art work located in the management office at 10536 W. 106th Street, Lenexa, Kansas;

                (b) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property;

                (c) to the extent they are assignable, all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

                (d) all service, supply and maintenance contracts (if any) held by Seller with respect to the Property and its mechanical equipment, elevators and other elements;

                (e) all trade names, accounts receivable and general intangibles relating to the Property; and

                (f) all leases of all or any part of the Property.

            TOGETHER with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits, deposits and proceeds now due or which may become due or to which Seller may now or shall hereafter become entitled to make demand or claim, arising or issuing from or out of any of the foregoing items assigned or transferred by this Bill of Sale or from or out of the Property or any part thereof, including, but not by way of limitation, minimum rents, additional rents, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any party upon the exercise of a cancellation privilege originally provided for in any of the leases or contracts, and any rights and claims of any kind which of the Seller may have against any occupancy tenant under the leases or against any subtenants or occupants of the Property or against any Party other than Seller under the contracts; subject, however, to the rights of Seller set forth in the Purchase Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

            TO HAVE AND TO HOLD the improvements, leases, contracts, personalty, security deposits, proceeds, permits, warranties and intangible property (collectively, the "Assigned Property") unto
Purchaser, its successors and assigns, forever.

                2.  Representation and Warranty.

            Seller represents, covenants and warrants that Seller is the sole and lawful owner of all of the Assigned Property and that the Assigned Property is free and clear of all claims, liens or encumbrances whatsoever except for the Permitted Exceptions (as defined in the Purchase Agreement). Seller further represents, covenants and warrants that Seller has the full right, power and authority to execute this Bill of Sale.

                3.  No Mechanics' Liens.

            Seller hereby affirms that there are no unpaid bills or claims for labor performed or materials furnished to or for the benefit of the Property for which mechanics' liens can be filed, and that there has been no casualty loss or damage to, or pending condemnation of, any part of the Property.

                4.  Further Assurances.

            Seller agrees that Seller will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchaser shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and Assigned Property, and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned to Purchaser, and all other Property as is herein conveyed or is to be conveyed pursuant to the Purchase Agreement, or for carrying out the intention or facilitating the performance of the terms of this Bill of Sale and the Purchase Agreement or registering or recording this Bill of Sale.

                5.  Counterpart Copies.

            This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

            IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

            SELLER:

            THE REALTY ASSOCIATES FUND III, L.P.,
            a Delaware limited partnership

            By: REALTY ASSOCIATES FUND III GP
                LIMITED PARTNERSHIP,
                a Delaware limited partnership, its general partner

                By: REALTY FUND III GP, INC.,
                    a Massachusetts corporation its general partner

                    By:
                    Its:

            DATE:                  , 199__

            PURCHASER:

            BEDFORD PROPERTY INVESTORS, INC.,
            a Maryland corporation

            By:
                Name:
                Its:

            DATE:                  , 199__

                            EXHIBIT J



                   , 199__







Attention:

Dear              :

We are pleased to advise you that the building in which your premises are
located at                             ,                           has
been sold by                                             to
                                 effective as of                    ,
199__.  Your lease agreement has been assigned to and accepted by
                                  .

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to
                               , c/o
                  .

We look forward to working with you in the operation of this Property.

                              Very truly yours,



                                                                         ,
                              a


                              By:
                              Its:

                EXHIBIT K


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES



     THE REALTY ASSOCIATES FUND III, L.P., referred to as "Seller" under that certain Agreement of Purchase and Sale dated ____________ _____, 1995, hereby represents and warrants that the Seller's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:                          , 1995


WITNESS:                SELLER:

                                THE REALTY ASSOCIATES FUND III, L.P.,
                                a Delaware limited partnership

                            By: REALTY ASSOCIATES FUND III GP LIMITED
                                PARTNERSHIP, a Delaware limited
                                partnership, its general partner

                                By: REALTY FUND III GP, INC., a
                                    Massachusetts corporation, its
                                    general partner

                                    By:
                                        Name:
                                        Its:

               EXHIBIT K


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


    BEDFORD PROPERTY INVESTORS, INC., referred to as "Purchaser" under that certain Agreement of Purchase and Sale dated ________ ___, 1995, hereby represents and warrants that the Purchaser's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:                          , 1995


WITNESS:                    PURCHASER:

                                    BEDFORD PROPERTY INVESTORS, INC.,
                                    a Maryland corporation


                                    By:
                                    Name:
                                    Its:
EXHIBIT L

TENANT ESTOPPEL CERTIFICATE


To:         Bank of America National Trust
            and Savings Association ("Bank")
            Real Estate Industries Div. No. 8940
            50 California Street, 11th Floor
            San Francisco, California 94111

and

            Bedford Property Investors, Inc.
            3658 Mt. Diablo Blvd.
            Lafayette, California
            94549 ("Purchaser")

            Re: Lease Dated:                  ,19
                Current Landlord:

                Current Tenant:

                Building Located at:

                Premises Square Feet:           Approximately


                                 ("Tenant") hereby certifies to Bank and
Purchaser that as of                , 1995:

            1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with the above referenced Landlord ("Landlord"), as landlord. The Lease covers the premises commonly known as
                           (the "Premises") in the building (the
"Building") at the address set forth above.

            2. (a) The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

                (b) The Lease provides that in addition to the Premises, Tenant has the right to use or rent
[assigned/unassigned] parking spaces near the Building during the term of the Lease.

                (c) The term of the Lease commenced on                , 19
, and will expire on                    , 19   , including any
presently exercised option or renewal term.  Except as specified in
Paragraph(s)          of the Lease, Tenant has no option or right to
renew, extend or cancel the Lease, or to lease additional space in the Premises or the Building, or to use any parking.

                (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

                (e) The annual minimum rent currently payable under the Lease
is $                 and such rent has been paid through
, 1995.

                (f) Additional rent is payable under the Lease for (i) operating, maintenance and repair expenses, (ii) property taxes, and
(iii) insurance premiums.  Such additional rent has been paid in
accordance with Landlord's rendered bills through               ,
1995. The base year amounts for additional rental items are as follows: (1) operating, maintenance and repair expenses $
; (2) property taxes $                ; and (3) insurance premiums $
             .

                (g) Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession that has any present or future effect or application, except as
expressly set forth in Paragraph(s)         of the Lease (copy
attached).

                (h) Landlord currently holds a security deposit in the amount
of $              which is to be applied by Landlord or returned to
Tenant in accordance with the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

            3. (a) The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

                (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

                (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

                (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

            4. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

            5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

            6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

                (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws. Tenant has no actual knowledge that any Hazardous Substances is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

            7. Tenant hereby acknowledges that Purchaser intends to purchase the property containing the Premises from Landlord and to encumber said property with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Purchaser and Bank to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that such purchase of the property by Purchaser and any loan secured by any such Deed of Trust or further deeds of trust in favor of Bank will be made and entered into inn material reliance on this Certificate.

            8. Tenant hereby agrees to furnish Bank with such other and further estoppels as Bank may reasonably request.



                By:
                Name:
                Title:


[Attach Exhibit A -COMPLETE COPY OF LEASE AND ANY MODIFICATIONS,
AMENDMENTS, SUPPLEMENTS, SIDE LETTERS, ADDENDA AND RIDERS]

                      EXHIBIT 10.3



                     AGREEMENT OF PURCHASE       AND SALE


                     BY AND BETWEEN
              THE REALTY ASSOCIATES    FUND III, L.P.
("SELLER")

                     AND

                     BEDFORD PROPERTY INVES     TORS, INC.
("PURCHASER")





                     August ____,1995

AGREEMENT OF PURCHASE       AND SALE


    THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into as of the day of August, 1995, by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership (hereinafter referred to as "Seller") and Bedford Property Investors, Inc., a Maryland corporation, its successors and assigns (hereinafter referred to as "Purchaser").

                         R E C I T A L S

            A. Seller is the owner in fee simple of those certain properties commonly known as 99th Street Business Park located at 10035-10055
Lakeview Avenue, and 9724 Legler Road, in Lenexa, Johnson County,
Kansas, more particularly described in Exhibits A-1 and A-2 attached hereto and incorporated herein by this reference, together with all easements, licenses, covenants and other rights appurtenant to said property and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining said property and to the center line thereof (collectively, the "Land"), the two (2) warehouse office building(s) containing in the aggregate approximately Forty-Eight
Thousand Four Hundred Ninety (48,490) square feet (the "Buildings"), and other improvements located thereon (the Buildings and such other improvements being hereinafter collectively referred to as the "Improvements"), together with all of the Seller's right, title and interest in and to the following (the "Personalty"):

                (i) all furniture, fixtures, equipment and other personal property, which are now, or may hereafter prior to the Closing Date
(as hereinafter defined) be placed in, attached to or used in connection with or in the operation of the Land and the Improvements;

                (ii) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Land and the Improvements or necessary to operate said property as it is presently being operated;

                (iii) all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment located in or included as part of the Improvements;

                (iv) to the extent assignable and to be assigned hereunder to Purchaser at Closing (as hereinafter defined), all service, supply and maintenance contracts (if any) held by Seller with respect to the operation of the Land and the Improvements therein, including any mechanical equipment, elevators, roof and other elements of the Improvements;

                (v) all trade names and general intangibles relating to the Land, the Improvements and any item of Personalty; and

                (vi) all leases and security deposits thereunder covering all or any part of the Land and Improvements.

The Land, the Improvements and the Personalty are collectively referred to herein as the "Property."

            B. Purchaser desires to purchase the Property from Seller and Seller desires to sell, transfer and assign the same to Purchaser.

            NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.  Purchase and Sale

                    Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from Seller the Property upon the terms and conditions herein set forth.

                2.  Purchase Price

                The purchase price for the Property shall be Two Million Six Hundred Eighty-Five Thousand Dollars ($2,685,000.00) (the "Purchase
Price"), as may be adjusted pursuant to the terms of this Agreement.
The Purchase Price shall be paid at closing in immediately available funds.

                3.  Deposit

                    3.1 Deposit with Escrow Agent.  Upon execution hereof,
                Purchaser has or shall deposit Twenty-Five Thousand Dollars ($25,000.00) (the "Deposit") with First American Title Guaranty Company (the "Escrow Agent"), in the form of cash, or a check payable to the order of Escrow Agent, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof.

                    3.2 Application of Deposit.  The Deposit shall be held
                in an interest-bearing escrow account by Escrow Agent until
                (i) Closing (as defined in Section 4 occurs under this Agreement), in which event the Deposit, shall be paid to Seller as a credit to the Purchase Price, or (ii) this Agreement has been terminated (for reasons other than default of Purchaser hereunder), in which event the Deposit will be returned to Purchaser; provided, however, that if termination of this Agreement is due to Purchaser's default under any provision hereof, the entire Deposit shall be delivered promptly to Seller, whereupon Purchaser shall be relieved of all liability under this Agreement. The parties expressly agree that Seller's actual damages in the event of a termination of this Agreement due to Purchaser's default would be extremely difficult and impracticable to ascertain and that the amount of the Deposit represents the parties' reasonable estimate of such damages and shall be deemed full, complete and liquidated damages to Seller for such default. Other than payment of the Deposit, Seller shall have no other remedy for any default by Purchaser.

                4.  Closing

                    4.1 Closing Date.  Subject to the conditions herein,
                including but not limited to those specified in Section 3 hereof, the closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Bingham, Dana & Gould, 1550 M Street, N.W., 12th Floor, Washington, D.C. 20005, or at such other place agreed to by Seller and Purchaser, on a date (the "Closing Date") designated by Purchaser on three (3) business days' prior written notice to Seller following the expiration of the Feasibility Period, or such earlier end of the Feasibility Period by written notice from Purchaser to Seller in accordance with Section 6.2 hereof, but in no event earlier than September 15, 1995, and in no event later than thirty (30) days after expiration of the Feasibility Period (the "Outside Closing Date"), except if the Closing is extended as expressly permitted by Section
                7.3 of this Agreement. If, despite exercise of a party's diligence and good faith hereunder, the Closing shall not be held by the Outside Closing Date, either party may terminate this Agreement.

                    4.2 Concurrent Closings.  Notwithstanding anything to
                the contrary in this Agreement, unless said condition is otherwise waived in writing by Purchaser, the Closing shall occur concurrently with the closing of the sale by ICMPI, Inc. ("ICMPI"), a wholly owned subsidiary of Purchaser, to Seller of that certain improved real property located at 9242-9250 Bond Street, Overland Park, Kansas in accordance with the terms of that certain Agreement of Purchase and Sale entered into as of even date herewith between ICMPI and Seller, (the "Related Contract"). If the Related Contract is terminated for any reason other than a default by ICMPI, as Seller thereunder, such termination shall be deemed a failure of a condition precedent to the Closing and Purchaser shall have the right to terminate this Agreement and to the return of the Deposit.

                    4.3 Extension of Closing Date.  Notwithstanding the
                foregoing, the Purchaser shall have the right to extend the Outside Closing Date for an additional thirty (30) day period upon written notice to Seller of such election, provided that Purchaser deposits an additional Fifty Thousand Dollars ($50,000.00) with Escrow Agent which shall become a part of the Deposit and shall be held by Escrow Agent in accordance with the terms of Section 3.2 hereof.

                    5.  Prorations and Closing Costs

                    5.1 Prorations In General.  All revenues and expenses of
                the Property shall be prorated and apportioned as of the date set forth in Section 5.2 such that the Seller shall bear all expenses with respect to the Property and shall have the benefit of all revenues with respect to the Property through the Adjustment Date, and Purchaser shall bear all expenses and have the benefit of all income with respect to the Property after the Adjustment Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Adjustment Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be subject to a final proration thirty days after the Closing Date or as soon thereafter as the precise amount can be ascertained.

                    5.2 Adjustment Date.  Except as otherwise set forth
                herein, all items to be prorated pursuant to this Section 5 shall be prorated as of midnight of the day immediately preceding the Closing Date (except that if the Purchase Price is not disbursed to or for the benefit of Seller on or before 11:00 a.m. Eastern Time on the Closing Date, such adjustments shall be made as of midnight of the day immediately preceding the date on which the Purchase Price is disbursed prior to 11:00 a.m. (the day and time as of which such adjustment shall be made is herein referred to as the "Adjustment Date"). Nothing contained herein shall be deemed to relieve Purchaser of the obligation to deposit the Purchase Price with the Title Company (as hereinafter defined) on the Closing Date.

                    5.3 Additional Provisions.  The following additional
                provisions shall apply with respect to the prorations of revenue and expense provided in Section 5.1 hereof:

                       5.3.1     Taxes.  Real estate and personal
                  Property taxes and assessments for the year in which Closing is held shall be prorated on the basis of a three hundred sixty-five (365) day year (with such real estate taxes to be adjusted according to the Certificate of Taxes issued by the appropriate authorities of the appropriate jurisdiction). If, at the time of Closing, the Property or any part thereof shall be or shall have been affected by assessments which are or may become payable in annual installments or are then a charge or lien (such as, but not limited to, front foot benefit charges), then for the purposes of this Agreement the installment for the current year shall be adjusted in accordance with Section 5.2.

                       5.3.2     Insurance.  There shall be no
                  proration of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall cancel all of its existing policies as of the Closing Date. Purchaser shall be obligated (at its own election) to obtain any replacement policies.

                       5.3.3     Utilities.  Prior to Closing,
                  Purchaser and Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and direct that all future billings be made to Purchaser or its designee, at a specified address, with no interruption of service. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall cause all utility meters to be read as of the Closing Date. Seller shall also attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date.

                       5.3.4     Rents Collected by Seller Prior to
                  Closing. Rents actually collected by Seller prior to Closing relating to the calendar month during which the Closing takes place shall be prorated as of the Adjustment Date.

                       5.3.5     Rents Collected by Purchaser After
                  Closing. During the period after the Closing, Purchaser shall deliver to Seller any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser after deduction of reasonable third party out-of-pocket collection charges actually incurred by Purchaser; provided, however, that Purchaser shall apply rents received after Closing first to payment of current rents and thereafter to rents accrued but unpaid as of the Closing Date. For a period of six (6) months after the Closing Date, Purchaser shall use reasonably diligent efforts to collect all rents which are delinquent at the Closing Date; to the extent that amounts remain unpaid to Seller after such six (6) month period, then Seller shall have the right to sue to collect same, but in no event may the Seller seek to evict any tenant or terminate any lease. Seller shall give Purchaser notice of any actions or proceedings relating to collection of delinquent rents. Purchaser will cooperate with the Seller in all reasonable efforts to collect such rent and other amounts due. Nothing in this paragraph shall prohibit the Seller from initiating any action prior to the Closing Date against any tenant which shall then be in default of any Lease, provided that notice of such action shall be furnished to the Purchaser; provided, however, Seller hereby agrees that Seller shall not institute eviction proceedings against any tenant after the end of the Feasibility Period without the prior consent of Purchaser.

                       5.3.6     CAM Charges.  If, and to the extent
                  the Leases require that tenants pay as additional rent taxes, common area expenses, utilities, maintenance and additional operating expenses of any nature (collectively, "Operating Expenses"), such Operating Expenses shall not be prorated hereunder. After Closing, Purchaser shall send customary statements for reimbursement of Operating Expenses to tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefor and shall remit to Seller, upon receipt, Seller's prorated share thereof, if any, by allocating to Seller the product of the apportionable item for the entire billing period multiplied by a fraction, the numerator of which is the number of days within the specified billing period which occur before the Adjustment Date and the denominator of which is the number of days in the specified billing period.

                            5.3.7     Security Deposits.

                            5.3.7.1   At the Closing, Seller shall
                       furnish Purchaser with a schedule setting forth all security deposits which have been theretofore deposited with Seller or its predecessors in interest by tenants, to the extent known and actually received by Seller; and Seller shall credit Purchaser with the aggregate amount of such deposits, together with all interest, if any, which is required by the terms of the applicable lease or by statute, earned thereon and required to be paid to tenants.

                            5.3.7.2   If Seller is holding letters of
                       credit in lieu of the deposits, then, at the Closing, Seller shall assign such letters of credit to Purchaser to the extent that such letters of credit are assignable, or if not assignable shall cause to have such letters of credit re-issued in favor of Purchaser.

                       5.3.8     Leasing Commissions.  On or before
                  the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed at Closing) all leasing commissions (except as hereinafter provided) which are payable with respect to Leases executed prior to the date hereof, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Purchaser shall assume the payment of all leasing commissions which may hereafter become due with respect to (i) any renewals of any Leases or options to lease additional space under any Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement, and (ii) any Leases hereinafter executed prior to the Closing with Purchaser's consent.

                  5.4 Payment of Adjustments. Either party owing the other party a sum of money based upon adjustments made after the Adjustment Date shall promptly pay that sum that the other party within ten (10) days after the parties mutually agree upon the amount of the post-Closing adjustment.

                  5.5 Closing Costs. All transfer taxes and any State or county documentary stamps or transfer taxes on the deed and escrow fees shall be paid 50% by Seller and 50% by Purchaser. Seller shall pay all recording fees (including recording costs in connection with any release documents) and shall also pay title insurance premiums for an ALTA Owner's Form (1992) title policy; provided, however, to the extent Purchaser requires particular endorsements to title or special title coverage, Purchaser shall pay such additional premiums. Purchaser shall pay survey costs.
             Each party shall be responsible for its own attorneys' fees.

        6.   Purchaser's Right of Inspection; Feasibility Period

             6.1 Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, during normal business hours and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter upon the Property for the purpose of making surveys or other tests, test borings, inspections, investigations, architectural, economic, environmental and other studies of the Property as Purchaser may deem desirable; provided, however, that such access shall be subject to the Leases and Purchaser shall provide Seller with at least forty-eight (48) hours notice prior to entering the Buildings for such purposes and at least twenty-four (24) hours notice prior to entering the Property for any other activity.
        In addition, Purchaser may make investigations and inspections that require exposure of structural and mechanical elements of the Improvements and the taking of soil and water samples from the Property. The Purchaser shall give Seller reasonable prior notice of its intention to conduct any invasive testing, inspections or investigations and Seller reserves the right to have a representative present, and to reasonably approve the time of such invasive testing. Subject to the provisions of
        Section 17.11, Purchaser shall have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, and shall have the right to make copies of such documentation at its sole cost and expense. In addition, Purchaser shall have the right to cause a Phase I and, if warranted or desirable and consented to by Seller, a Phase II - Environmental Study of the Property to be performed during the Feasibility Period. In no event shall Seller be obligated to perform any remediation or repairs as a result of Purchaser's investigations. Except as set forth above, Purchaser shall not make any physical alterations to the Improvements, and entry by Purchaser onto the Property shall not unreasonably interfere with the tenants or management of the Property. Purchaser shall have the right to interview the tenants only in the presence of representatives of Seller.

             Purchaser shall be responsible, at the Purchaser's sole expense, for repairing any damage to the Property caused by the making of such inspections, investigations, samplings, studies and tests and the Purchaser hereby indemnifies and agrees to hold harmless the Seller against any loss or damage, or claim (including reasonable attorneys' fees and court costs in the defense of the preceding), resulting from the Purchaser (or the Purchaser's agents, employees, invitees, or independent contractors) entering onto the Property or the conducting of activities thereof. The provisions of this sentence shall survive the termination of this Agreement for a period of three
        (3) years and shall be fully enforceable notwithstanding such termination.

             6.2 Feasibility Period. The feasibility period shall commence upon the date on which this Agreement is fully executed by Seller and Purchaser (or the later date on which any of said parties executes this Agreement if the parties do not execute this Agreement simultaneously) (the "Effective Date"), and shall terminate at 5:00 p.m. Eastern Time forty-five (45) days thereafter (the "Feasibility Period"). If, prior to the termination of the Feasibility Period, Purchaser gives Seller written notification (the "Termination Notice") (time being of the essence), that Purchaser elects not to consummate the purchase of the Property in accordance with this Agreement, then Purchaser and Seller acknowledge and agree that this Agreement shall be conclusively deemed to be terminated and this Agreement shall be of no further force and effect and Purchaser shall, within two days thereof, return the originals of all documents and materials (and all copies) which the Seller has produced pursuant to this Agreement to the Seller and at such time by doing so, Purchaser shall have represented that such tender be complete and thorough. The Purchaser shall have the absolute right, in its sole discretion, to determine whether to give the Termination Notice. In the event the Termination Notice is given, neither party shall have further liability to the other under this Agreement. If Purchaser elects not to, or fails timely to, give the Termination Notice, then this Agreement shall remain in full force and effect. Purchaser may shorten the Feasibility Period by providing Seller written notice of the date on which the Feasibility Period shall end.

             6.3 Due Diligence Materials. Purchaser hereby acknowledges receipt of copies of all the documents and items listed on Exhibit B attached hereto and incorporated herein. In addition, Seller shall provide Purchaser with such other reasonable documentation, agreements and other information in the possession of Seller relating solely to the ownership, use and operation of the Property as Purchaser reasonably requests.

             6.4 Continued Right to Access. In the event Purchaser does not terminate this Agreement as provided in Section 6.2 during the Feasibility Period, Purchaser and/or its designees shall have the continued right through the Closing Date to examine and review all such data and financial information, inspect the premises, survey and make other tests and analyses as it deems necessary or desirable, subject to the indemnity provisions of Section 6.1 above. Notwithstanding any examinations, inspections, surveys or tests, Purchaser shall be entitled to the benefit of all covenants and warranties of Seller contained in this Agreement and, subject to Sections 8.2 and 17.10, said review, inspection, survey and tests and failure to terminate shall not be a waiver or relinquishment of any covenant or warranty of or by Seller.

             6.5 Lease. Purchaser hereby acknowledges that Seller has executed a lease with Sensormatic for certain premises at the Property. Seller agrees that in the event either (i) the tenant improvement work in connection with the Sensormatic lease has not been completed and paid for by Seller, or (ii) the applicable leasing commissions have not been paid, Seller shall deposit with Escrow Agent at Closing an amount equal to the estimated costs of completion of the tenant improvements and leasing commissions to be held in escrow and disbursed pursuant to the terms of the Escrow Agreement, as defined in Section 9.10, to be executed and delivered to Escrow Agent at Closing.

        7.   Title

             7.1 Condition of Title. Title to the Land and the Improvements shall, as a condition of Closing of Purchaser, be indefeasible, merchantable and marketable, good of record and in fact, and insurable without exception at standard rates by the Title Company (as hereinafter defined), free of all interests, encumbrances, liens, judgments, tenancies and covenants, excepting only the following permitted exceptions ("Permitted Exceptions") (i) the lien of real estate taxes and special assessments not yet due and payable; (ii) the Leases described in Exhibit D and such other leases as may be approved by Purchaser in accordance with the provisions of Section 7.4 below; (iii) such other matters as are set forth in Exhibit C attached hereto and made a part hereof.

             7.2 Title Commitment. Purchaser shall promptly order a title insurance commitment (1987 ALTA Form "B" or the equivalent) (the "Commitment") issued by a national title company chosen by Purchaser (the "Title Company") agreeing to issue to Purchaser upon recording of the Deed (as hereinafter defined), an ALTA Owners' Form (1992) policy of title insurance ("Title Policy") in the amount of the Purchase Price showing title to the Land and Improvements vested in Purchaser, subject only to the Permitted Exceptions, and such other title exceptions as Purchaser has agreed to accept or is deemed to have accepted pursuant to this Agreement.

             7.3 Failure of Title. If the Seller cannot convey title as set forth in Section 7.1, at the option of the Purchaser, this Agreement may be terminated within three (3) Business Days after the Outside Closing Date unless the title defect(s) can be readily remedied by legal or other action. Subject to the provisions of the last sentence of this Section 7.3, if legal or other action is necessary to cure title defects, Seller may take such action at its own expense whereupon the time for Closing shall be extended for up to thirty (30) days. In the event such title encumbrance is not cured within said additional thirty
        (30) days, the Purchaser shall have the option, to be elected within ten (10) days after expiration of such thirty (30) day period, to (i) terminate this Agreement in which event the Escrow Agent shall deliver the Deposit to Purchaser, or (ii) purchase the Property without reduction in Purchase Price. Notwithstanding the foregoing, in the event such title encumbrance was caused, created or permitted by the act or omission of Seller, Seller must take affirmative action to cure such title encumbrance and the failure of Seller to do so shall constitute a breach of this Agreement except that Seller shall have no obligation to spend more than One Hundred Thousand Dollars ($100,000) in cure of the same.

             7.4 New Leases. Except as otherwise set forth in Section 6.5, Seller covenants and agrees not to hereafter enter into any lease (including any renewal, expansion or modification of an existing Lease) of all or any portion of the Property (a "Lease Transaction") without, in each instance, the prior written consent of Purchaser, which consent shall be deemed given unless Purchaser notifies Seller to the contrary within two (2) business days after receipt of all information reasonably required by Purchaser in order to evaluate the proposed Lease Transaction; provided, however, that the exercise by any existing tenant under a Lease in effect as of the date of this Agreement of any option contained in such tenant's Lease shall not be deemed a Lease Transaction prohibited hereby.

             7.5 Affidavits to Title Company. Upon request by Purchaser, Seller shall execute such reasonable and customary affidavits, indemnities, and other similar type instruments as are required reasonably by Title Company for the elimination of any standard or pre-printed exceptions in Purchaser's final Title Policy, including, without limitation, the exception for unfiled mechanics' liens and parties in possession.

             7.6 Survey. Prior to the execution of this Agreement, Seller has delivered to Purchaser a copy of that certain Land Title Survey entitled "Part of Block 5, Park-Len I Industrial Estates in the City of Lenexa, Johnson County, Kansas" prepared by Norman E. Holmes, Job No. 94-115, dated November 14, 1994 (the "Survey"). Purchaser shall have the right to cause an update of the Survey to be prepared for its account and benefit, at its sole cost and expense.

        8.   Representations and Warranties of The Seller

             8.1 By Seller. Subject to the provisions of Section 8.2 hereof, Seller hereby represents and covenants to Purchaser that each of the following representations and warranties is true and correct as of the date of execution of this Agreement and shall be true and correct as of the Closing Date.

                  8.1.1 Authority. Seller has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the documents required to be executed and delivered by Seller in connection with Closing and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement and the transactions contemplated hereby as a binding and enforceable obligation of the Seller.

                  8.1.2 Title. To the best of Seller's knowledge, Seller is the legal and equitable owner of the Land and the Building, with full right to convey the Land, the Building, the Leases and the security deposits currently being held by Seller. Seller makes no representation or warranty concerning title to the Personalty.

                  8.1.3 Legal Action Against Seller. Seller has received no written notice of any judgments, orders, or decrees of any kind against Seller unpaid or unsatisfied of record, or of any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency relating to the Property which would adversely affect the Property for its present use, or of any state of facts which might result in any such action, suit or other proceeding. To the best of Seller's knowledge, there is no threatened legal action suit or other legal or administrative proceeding before any court or administrative agency relating to the Property which would adversely affect the Property for its present use.

                  8.1.4 Bankruptcy or Debt of Seller. Seller is not in the hands of a receiver and has not committed an act of bankruptcy; and to the best of Seller's knowledge and belief, there are no due but unpaid income, Property or franchise taxes of Seller which constitutes a lien against the Property.

                  8.1.5 Compliance with Existing Law. Seller has received no written notice of any violations of any law, municipal or other governmental ordinances, orders, rules, regulations or requirements, or of any restrictive covenants against or affecting the Property, or any part thereof, nor is Seller aware of any facts which might result in such violation. To the best of Seller's knowledge and belief, the execution of this Agreement by Seller, and the consummation of the transaction described herein, does not and will not cause Seller to be in violation of any such law, ordinance, order, or requirement or of any agreement or contract to which Seller is a party.

                  8.1.6 Condemnation. To the best of Seller's knowledge and belief, but without making any inquiry, there are no pending or contemplated condemnation proceedings affecting the Property, or any part thereof nor is Seller aware of any such contemplated proceedings. Seller has not made any commitment to any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit or any subdivision thereof, having jurisdiction over the Property or the use or improvements thereto ("Governmental Authority") or to any other third party to dedicate or grant any portion of the Property for roads, easements, rights-of-way, park lands or for any other public purposes, to construct any recreational facilities, to impose any restrictions or incur any other expense or obligation relating to the Property, except as may be set forth in the commitment or on Exhibit E attached hereto and incorporated herein by reference.

                  8.1.7 Violations and Proffers. Seller has not proffered any improvements or alterations to the Property to any Governmental Authority, nor has Seller entered into any other form of binding commitment relating to the zoning of the Property with any Governmental Authority.

                  8.1.8 The Property. (i) To the best of Seller's knowledge and belief, the Improvements are in good operating condition and repair, subject only to ordinary wear and tear, (ii) to the best of Seller's knowledge and belief, there are no existing material structural defects in the Improvements constituting a part of the Property, and all plumbing equipment, heating, ventilating and air-conditioning equipment, the electric wiring and fixtures, and the water and sewage systems presently in the Property are in good working order and condition, (iii) to the best of Seller's knowledge and belief except as may otherwise be disclosed on the title information or survey delivered by Seller to Purchaser, the Buildings and other Improvements (including the parking areas) do not in any way encroach on any adjoining Property (excluding any lots described in Exhibit A), (iv) except as otherwise disclosed in the title information delivered by Seller to Purchaser, all public utility connections located at or on the Property have been paid for and all sewer, water and other utilities required for the operation of the Property enter through adjoining public streets or through valid recorded easements across adjoining private lands, and (v) to the best of Seller's knowledge and belief, all parking areas located within the perimeter of the Property are private and have not been dedicated to any Governmental Authority.

                  8.1.9 Liens. To the best of Seller's knowledge and belief, there are no mechanics' liens against the Property; no claims for labor, services, profit or material furnished for constructing, repairing or improving the same, nor does Seller anticipate any such claims, except in the normal course of Seller's business, which will be paid as of the Closing Date or for which the Purchase Price shall be adjusted at Closing; no liens have been filed; and no petitions, actions or suits to establish or enforce any such liens have been filed, nor has Seller received any notice of any intention to do so.

                  8.1.10 Asbestos, PCBs, Hazardous Materials. To the best of Seller's knowledge and belief, but without having undertaken any study, other than environmental assessment reports (the "Environmental Reports") prepared by McLaren/Hart Environmental Engineering and Law Engineering Inc. which will be provided to Purchaser, there is no presence of any Hazardous Waste, Hazardous Substance or Toxic Substance (including, without limitation, asbestos) (collectively "Hazardous Wastes") on or at the Property, except as may be disclosed in the Environmental Reports or used by tenants in the ordinary course of business in accordance with all applicable law, rules and regulations. For purposes of this Agreement, "Hazardous Waste", "Hazardous substances", and "Toxic Substances" means, without limitation: (i) those substances included within the definitions of any one or more of the terms "hazardous substances," "hazardous materials," and "toxic substances," in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Sec. 9061 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sec. 6901 et seq., and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., and in the regulations promulgated pursuant to said laws;
             (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) such other substances, materials and wastes as are regulated under applicable local, state or federal laws, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (iv) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos;
             (c) polychlorinated biphenyls; (d) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act, 13 U.S.C. 1321 et seq. (33 U.S.C. 1321) or
             designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to 307 of the Clean Water Act (33 U.S.C. 1317); (e) flammable explosives; or (f) radioactive materials, and all regulations promulgated thereunder. To the best of Seller's knowledge and belief, but without having made a review of the records of any Governmental authority, the Property has never been used for industrial purposes or for the storage, treatment or disposal of hazardous wastes or materials nor has the Property ever been listed by any governmental agency as containing any oil, hazardous waste, hazardous material, chemical waste or other toxic substance.

                  8.1.11 Leases. Exhibit D contains a complete and accurate description of all leases and tenancies and all amendments or extensions thereto, (collectively, the "Leases") affecting the Property as of the date of this Agreement (such exhibit to list all Leases; the monthly rent each tenant is currently paying; the security deposit for each tenant; and the expiration date of each Lease).
             To the best of Seller's knowledge and belief, each of the Leases described on Exhibit D is in full force and effect in accordance with its terms and has not been modified, amended or extended except as set forth therein, and is assignable by the Seller to the Purchaser without the need for the consent of any party. The monthly or annual rent listed opposite the name of each tenant on Exhibit D is the current rental due and is the amount actually billed to each of the tenants for the month immediately preceding the date of this Agreement. Except as otherwise set forth on Exhibit D-1, and except as otherwise set forth in Section
             9.10 herein, none of the tenants is in default (beyond any applicable grace period provided by such tenant's Lease) in the payment of any rent due under its Lease or, to the Seller's knowledge, in the performance or observance of any material covenant or condition to be kept, observed or performed by it under its Lease. To the best of Seller's knowledge and belief, none of the tenants is entitled to any rebate, concession, deduction or offset, except as set forth in its Lease, or has paid any rent or other charge of any nature for a period of more than thirty (30) days in advance.

                  8.1.12 Lease Obligations. Seller has fully performed all of Seller's obligations under the Leases that are or shall be required to be performed prior to the Closing Date and all tenant improvement construction work completed by Seller has been accepted by the tenants. Seller has satisfied and shall satisfy in a timely manner all obligations that it has assumed under the Leases, holding Purchaser harmless from such obligations in accordance with the indemnification contained in Section 13, except that Purchaser shall pay, or reimburse Seller for all tenant improvements, construction costs and leasing commissions incurred as a result of Lease Transactions approved by Purchaser in accordance with the terms of
             Section 7.4 hereof. To the best of Seller's knowledge and belief, no brokerage commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the Leases, or any renewal thereof, except as may be set forth on Exhibit D-2 attached hereto and incorporated herein by reference.

                  8.1.13 Operating Statements. The operating statements to be provided to Purchaser which have been prepared by Seller accurately and completely reflect the revenue, expenses and income for the Property for the periods covered thereby, and the amount of each individual item of revenue and expense set forth therein is true and correct in all respects.

                  8.1.14 Outstanding Contracts. As of the Closing Date, any management, service, supply, security, maintenance or similar contracts ("Contracts") with respect to the Property shall either be terminated (or terminable on thirty (30) days' notice) or shall be approved and accepted by Purchaser in writing.

                  8.1.15 Insurance. Seller has in full force and effect fire, extended risk and liability insurance policies covering the Property. Seller shall maintain such insurance through the Closing Date. Seller has not received from any insurance company carrying insurance or that has carried insurance on the Property any written notice of any material defect or inadequacy in connection with the Property or its operation.

                  8.1.16 Licenses and Permits. To the best of Seller's knowledge and belief, but without having made any inquiry, all licenses and permits necessary or required under the laws, ordinances, rules and regulations of the appropriate jurisdiction for the occupancy and use of the Buildings or other facilities of the Property are binding and effective.

                  8.1.17 Taxes. Seller has received no written notice that the Property is subject to any special taxes, assessments or benefit charges, nor has Seller received notice of the intention of any Governmental Authority to impose any such special taxes, assessments or benefit charges, except as may be set forth on Exhibit E attached hereto, or in the title information delivered to Purchaser by Seller prior to the date hereof, and incorporated herein by reference.

                  8.1.18 No Material Omissions. To the best of Seller's knowledge and belief, neither this Agreement (including the Exhibits) nor any other certificate, statement, document or other information furnished or to be furnished to Purchaser by or on behalf of Seller pursuant to or in connection with the transaction contemplated by this Agreement contains or will contain, any misstatement of material fact, or omits or will omit to state a fact necessary in order to make the representations, warranties and other statements herein or therein contained not misleading.

                  8.1.19 Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

             8.2. Limitations on Representation and Warranties

                  Whenever in this Agreement Seller makes any
             representation or warranty to the best of Seller's knowledge or qualified as to receipt of written notice by Seller, such representation or warranty shall be based upon the actual knowledge of Seller. As used in this Agreement, the actual knowledge of Seller shall be deemed to be limited solely to the actual knowledge of Scott Freeman and Dale Valicenti. Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable hereunder for breach of a representation or warranty of Seller to the extent that Purchaser has actual knowledge of such breach as a result of its due diligence investigation of the Property or its ownership of surrounding properties.

        9.   Additional Conditions to Settlement

                  Seller hereby covenants and agrees as follows:

             9.1 Normal Operation of Property. Seller will carry on the business of the Property in the ordinary course and in a good and diligent manner consistent with prior practice through the Closing Date, and cause the continuation of the normal practice with respect to maintenance and repairs, including but not limited to the completion of all tenant finishing work required under any lease entered into by Seller prior to the Closing Date (or if not so completed, provision therefor will be made at Closing) subject to reimbursement by Purchaser pursuant to Section 8.1.12.

             9.2 Payment of Leasing Costs. Seller shall pay in full all leasing commissions, all moving allowances and all other tenant concessions (other than free rent following the Closing
        Date) for all Leases, which obligations have accrued to the Closing Date, to the extent that Seller has knowledge of same, subject to reimbursement by Purchaser pursuant to Section 5.3.8.

             9.3 Removal of Personal Property. Seller shall not remove or permit to be removed from the Improvements any item or article defined as Personal Property hereunder except as may be necessary for repairs or discarding worn out or useless items, provided that discarded items shall be replaced with new items of substantially equal quality and quantity and shall be free and clear of any lien or encumbrance.

             9.4 Further Assurances. Seller agrees that it will, upon reasonable notice and from time to time after the Closing Date, upon request of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assignment, transfer and granting of the Property to Purchaser, its successors or assigns, but nothing herein shall obligate Seller to incur any liability beyond that set forth elsewhere in this Agreement.

             9.5 Seller's Deliveries. Seller shall deliver to Purchaser the following at Closing:

                  9.5.1 A special warranty deed in recordable form properly executed by Seller conveying to Purchaser the Land and the Improvements, in fee simple, subject only to the Permitted Exceptions, in the form attached hereto as Exhibit H;

                  9.5.2 A bill of sale for all Personal Property in the form attached hereto as Exhibit I;

                  9.5.3     A FIRPTA affidavit;

                  9.5.4 All original books, records, tenant files, operating reports, files, plans and specifications and other materials in Seller's possession necessary to the continuity of operation of the Property;

                  9.5.5 The original executed Leases described in Exhibit D hereof, together with an assignment of such Leases, in the form attached hereto as Exhibit I;

                  9.5.6 A certified rent roll for the Property, in substantially the same form as Exhibit D-3;

                  9.5.7 With respect to any service contracts to be assumed by Purchaser, all original service contracts or copies thereof relating to the Property together with an assignment of such contracts in the form attached hereto as
             Exhibit I;

                  9.5.8 Any warranties or guaranties relating to the Personal Property, to the extent assignable without cost to Seller;

                  9.5.9 All original certificates of occupancy relating to the Property to the extent in Seller's possession;

                  9.5.10 Any certificates of insurance from the tenants in Seller's possession;

                  9.5.11    All original as-built plans and
             specifications relating to the Property to the extent in Seller's possession;

                  9.5.12 An assignment of all permits, licenses, certificates and authorizations relating to the Property, in the form attached hereto as Exhibit I;

                  9.5.13 All keys to the Improvements which delivery shall comprise at least one full set of keys;

                  9.5.14 Letters to all tenants advising them of the sale to Purchaser in the form attached hereto as Exhibit J;

                  9.5.15    A certificate reaffirming all
             representations and warranties of Seller set forth in
             Article 8 in the form attached hereto as Exhibit K, except for Encumbrances consented to by Purchaser;

                  9.5.16 An Escrow Agreement in the form attached hereto as Exhibit N; and

                  9.5.17 Such other consents, approvals, affidavits, estoppel certificates and other instruments and documents as may be reasonably required by Purchaser or the Title Company prior to Closing, including, without limitation, the standard form affidavit required by the Title Company in order to remove all standard title exceptions except the leases. Such affidavits, indemnities and other similar type instruments as may be requested pursuant to Section
             7.5 hereof.


             9.6 Tenant Estoppel Certificates. Purchaser shall receive prior to the Closing Date estoppel certificates from each tenant addressed to Purchaser in the form attached hereto as Exhibit L
    (the "Basic Estoppel Certificate"). Seller shall use commercially reasonable efforts to obtain estoppel certificates prior to the end of the Feasibility Period, it being acknowledged that Seller shall have no obligation to pay money or to grant other concessions to any tenant in order to obtain such estoppel certificate.

                  With respect to estoppel certificates received by Purchaser at least seven (7) days prior to the end of the Feasibility Period, Purchaser shall inform Seller before the expiration of the Feasibility Period if Purchaser or Purchaser's lender objects to any matter contained in any such estoppel certificate. If Purchaser or Purchaser's lender does not so inform Seller of its objection prior to the expiration of the Feasibility Period, then, Purchaser shall be deemed to have approved such estoppel certificates. With respect to estoppel certificates delivered to Purchaser after such date, Purchaser agrees to inform Seller within ten (10) days after receiving any such estoppel certificates if Purchaser or Purchaser's lender objects to any matter contained in such estoppel certificates. If Purchaser or Purchaser's lender does not inform Seller of its objection within such ten (10) day period, then Purchaser shall be deemed to have approved such estoppel certiificate. If Purchaser or Purchaser's lender objects to any material exceptions, qualifications, or modifications contained in any estoppel certificate within the Feasibility Period or within such ten (10) day period, as applicable, then Seller shall have a period of up to thirty (30) days to remedy or cure the subject matter of such material exception, qualification, or modification and to deliver a substitute estoppel certificate from the tenant which does not contain such exception, qualification or modification, and if necessary, the Closing shall be extended to the end of such 30-day period. Purchaser shall be obligated to proceed to Closing only so long as it has received estoppel certificates acceptable to Purchaser and Purchaser's lender in accordance with each lease from all tenants of the Building.

             9.7 Payment of Bills and Claims. All bills and claims for labor performed and materials furnished to Seller for the benefit of the Property during the period preceding the Closing Date shall be paid in full at or prior to Closing (or bonded off to the satisfaction of the Purchaser and its counsel).

             9.8 Maintaining the Property. During the period between the date of this Agreement and the Closing Date, Seller shall
        (i) use all reasonable efforts to keep available the services of its present employees and to maintain its relation with tenants, suppliers and others having business dealings with it; (ii) at Seller's expense, maintain the Property in the same order and condition as the Property was in on the date of this Agreement, reasonable wear and tear and damage by casualty excepted provided, however, that if the cost of providing any capital items or major repairs contemplated by this subsection would otherwise be reimbursed by the tenants, Seller shall promptly notify Purchaser of such cost and if Purchaser approves of such expenditure, Seller shall perform the work and Purchaser shall reimburse Seller for such costs at Closing; (iii) maintain all existing insurance policies relating to the Property, including rental abatement insurance, in full force and effect, (iv) not mortgage or encumber the Property or any part thereof, (v) cooperate fully with Purchaser to insure that the transfer of the Property takes place without inconvenience to tenants and with the least possible disruption in the normal operation of the Property; and (vi) cooperate with Purchaser in effecting the transfer contemplated by this Agreement.

             9.9 No Prior Sale. Seller hereby agrees that until the Closing or prior termination of this Agreement, Seller shall not sell, convey or transfer all or any part of the Property to a third party, or contract to do so, except as otherwise expressly permitted in this Agreement.

             9.10 Blairden Lease. Purchaser hereby acknowledges that Blairden Precision Instruments ("Blairden"), an existing tenant at the Property has vacated its leased premises, but is continuing to pay rent to Seller, as landlord. The Blairden lease terminates on November 30, 1997. In order to secure the obligation of Blairden to pay rent pursuant to the terms of its lease until the expiration or earlier termination of the lease, Seller shall deposit with Escrow Agent at Closing, an amount equal to Forty-Two Thousand Five Hundred Dollars ($42,500.00) (the "Escrowed Funds") to be held in escrow and disbursed pursuant to the terms of an Escrow Agreement to be executed and delivered to Escrow Agent at Closing, which Escrow Agreement shall be substantially in the form of Exhibit N attached hereto (the "Escrow Agreement"). The Escrow Agreement shall provide, in part, that in the event Blairden fails to pay rent pursuant to the terms of its lease, Purchaser shall attempt to collect such delinquent rent. Purchaser shall provide Seller prompt written notice of the occurrence of any default by Blairden. In the event Blairden is in default under its lease for failure to pay rent, after expiration of all notice and cure periods, and provided Purchaser has properly filed a notice of eviction with respect to Blairden and served a copy thereof on Blairden in accordance with all applicable laws and procedures, Purchaser shall have the right to draw from the Escrowed Funds, an amount not to exceed such delinquency. In the event Purchaser draws down the Escrowed Funds, Purchaser shall assign to Seller all of Purchaser's rights to pursue an action against Blairden to recover such delinquent rent. Upon recovery of any delinquent rent from Blairden, following payment thereof from the Escrowed Funds, Purchaser shall pay to Seller such delinquent rent, less any actual third party expenses incurred by Purchaser in collectin gor attempting to collect such delinquent rent, less any actual third party expenses incurred by Purchaser in collecting or attempting to collect such delinquent rent. Upon expiration of the lease with Blairden, all amounts remaining in the Escrow shall be promptly returned to Seller.

             10.  Representations and Warranties of Purchaser

                       Purchaser warrants and represent to Seller as follows:

             10.1 Authority. Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland. Purchaser has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser.

             10.2 Legal Action Against Purchaser. To the best of Purchaser's knowledge and belief, there are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record which would adversely affect the Closing hereunder, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency.

             10.3 Bankruptcy or Debt of Purchaser. Purchaser is not in the hands of a receiver and has not committed an act of bankruptcy.

             10.4 Binding on Purchaser. The execution and delivery of this Agreement by the Purchaser and the consummation of the transaction contemplated hereby will be binding upon Purchaser. The undersigned individual(a) is authorized to sign on behalf of Purchaser and no additional signatures are required to bind Purchaser.

             10.5 ERISA. Purchaser is not an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person or entity acting, directly or indirectly, on behalf of any Plan or using the assets of any Plan to acquire the Property.

             11.  Risk of Loss

             Until recordation of the Deed, the risk of loss or damage to the Property or any portion thereof shall be assumed by Seller. In the event of damage to less than ten percent (10%) of the Property, Seller shall either repair the damage or give Purchaser a credit against the Purchase Price for the cost of repairs. In the event of damage to the Property by fire or other casualty, act of God or any other event, to the extent that ten percent (10%) or more of the total area of the Property is damaged as of the Closing Date, Purchaser, at its sole option, exercised within twenty-one (21) days of receiving notice of such event, shall have the right to (a) terminate this Agreement and obtain a refund of its Deposit; or (b) close, in which event, if restoration has not been completed, the insurance proceeds (including all rental abatement insurance applicable to the period after the Closing) as well as any unpaid claims or rights in connection with such casualty, shall be assigned to Purchaser at the Closing or, if paid to Seller prior to Closing, shall be credited at the Closing, together with the amount of the deductible under the applicable insurance policy, against the Purchase Price. Purchaser shall have the right to participate in the negotiations and settlement of any casualty-related claim in the event Purchaser elects to proceed with Closing.

        12.  Condemnation

             Seller agrees to give Purchaser written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any part of the Property, promptly after Seller's receipt thereof. If, prior to the Closing Date, all or any part of the Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, this Agreement may be terminated at the option of Purchaser by written notice to Seller given within five (5) business days after Seller gives Purchaser the notice of such condemnation or conveyance in lieu thereof. If Purchaser elects not to terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall at Closing assign to Purchaser all rights of Seller to the condemnation award, but there shall be no reduction in the purchase price.

             13.  Indemnification

             13.1 By Seller.  Seller agrees to indemnify and hold
        Purchaser harmless from and against all acts of Seller with respect to:

                  13.1.1 Subject to the provisions of Sections 8.2 and 17.10 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Purchaser because any representation or warranty of Seller contained in this Agreement is found to be false in any material respect;

                  13.1.2 all reasonable costs and expenses incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 13.1, in which Purchaser is the prevailing party.

             13.2 By Purchaser. Purchaser agrees to indemnify and hold Seller harmless from and against:

                  13.2.1 Subject to the provisions of Section 17.10 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Seller because any representation or warranty of Purchaser contained in this Agreement is found to be false in any material respect;

                  13.2.2 all reasonable costs and expenses incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 13.2, in which Seller is the prevailing party.

             14.  Default

             14.1 Purchaser's Default. If Purchaser, when otherwise obligated under this Agreement to do so, fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser's obligation to consummate such transactions have been satisfied or waived by Purchaser, the Deposit shall be delivered to Seller as full and complete liquidated damages, as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

             14.2 Seller's Default. If Seller through no action, inaction or fault of Purchaser, has failed, refused, is unable to consummate or if Seller has breached a representation or warranty that prevents the consummation of the purchase and sale contemplated herein by the Closing Date, then unless such breach, failure, refusal or inability is waived in writing by Purchaser, Escrow Agent shall be required to return the Deposit to Purchaser and (a) Purchaser may avail itself of any legal or equitable rights (including, without limitation, the right of specific performance and/or money damages which Purchaser may have at law or in equity or under this Agreement), or (b) Purchaser shall have the right, but not the obligation, to extend the Closing Date for an additional period to permit Seller to cure its default without the payment of any further deposit, provided that if Purchaser extends the Closing Date pursuant to this Section 14.2(b) and Seller fails to close in accordance with the requirements of this Agreement within such time, then Purchaser may exercise any of its rights and remedies provided for in Section 14.2(a). Seller shall reimburse Purchaser for all expenses incurred, including reasonable attorneys' fees, in connection with any action brought under this Section 14.2.

             15.  Broker

                  Seller shall pay any and all brokerage commissions due Block & Company, Inc. in connection with this transaction, which payment shall be made pursuant to a separate agreement. Except as provided above, the parties hereto agree and represent to each other that no broker, agent or finder has been engaged on their behalf or otherwise involved in this transaction and each party shall indemnify, defend and hold the other harmless from and against the claims of any other broker, agent, consultant of finder claiming to have acted on behalf of such party in connection with this transaction or this Agreement.

             16.  [Intentionally Deleted]

             17.  Miscellaneous

             17.1 Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

        To Seller:          The Realty Associates Fund III, L.P.
                            c/o TA Realty Corporation
                            45 Milk Street
                            Boston, Massachusetts  02109
                            Attn:  Mr. Scott D. Freeman

    With a copy to:         Bingham, Dana & Gould
                            1550 M Street, N.W.
                            12th Floor
                            Washington, D.C. 20005
                            Attn:     David M. Astrove, Esq.

    To Purchaser:      Bedford Property Investors, Inc.
                            270 Lafayette Circle
                            Lafayette, California  94549
                            Attn:  Mr. Robert E. Pester

             17.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

             17.3 Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

             17.4 Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

             17.5 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

             17.6 Assignment. This Agreement and all rights of Purchaser arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Purchaser, in whole or in part, without the prior consent of Seller. Any attempted assignment or other transfer without Seller's prior written consent will, at Seller's option, be voidable and constitute a material breach of this Agreement.

             17.7 Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against with which it is sought to be enforced.

             17.8 Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

             17.9 Survival. The provisions of this Agreement, including, without limitation, the representations and warranties herein shall survive for three (3) years after the Closing and shall not be merged therein. Subject to the foregoing, any claim for any breach hereunder shall be time barred and the applicable party shall have no liability arising hereunder as to any claim made with respect to such breach unless an action for the breach hereof is filed in a court of competent jurisdiction prior to the three (3) year anniversary of the Closing.

             17.10 Confidentiality. The parties hereto covenant and agree that they shall not communicate the terms or any other aspect of this transaction including but not limited to the due diligence materials prior to the Closing with any person or entity other than the other party and their respective agents and employees and mortgagees, and shall treat the terms of this Agreement in a confidential manner.

             17.11 Agreement Not to Market. Seller agrees that after the execution of this Agreement and prior to termination or settlement hereunder, Seller shall take the Property off the market and not solicit or accept any offers nor engage in any discussions concerning the sale of the Property other than the transaction contemplated herein.

             17.12 Limitation of Liability. In no event shall any officer, director or employee of Purchaser or Seller or their respective partners be personally liable for any of the obligations under this Agreement or otherwise.

             17.13 Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

             17.14 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section
        17.1 herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten days after the Notice Party's receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten days, written notice to the Escrow Agent disputing the Notifying Parties certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit such funds with said court pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

             SELLER:

             THE REALTY ASSOCIATES FUND III, L.P.,
             a Delaware limited partnership

             By:  REALTY ASSOCIATES FUND III GP
                  LIMITED PARTNERSHIP, a Delaware
                  limited partnership, its general partner




WITNESS:

/s/Scott Freeman
        Scott Freeman

             By:  REALTY FUND III GP, INC.,
             a Massachusetts corporation, its general partner

             By:  /s/ Andrew Neher
             Name:  Amdrew Meher
             Its:  S.V.P.

             DATE:     August    , 1995


PURCHASER:

WITNESS:

             BEDFORD PROPERTY INVESTORS, INC.,
             a Maryland corporation


             By:  /s/ Peter B. Bedford
             Name:  Peter B. Bedford
             Its:  Chairmand & CEO

             DATE:     August 25, 1995



        The undersigned party hereby executes this Agreement to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.


FIRST AMERICAN TITLE GUARANTY COMPANY

By:     P. Nicolini
Its:    Escrow Officer

LIST                       OF EXHIBITS


EXHIBIT A    -     Legal Description

EXHIBIT A-1  -     Legal Description

EXHIBIT B     -    Due Diligence Checklist

EXHIBIT C    -     Permitted Exceptions

EXHIBIT D    -     Existing Leases

EXHIBIT D-1  -     Tenant Defaults

EXHIBIT D-2  -     List of Brokerage Commissions

EXHIBIT D-3  -     Rent Roll

EXHIBIT E    -     Pending Legal Action

EXHIBIT F    -     Environmental Reports

EXHIBIT G    -     List of Licenses and Permits

EXHIBIT H    -     Special Warranty Deed

EXHIBIT I    -     Form of Blanket Conveyance

EXHIBIT J    -     Form of Letter to Tenants

EXHIBIT K    -     Form of Seller's Reaffirmation of Representations and
Warranties

EXHIBIT L    -     Form of Tenant Estoppel Certificate

EXHIBIT M          Space Plan for Leased Premises

EXHIBIT N          Escrow Agreement

EXHIBIT A

                          LEGAL DESCRIPTION

Lot 10, BEDFORD BUSINESS PARK EAST, a subdivision in the City of
Lenexa, Johnson County, Kansas, according to the recorded plat thereof, filed September 9, 1986 in Plat Book 63, at Page 38.

                          EXHIBIT A-1

                      LEGAL DESCRIPTION

Lot 22 and Lot 23 the North 79.99 feet thereof, BEDFORD BUSINESS PARK EAST, a subdivision in the City of Lenexa, Johnson County, Kansas, according to the recorded plat thereof, filed September 9, 1986 in Plat Book 63, at Page 38.

                         EXHIBIT B


Due Diligence               Documents
To Be Deliver             ed By Seller
Which Are In        The Possession Of Seller



Tenant Information (in possession of Seller)

1.           Rent Roll completed to Purchaser's requirements, including sq.
             ft., lease term, base and additional rent, expense stops and/or passthroughs.

2.      All leases and amendments thereto, including subleases.

3. List certified by Seller of all concessions made to tenants, including free rent or reduced rent, above standard tenant improvements, cash payments, moving allowances or takeover of previous lease obligations.

4. Most recently available financial statements and credit reports on any tenant with more than 10% of sq. ft. (or any other tenant requested by Purchaser) and of any guarantors thereof (if applicable).

5. Accounts receivable report as of the date of the Agreement and monthly receivables reports for the prior 24 months.

6. Any letters of intent (executed or otherwise) with prospective tenants.

7.      Most recent leasing status report from leasing broker.

8.      Standard form lease.


Operating Information (in possession of Seller)

1. Historical financials, including year end balance sheets and income statements, for the period the Property has been owned by the Seller, together with those financial statements provided by Seller's predecessor in interest for the two prior years of operation of the Property, about which Seller makes no representation or warranty.

2.      Year to date monthly operating statements certified by Seller.

3. Current operating and capital budgets, including comparison of actual to budgeted, and an explanation of significant variances.

4. Listing of capital expenditures for the period the Property has been owned by the Seller.

5. Copies of all service, maintenance, leasing, management or other contracts.

6. Copies of real estate tax bills (including special assessments) for the period the Property has been owned by the Seller.


Building Information (in possession of Seller)

1. Plans and specifications showing "as built" condition, with an architect's certificate of the gross leasable area of the Property.

2. All reports relating to the physical condition of the Property, to the extent they exist and can be obtained by Seller, including engineering, mechanical, roof, environmental and seismographic.

3.      List of personal Property to be transferred with the Property.

4.      Copies of all warranty agreements concerning the Property.


Other Information in possession of Seller

1. Seller's most current title policy, reports or commitments, including exceptions thereto.

2.      All licenses, permits and approvals.

3. Evidence of compliance with all applicable laws, including zoning regulations which are in the Seller's possession.

4. Certified boundary survey and title survey completed by a registered surveyor, including a legal description and copies of any title exceptions noted thereon.

5. Any market data (including rent and sale comparables) in Seller's possession.

EX                           HIBIT C

PE                     RMITTED EXCEPTIONS

All assessments and taxes for the year 1995 and all subsequent years.

The premises in question are within the following special tax districts: LEC LORIET BVD, 1994 assessment - $1,779.84; JCWD CAP, 1994 assessements $80.60 (Lot 10).

The premises in question are within the following special tax districts: LEC LORIET BVD, 1994 assessment - $3,938.55; JCW CAP, 1994 assessment $434.00 (Lots 22 & 23).

Building setback line as shown on the recorded plat, as recorded in Plat Book 63 at Page 38.

The Southwest corner of the concrete and glass building violates the 30 foot building line (Affects Lots 22 & 23). NOTE: This policy insures against enforced removal or relocation by reason of said encroachment, pursuant to decree by court of competent jurisdiction.

Easement to Kansas City Power and Light Company as set forth in instrument filed December 10, 1986 under Document No. 1662468, recorded in Volume 2477 at page 337 (Affects Lots 22 & 23).

Temporary Cul-De-Sac easement as shown on the recorded plat, record in Plat Book 63, at Page 38 (Affects Lot 22). Encroachment of concrete and glass building upon said easement. NOTE: This policy insures against enforced removed or relocation by reason of said encroachment, pursuant to decree of court of competent jurisdiction.

Building and use restrictions in instrument filed September 9, 1986 under Document No. 1637805 recorded in volume 2419 at page 696, and filed October 6, 1986 under Document No. 1645725 recorded in volume 2437 at page 1. As modified by Assignment and Assumption Agreement filed March 4, 1994, under Document NO. 2366922, recorded in Volume 4263 at page 431. Note: Any violation of the foregoing restrictions will not work a forfeiture or reversion of title.

Mill Creek Main Sewer District No. 1 and any special assessments in accordance therewith, as recorded March 20, 1980 under Document No. 1271394 recorded in volume 1555 at page 712. (Affects all of Parcel
7).

Lateral Sewer District No. 13 and any special assessments in accordance therewith as filed July 31, 1986 under Document No. 1626980 recorded in volume 2393 at page 618. (Affects all of Parcel 7).

Resolution for the improvement of Loiret Boulevard and any special assessment in accordance therewith, as filed on March 14, 1986 under Document No. 1590496 recorded in volume 2302 at page 953. (Affects all of Parcel 7).

Sanitary Sewer Easements granted to Mill Creek Townships Sub District 1-A Lateral Sewer District 1, filed July 30, 1986 under Document No. 1626574 recorded in volume 2392 at page 608, (amended by instrument filed August 26, 1986 under Document No 1634469 recorded in volume 2411 at page 742), and filed July 30, 1986 under Document No. 1626575 recorded in volume 2392 at page 610 (Affects lot 10 as shown on Certificate of Survey prepared by Norman E. Holmes, dated November 4,
1994).

Easement granted to the Kansas City Power and Light Company by instrument filed September 12, 1988 under Document No. 1819433 recorded in volume 2862 at page 826 (Affects Lot 22).

Easement granted to the Kansas City Power and Light Company by instrument filed September 12, 1988 under Document No. 1819434 recorded in volume 2862 at page 827 (Affects Lot 10).

Controlled access to highway as set out in Condemnation Case No.
74849, recorded February 6, 1978 under Document No. 1151228, recorded in Volume 1303, at Page 202. (Affects all of Parcel 7).

Rights of tenants in possession as tenants only under lease, as set forth in Exhibit A attached hereto.

Lack of direct access to Highway from the Premises in question, such right of access having been granted to the City of Lenexa, by the deed filed in Volume 1126 at Page 983. (Affects Lot 10 only).

Easement to Southwestern Bell Telephone Company, filed January 11, 1993, under Document No. 2206560, recorded in Volume 3822 at page 68 (Affects Lot 10).

The East Wall of the Brown Concrete brick building encroaches upon the Southwestern Bell easement in Volume 3822, at page 68. NOTE: This policy insures against enforced removal or relocation by reason of said encroachment, pursuant to decree of court of competent jurisdiction. (Affects Lot 10).

Easement to Southwestern Bell Telephone Company filed January 11,
1993, under Document No. 2206561, recorded in Volume 3822 at page 71. (Affects Lot 22.)



The West wall of the concrete and glass building encroaches upon the Southwestern Bell easement in Volume 3822, at Page 71 (Affects Lot
22).

Note: This policy insures against enforced removal or relocation by reason of said encroachment, pursuant to decree of court of competent jurisdiction.

EX                           HIBIT D

EX                        ISTING LEASES



Snap on Tools

Sensormatic

Blairden

Occupational Med

EX                          HIBIT D-1

TE                        NANT DEFAULTS


There are no tenants in default as of this writing

EX                          HIBIT D-2


                               LIST OF BROKERAGE COMMISSIONS

Sensormatic (3,192 s.f. Building 1) = $7,354.37

EXHIBIT D-3

RENT ROLL

See attached Rent Roll

(Additional Information submitted on a confidential basis)

EXHIBIT E

PENDING LEGAL ACTION


No Pending Legal Action at this time

EXHIBIT F

ENVIRONMENTAL REPORTS


Phase I Environmental Site Assessment regarding 99th Street Business Park prepared by Law Engineering, Inc. dated October 31, 1994.

EXHIBIT G

LIST OF LICENSES AND PERMITS

    The only Licenses or Permits that are required by the city of Lenexa are the occupancy permits.

EXHIBIT H

SPECIAL WARRANTY DEED



                  KNOW ALL MEN BY THESE PRESENTS


        THAT THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Grantee") that certain tract or parcel of land in the City of Lenexa, County of Johnson, State of Kansas, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all rights, titles, and interests appurtenant thereto (such land and interests are hereinafter collectively referred to as the "Property").

        This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the "Permitted Encumbrances").

        TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto otherwise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Grantor but not otherwise subject only to the Permitted Encumbrances.

        Grantee's address is:    270 Lafayette Circle
                                 Lafayette, CA  94549

        EXECUTED this the         day of        , 1995.

Subject to review for conformance with Kansas Law.

        IN WITNESS WHEREOF Grantor has executed this Deed as of the day and year first hereinabove written.


                                 GRANTOR:

                                 THE REALTY ASSOCIATES FUND III,
                                 L.P.,
                                 a Delaware limited partnership

                                 By:  REALTY ASSOCIATES FUND III GP
                                      LIMITED PARTNERSHIP, a Delaware
                                      limited partnership, its
                                      general partner

WITNESS:                         By:  REALTY FUND III GP, INC., a
                                      Massachusetts corporation its
                                      general partner


                                   By:
                                           Its:


                                      DATE:               , 1995

                                 )
                                 )    ss:
                                 )

     I, a Notary Public in and for the jurisdiction aforesaid, do hereby
certify that           , personally appeared before me in said
jurisdiction and acknowledged himself or herself to be the
     Realty Fund III GP, Inc., the general partner of Realty Associates Fund III GP Limited Partnership, the general partner of Grantor in the foregoing and annexed Special Warranty Deed bearing date as of the
         day of        ,1995, who, being by me first duly sworn,
acknowledged said instrument to be the act and deed thereof, and that by virtue of the authority conferred upon him, executed and delivered the same as such for the purposes therein contained.

             WITNESS my hand and official seal this   day of        , 1995.


                                 Notary Public:

                                 My Commission Expires:

EXHIBIT I

BLANKET CONVEYANCE


      THIS BLANKET CONVEYANCE (the "Bill of Sale") is made as of the
  day of                     , 1995 by:  (i) THE REALTY ASSOCIATES
FUND III, L.P., a Delaware limited partnership ("Seller"), and (ii) BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation
("Purchaser").

             KNOW ALL MEN BY THESE PRESENTS:

     Concurrently with the execution and delivery hereof, pursuant to
a certain Agreement of Purchase and Sale dated            , 1995
(the "Purchase Agreement"), Seller is conveying to Purchaser all of Seller's right, title and interest in and to the real Property described on Exhibit A attached hereto and made a part hereof (the "Land") and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the "Improvements") located in the County of Johnson, State of Kansas. The Land and the Improvements are hereinafter sometimes collectively referred to as the "Property".

             It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller's right, title and interest in and to the "Assigned Property" (hereinafter defined).

        1.   Bill of Sale and Assignment.

       Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title, all right, title and interest of Seller in and to:

            (a) all furniture, fixtures, equipment and other personal Property except items owned by tenants, which are now placed in, attached to or used in connection with or in the operation of the Property;

                  (b) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property;

                  (c) to the extent they are assignable, all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

                  (d) all service, supply and maintenance contracts (if any) held by Seller with respect to the Property and its mechanical equipment, elevators and other elements;

                  (e) all trade names, accounts receivable and general intangibles relating to the Property; and

                  (f)  all leases of all or any part of the Property.

             TOGETHER with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits, deposits and proceeds now due or which may become due or to which Seller may now or shall hereafter become entitled to make demand or claim, arising or issuing from or out of any of the foregoing items assigned or transferred by this Bill of Sale or from or out of the Property or any part thereof, including, but not by way of limitation, minimum rents, additional rents, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any party upon the exercise of a cancellation privilege originally provided for in any of the leases or contracts, and any rights and claims of any kind which of the Seller may have against any occupancy tenant under the leases or against any subtenants or occupants of the Property or against any Party other than Seller under the contracts; subject, however, to the rights of Seller set forth in the Purchase Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

             TO HAVE AND TO HOLD the improvements, leases, contracts, personalty, security deposits, proceeds, permits, warranties and intangible Property (collectively, the "Assigned Property") unto
Purchaser, its successors and assigns, forever.

        2.   Representation and Warranty.

             Seller represents, covenants and warrants that Seller is the sole and lawful owner of all of the Assigned Property and that the Assigned Property is free and clear of all claims, liens or encumbrances whatsoever except for the Permitted Exceptions (as defined in the Purchase Agreement). Seller further represents, covenants and warrants that Seller has the full right, power and authority to execute this Bill of Sale.

        3.   No Mechanics' Liens.

             Seller hereby affirms that there are no unpaid bills or claims for labor performed or materials furnished to or for the benefit of the Property for which mechanics' liens can be filed, and that there has been no casualty loss or damage to, or pending condemnation of, any part of the Property.

        4. Assumption. Purchaser hereby expressly assumes all obligations and duties with respet to the Assigned Property arising from and after the date hereof.

        5.   Further Assurances.

             Seller agrees that Seller will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchaser shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto
Purchaser the Property and Assigned Property, and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned to Purchaser, and all other Property as is herein conveyed or is to be conveyed pursuant to the Purchase Agreement, or for carrying out the intention or facilitating the performance of the terms of this Bill of Sale and the Purchase Agreement or registering or recording this Bill of Sale.

        6.   Counterpart Copies.

             This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.








              (SIGNATURES APPEAR ON FOLLOWING PAGE)

             IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

                                      SELLER:

                                      THE REALTY ASSOCIATES FUND III, L.P.,
                                      a Delaware limited partnership

                                 By:  REALTY ASSOCIATES FUND III GP
                                      LIMITED PARTNERSHIP, a Delaware
                                      limited partnership, its general
                                      partner

                                      By:  REALTY FUND III GP, INC., a
                                           Massachusetts corporation
                                           its general partner

                                                By:
                                                Its:

                                      DATE:               , 199


                                      PURCHASER:

                                      BEDFORD PROPERTY INVESTORS, INC.,
                                      a Maryland corporation

                                      By:
                                      Name:
                                      Its:

                                      DATE:               , 199

EXHIBIT J



                       , 19






Attention:

Dear                   :

We are pleased to advise you that the building in which your premises
are located at                              has been sold by
                                       effective as of         ,
199          .  Your lease agreement has been assigned to and accepted by
                            .

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to
                                      , c/o
                       .

We look forward to working with you in the operation of this Property.

                                      Very truly yours,



                                                               ,
                                      a

                                      By:
                                      Its:

EXHIBIT K


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


                THE REALTY ASSOCIATES FUND III, L.P., referred to as "Seller" under that certain Agreement of Purchase and Sale dated
             , 1995, hereby represents and warrants that the Seller's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:                      , 1995


WITNESS:                         SELLER:

                                      THE REALTY ASSOCIATES FUND III, L.P.,
                                      a Delaware limited partnership

                                      By:  REALTY ASSOCIATES FUND III GP
                                           LIMITED PARTNERSHIP, a Delaware
                                           limited partnership, its
                                           general partner

                                           By:  REALTY FUND III GP, INC.,
                                                a Massachusetts
                                                corporation, its general
                                                partner


                                           By:

                                                Name:
                                                Its:

EXHIBIT K-1


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


             BEDFORD PROPERTY INVESTORS, INC., referred to as "Purchaser" under that certain Agreement of Purchase and Sale dated
             , 1995, hereby represents and warrants that the Purchaser's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:                 , 1995


WITNESS:                         PURCHASER:

                                      BEDFORD PROPERTY INVESTORS, INC.,
                                      a Maryland corporation




                                      By:
                                           Name:
                                           Its:

                                EXHIBIT L

                       TENANT ESTOPPEL CERTIFICATE


To:  Bank of America National Trust          and: Bedford Property
     Investors, Inc.
     and Savings Association ("Bank")             ("Purchaser")
     Real Estate Industries Div. No. 8940         270 Lafayette Circle
     50 California Street, 11th Floor             Lafayette,
California 94549
     San Francisco, California 94111


     Re:  Lease Dated:                                      ,
19
          Current Landlord:



          Current Tenant:
          Building Located at:

          Premises Square Feet:         Approximately



                               ("Tenant") hereby certifies to Bank
and Purchaser that as of                , 1995:

     1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with the above referenced Landlord ("Landlord"), as landlord. The Lease covers the premises
     commonly known as                             (the
     "Premises") in the building (the "Building") at the address set forth above.

     2.   (a)  The attached Exhibit A accurately identifies the
     Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

          (b) The Lease provides that in addition to the Premises, Tenant has the right to use or rent
[assigned/unassigned] parking spaces near the Building during the term of the Lease.

          (c)  The term of the Lease commenced on                ,
19   , and will expire on                , 19     , including any
presently exercised option or renewal term.  Except as specified in
Paragraph(s)         of the Lease, Tenant has no option or right to
renew, extend or cancel the Lease, or to lease additional space in the Premises or the Building, or to use any parking.

          (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

          (e)  The annual minimum rent currently payable under the
Lease is $                 and such rent has been paid through
          , 1995.

          (f) Additional rent is payable under the Lease for (i) operating, maintenance and repair expenses, (ii) Property taxes, and
(iii) insurance premiums.  Such additional rent has been paid in
accordance with Landlord's rendered bills through                ,
1995. The base year amounts for additional rental items are as follows: (1) operating, maintenance and repair expenses $
     ; (2) Property taxes $             ; and (3) insurance
premiums $                 .

          (g) Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession that has any present or future effect or application,
except as expressly set forth in Paragraph(s)          of the Lease
(copy attached).

          (h)  Landlord currently holds a security deposit in the
amount of $              which is to be applied by Landlord or
returned to Tenant in accordance with the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

          3. (a) The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

          (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

          (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

          (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

          4. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

          5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

          6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

          (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws. Tenant has no actual knowledge that any Hazardous Substances is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

          7. Tenant hereby acknowledges that Purchaser intends to purchase the Property containing the Premises from Landlord and to encumber said Property with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Purchaser and Bank to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that such purchase of the Property by Purchaser and any loan secured by any such Deed of Trust or further deeds of trust in favor of Bank will be made and entered into inn material reliance on this Certificate.

          8. Tenant hereby agrees to furnish Bank with such other and further estoppels as Bank may reasonably request.



                              By:
                              Name:
                              Title:


[Attach Exhibit A -COMPLETE COPY OF LEASE AND ANY MODIFICATIONS,
AMENDMENTS, SUPPLEMENTS, SIDE LETTERS, ADDENDA AND RIDERS]
EXHIBIT M


    SPACE PLAN FOR NEW LEASE

    EXHIBIT N


    ESCROW AGREEMENT

         EXHIBIT 10.4



    AGREEMENT OF PURCHASE AND SALE


    BY AND BETWEEN
ICMPI (Overland Park), Inc.
("SELLER")

    AND

    TA REALTY CORPORATION
("PURCHASER")





    August            , 1995

AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made
and entered into as of the          day of August, 1995, by and
between ICMPI (Overland Park), Inc., a Delaware corporation
(hereinafter referred to as "Seller") and TA Realty Corporation, a Massachusetts corporation, its successors and assigns (hereinafter referred to as "Purchaser").

R E C I T A L S

     A. Seller is the owner in fee simple of that certain property commonly known as Cody 6 located at 9242-9250 Bond Street, in Overland Park, Johnson County, Kansas, more particularly described in Exhibit A attached hereto and incorporated herein by this reference together with all easements, licenses, covenants and other rights appurtenant to said property and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining said property and to the center line thereof (collectively, the "Land"), the industrial building containing in the aggregate approximately Thirty-Seven Thousand Eight Hundred Fifty-Six (37,856) square feet (the "Building"), and other improvements located thereon (the Building and such other improvements being hereinafter referred to as the "Improvements"), together with all of the Seller's right, title and interest in and to the following (the "Personalty"):

          (i) all furniture, fixtures, equipment and other personal property, which are now, or may hereafter prior to the Closing Date (as hereinafter defined) be placed in, attached to or used in connection with or in the operation of the Land and the Improvements;

          (ii) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Land and the Improvements or necessary to operate said property as it is presently being operated;

          (iii) all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment located in or included as part of the Improvements;

          (iv) to the extent assignable and to be assigned hereunder to Purchaser at Closing (as hereinafter defined), all service, supply and maintenance contracts (if any) held by Seller with respect to the operation of the Land and the Improvements therein, including any mechanical equipment, elevators, roof and other elements of the Improvements;

          (v) all trade names and general intangibles relating to the Land, the Improvements and any item of Personalty; and

          (vi) all leases and security deposits thereunder covering all or any part of the Land and Improvements.

The Land, the Improvements and the Personalty are collectively referred to herein as the "Property."

     B. Purchaser desires to purchase the Property from Seller and Seller desires to sell, transfer and assign the same to Purchaser.

     NOW, THEREFORE, for and in consideration of the recitals, the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Purchase and Sale

          Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from Seller the Property upon the terms and conditions herein set forth.

          2.   Purchase Price

          The purchase price for the Property shall be One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Purchase Price"), as may be adjusted pursuant to the terms of this Agreement. The Purchase Price shall be paid at closing in immediately available funds.

     3.   Deposit

          3.1 Deposit with Escrow Agent. Upon execution hereof, Purchaser has or shall deposit Twenty-Five Thousand Dollars ($25,000.00) (the "Deposit") with First American Title Guaranty Company (the "Escrow Agent"), in the form of cash, or a check payable to the order of Escrow Agent, the receipt of which is hereby acknowledged by Escrow Agent's execution hereof.

          3.2 Application of Deposit. The Deposit shall be held in an interest-bearing escrow account by Escrow Agent until (i) Closing (as defined in Section 4 occurs under this Agreement), in which event the Deposit, shall be paid to Seller as a credit to the Purchase Price, or (ii) this Agreement has been terminated (for reasons other than default of Purchaser hereunder), in which event the Deposit will be returned to Purchaser; provided, however, that if termination of this Agreement is due to Purchaser's default under any provision hereof, the entire Deposit shall be delivered promptly to Seller, whereupon Purchaser shall be relieved of all liability under this Agreement. The parties expressly agree that Seller's actual damages in the event of a termination of this Agreement due to Purchaser's default would be extremely difficult and impracticable to ascertain and that the amount of the Deposit represents the parties' reasonable estimate of such damages and shall be deemed full, complete and liquidated damages to Seller for such default. Other than payment of the Deposit, Seller shall have no other remedy for any default by Purchaser.

          4.   Closing

               4.1 Closing Date. Subject to the conditions herein, including but not limited to those specified in Section 3 hereof, the closing of the purchase and sale of the Property (the "Closing") shall be held at the offices of Bingham, Dana & Gould, 1550 M Street, N.W., 12th Floor, Washington, D.C. 20005, or at such other place agreed to by Seller and Purchaser, on a date (the "Closing Date") designated by Purchaser on three (3) business days' prior written notice to Seller following the expiration of the Feasibility Period, or such earlier end of the Feasibility Period by written notice from Purchaser to Seller in accordance with Section 6.2 hereof, but in no event earlier than September 15, 1995, and in no event later than thirty (30) days after expiration of the Feasibility Period (the "Outside Closing Date"), except if the Closing is extended as expressly permitted by Section 7.3 of this Agreement. If, despite exercise of a party's diligence and good faith hereunder, the Closing shall not be held by the Outside Closing Date, either party may terminate this Agreement.

               4.2 Concurrent Closings. Notwithstanding anything to the contrary in this Agreement, unless said condition is otherwise waived in writing by Seller, the Closing shall occur concurrently with the closing of the sale by Purchaser to Seller's parent company, Bedford Property Investors, Inc. ("BPI"), of that certain improved real property located at 10035-10055 Lakeview Avenue and 9724 Legler Road, Lenexa, Kansas in accordance with the terms of that certain Agreement of Purchase and Sale entered into as of even date herewith between BPI and Seller (the "Related Contract"). If the Related Contract is terminated for any reason other than a default by BPI, as Purchaser thereunder, such termination shall be deemed a failure of a condition precedent to the Closing and Seller shall have the right to terminate this Agreement and to return the Deposit to Purchaser without any further liability to Purchaser.

               4.3 Extension of Closing Date. Notwithstanding the foregoing, the Purchaser shall have the right to extend the Outside Closing Date for an additional thirty (30) day period upon written notice to Seller of such election, provided that Purchaser deposits an additional Fifty Thousand Dollars ($50,000.00) with Escrow Agent which shall become a part of the Deposit and shall be held by Escrow Agent in accordance with the terms of Section 3.2 hereof.

               5.   Prorations and Closing Costs

               5.1 Prorations In General. All revenues and expenses of the Property shall be prorated and apportioned as of the date set forth in Section 5.2 such that the Seller shall bear all expenses with respect to the Property and shall have the benefit of all revenues with respect to the Property through the Adjustment Date, and Purchaser shall bear all expenses and have the benefit of all income with respect to the Property after the Adjustment Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Adjustment Date shall be prorated on the basis of the parties' reasonable estimates of such amount and shall be subject to a final proration thirty days after the Closing Date or as soon thereafter as the precise amount can be ascertained.

          5.2 Adjustment Date. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 5 shall be prorated as of midnight of the day immediately preceding the Closing Date (except that if the Purchase Price is not disbursed to or for the benefit of Seller on or before 11:00 a.m. Eastern Time on the Closing Date, such adjustments shall be made as of midnight of the day immediately preceding the date on which the Purchase Price is disbursed prior to 11:00 a.m. (the day and time as of which such adjustment shall be made is herein referred to as the "Adjustment Date"). Nothing contained herein shall be deemed to relieve Purchaser of the obligation to deposit the Purchase Price with the title company on the Closing Date.

          5.3 Additional Provisions. The following additional provisions shall apply with respect to the prorations of revenue and expense provided in Section 5.1 hereof:

               5.3.1 Taxes. Real estate and personal property taxes and assessments for the year in which Closing is held shall be prorated on the basis of a three hundred sixty-five (365) day year (with such real estate taxes to be adjusted according to the Certificate of Taxes issued by the appropriate authorities of the appropriate jurisdiction). If, at the time of Closing, the Property or any part thereof shall be or shall have been affected by assessments which are or may become payable in annual installments or are then a charge or lien (such as, but not limited to, front foot benefit charges), then for the purposes of this Agreement the installment for the current year shall be adjusted in accordance with Section 5.2.

               5.3.2     Insurance.  There shall be no proration
          of Seller's insurance premiums or assignment of Seller's insurance policies and Seller shall cancel all of its existing policies as of the Closing Date. Purchaser shall be obligated (at its own election) to obtain any replacement policies.

               5.3.3     Utilities.  Prior to Closing, Purchaser
          and Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and direct that all future billings be made to Purchaser or its designee, at a specified address, with no interruption of service. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall cause all utility meters to be read as of the Closing Date. Seller shall also attempt to obtain from the provider of same, all other service statements and bills of account adjusted as of the Closing Date.

               5.3.4     Rents Collected by Seller Prior to
          Closing. Rents actually collected by Seller prior to Closing relating to the calendar month during which the Closing takes place shall be prorated as of the Adjustment Date.

               5.3.5     Rents Collected by Purchaser After
          Closing. During the period after the Closing, Purchaser shall deliver to Seller any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by Purchaser after deduction of reasonable third party out-of-pocket collection charges actually incurred by Purchaser; provided, however, that Purchaser shall apply rents received after Closing first to payment of current rents and thereafter to rents accrued but unpaid as of the Closing Date. For a period of six (6) months after the Closing Date, Purchaser shall use reasonably diligent efforts to collect all rents which are delinquent at the Closing Date; to the extent that amounts remain unpaid to Seller after such six (6) month period, then Seller shall have the right to sue to collect same, but in no event may the Seller seek to evict any tenant or terminate any lease. Seller shall give Purchaser notice of any actions or proceedings relating to collection of delinquent rents. Purchaser will cooperate with the Seller in all reasonable efforts to collect such rent and other amounts due. Nothing in this paragraph shall prohibit the Seller from initiating any action prior to the Closing Date against any tenant which shall then be in default of any Lease, provided that notice of such action shall be furnished to the Purchaser; provided, however, Seller hereby agrees that Seller shall not institute eviction proceedings against any tenant after the end of the Feasibility Period without the prior consent of Purchaser.

                    5.3.6 CAM Charges. If, and to the extent the Leases require that tenants pay as additional rent taxes, common area expenses, utilities, maintenance and additional operating expenses of any nature (collectively, "Operating Expenses"), such Operating Expenses shall not be prorated hereunder. After Closing, Purchaser shall send customary statements for reimbursement of Operating Expenses to tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefor and shall remit to Seller, upon receipt, Seller's prorated share thereof, if any, by allocating to Seller the product of the apportionable item for the entire billing period multiplied by a fraction, the numerator of which is the number of days within the specified billing period which occur before the Adjustment Date and the denominator of which is the number of days in the specified billing period.

               5.3.7     Security Deposits.

                         5.3.7.1   At the Closing, Seller shall
                    furnish Purchaser with a schedule setting forth all security deposits which have been theretofore deposited with Seller or its predecessors in interest by tenants, to the extent known and actually received by Seller; and Seller shall credit Purchaser with the aggregate amount of such deposits, together with all interest, if any, which is required by the terms of the applicable lease or by statute, earned thereon and required to be paid to tenants.

                         5.3.7.2   If Seller is holding letters of
                    credit in lieu of the deposits, then, at the Closing, Seller shall assign such letters of credit to Purchaser to the extent that such letters of credit are assignable, or if not assignable shall cause to have such letters of credit re-issued in favor of Purchaser.

                    5.3.8 Leasing Commissions. On or before the Closing Date, Seller shall pay or cause to be paid (or there shall be escrowed at Closing) all leasing commissions (except as hereinafter provided) which are payable with respect to Leases executed prior to the date hereof, whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Purchaser shall assume the payment of all leasing commissions which may hereafter become due with respect to (i) any renewals of any Leases or options to lease additional space under any Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement, and (ii) any Leases hereinafter executed prior to the Closing with Purchaser's consent.

               5.4 Payment of Adjustments. Either party owing the other party a sum of money based upon adjustments made after the Adjustment Date shall promptly pay that sum to the other party within ten (10) days after the parties mutually agree upon the amount of the post-Closing adjustment.

               5.5 Closing Costs. All transfer taxes and any State or county documentary stamps or transfer taxes on the deed and escrow fees shall be paid 50% by Seller and 50% by Purchaser. Seller shall pay all recording fees (including recording costs in connection with any release documents) and shall also pay title insurance premiums for an ALTA Owner's Form (1992) title policy; provided, however, to the extent Purchaser requires particular endorsements to title or special title coverage, Purchaser shall pay such additional premiums. Purchaser shall pay survey costs. Each party shall be responsible for its own attorneys' fees.

     6.   Purchaser's Right of Inspection; Feasibility Period

          6.1 Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, during normal business hours and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter upon the Property for the purpose of making surveys or other tests, test borings, inspections, investigations, architectural, economic, environmental and other studies of the Property as Purchaser may deem desirable; provided, however, that such access shall be subject to the Leases and Purchaser shall provide Seller with at least forty-eight (48) hours notice prior to entering the Buildings for such purposes and at least twenty-four (24) hours notice prior to entering the Property for any other activity.
     In addition, Purchaser may make investigations and inspections that require exposure of structural and mechanical elements of the Improvements and the taking of soil and water samples from the Property. The Purchaser shall give Seller reasonable prior notice of its intention to conduct any invasive testing, inspections or investigations and Seller reserves the right to have a representative present, and to reasonably approve the time of such invasive testing. Subject to the provisions of
     Section 17.11, Purchaser shall have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, and shall have the right to make copies of such documentation at its sole cost and expense. In addition, Purchaser shall have the right to cause a Phase I and, if warranted or desirable and consented to by Seller, a Phase II - Environmental Study of the Property to be performed during the Feasibility Period. In no event shall Seller be obligated to perform any remediation or repairs as a result of Purchaser's investigations. Except as set forth above, Purchaser shall not make any physical alterations to the Improvements, and entry by Purchaser onto the Property shall not unreasonably interfere with the tenants or management of the Property. Purchaser shall have the right to interview the tenants only in the presence of representatives of Seller.

               Purchaser shall be responsible, at the Purchaser's sole expense, for repairing any damage to the Property caused by the making of such inspections, investigations, samplings, studies and tests and the Purchaser hereby indemnifies and agrees to hold harmless the Seller against any loss or damage, or claim (including reasonable attorneys' fees and court costs in the defense of the preceding), resulting from the Purchaser (or the Purchaser's agents, employees, invitees, or independent contractors) entering onto the Property or the conducting of activities thereof. The provisions of this sentence shall survive the termination of this Agreement for a period of three
     (3) years and shall be fully enforceable notwithstanding such termination.

          6.2 Feasibility Period. The feasibility period shall commence upon the date on which this Agreement is fully executed by Seller and Purchaser (or the later date on which any of said parties executes this Agreement if the parties do not execute this Agreement simultaneously) (the "Effective Date") and shall terminate at 5:00 p.m. Eastern Time forty-five (45) days thereafter (the "Feasibility Period"), provided if Seller completes its due diligence under the Related Contracts prior to expiration of the Feasibility Period, Seller shall notify Purchaser and the Feasibility Period shall expire September 14, 1995. If, prior to the termination of the Feasibility Period, Purchaser gives Seller written notification (the "Termination Notice") (time being of the essence), that Purchaser elects not to consummate the purchase of the Property in accordance with this Agreement, then Purchaser and Seller acknowledge and agree that this Agreement shall be conclusively deemed to be terminated and this Agreement shall be of no further force and effect and Purchaser shall, within two days thereof, return the originals of all documents and materials (and all copies) which the Seller has produced pursuant to this Agreement to the Seller and at such time by doing so, Purchaser shall have represented that such tender be complete and thorough. The Purchaser shall have the absolute right, in its sole discretion, to determine whether to give the Termination Notice. In the event the Termination Notice is given, neither party shall have further liability to the other under this Agreement. If Purchaser elects not to, or fails timely to, give the Termination Notice, then this Agreement shall remain in full force and effect. Purchaser may shorten the Feasibility Period by providing Seller written notice of the date on which the Feasibility Period shall end.

          6.3 Due Diligence Materials. Purchaser hereby acknowledges receipt of copies of all the documents and items listed on Exhibit B attached hereto and incorporated herein. In addition, Seller shall provide Purchaser with such other reasonable documentation, agreements and other information in the possession of Seller relating solely to the ownership, use and operation of the Property as Purchaser reasonably requests.

          6.4 Continued Right to Access. In the event Purchaser does not terminate this Agreement as provided in this Section
     6.2 during the Feasibility Period, Purchaser and/or its designees shall have the continued right through the Closing Date to examine and review all such data and financial information, inspect the premises, survey and make other tests and analyses as it deems necessary or desirable, subject to the indemnity provisions of Section 6.1 above. Notwithstanding any examinations, inspections, surveys or tests, Purchaser shall be entitled to the benefit of all covenants and warranties of Seller contained in this Agreement and subject to Section 8.2 and 17.10, said review, inspection, survey and tests and failure to terminate shall not be a waiver or relinquishment of any covenant or warranty of or by Seller.

     7.   Title

          7.1 Condition of Title. Title to the Land and the Improvements shall, as a condition of Closing of Purchaser, be indefeasible, merchantable and marketable, good of record and in fact, and insurable without exception at standard rates by the Title Company (as hereinafter defined), free of all interests, encumbrances, liens, judgments, tenancies and covenants, excepting only the following permitted exceptions ("Permitted Exceptions") (i) the lien of real estate taxes and special assessments not yet due and payable; (ii) the Leases described in Exhibit D and such other leases as may be approved by Purchaser in accordance with the provisions of Section 7.4 below; and (iii) such other matters as are set forth in Exhibit C attached hereto and made a part hereof.

          7.2 Title Commitment. Purchaser shall promptly order a title insurance commitment (1987 ALTA Form "B" or the equivalent) (the "Commitment") issued by a national title company chosen by Purchaser (the "Title Company") agreeing to issue to Purchaser upon recording of the Deed (as hereinafter defined), an ALTA Owners' Form (1992) policy of title insurance ("Title Policy") in the amount of the Purchase Price showing title to the Land and Improvements vested in Purchaser, subject only to the Permitted Exceptions, and such other title exceptions as Purchaser has agreed to accept or is deemed to have accepted pursuant to this Agreement.

          7.3 Failure of Title. If the Seller cannot convey title as set forth in Section 7.1, at the option of the Purchaser, this Agreement may be terminated within three (3) Business Days after the Outside Closing Date unless the title defect(s) can be readily remedied by legal or other action. Subject to the provisions of the last sentence of this Section 7.3, if legal or other action is necessary to cure title defects, Seller may take such action at its own expense whereupon the time for Closing shall be extended for up to thirty (30) days. In the event such title encumbrance is not cured within said additional thirty
     (30) days, the Purchaser shall have the option, to be elected within ten (10) days after expiration of such thirty (30) day period, to (i) terminate this Agreement in which event the Escrow Agent shall deliver the Deposit to Purchaser, or (ii) purchase the Property without reduction in Purchase Price. Notwithstanding the foregoing, in the event such title encumbrance was caused, created or permitted by the act or omission of Seller, Seller must take affirmative action to cure such title encumbrance and the failure of Seller to do so shall constitute a breach of this Agreement except that Seller shall have no obligation to spend more than One Hundred Thousand Dollars ($100,000) in cure of the same.

          7.4 New Leases. Seller covenants and agrees not to hereafter enter into any lease (including any renewal, expansion or modification of an existing Lease) of all or any portion of the Property (a "Lease Transaction") without, in each instance, the prior written consent of Purchaser, which consent shall be deemed given unless Purchaser notifies Seller to the contrary within two (2) business days after receipt of all information reasonably required by Purchaser in order to evaluate the proposed Lease Transaction; provided, however, that the exercise by any existing tenant under a Lease in effect as of the date of this Agreement of any option contained in such tenant's Lease shall not be deemed a Lease Transaction prohibited hereby.

          7.5 Affidavits to Title Company. Upon request by Purchaser, Seller shall execute such reasonable and customary affidavits, indemnities, and other similar type instruments as are required reasonably by Title Company for the elimination of any standard or pre-printed exceptions in Purchaser's final Title Policy, including, without limitation, the exception for unfiled mechanics' liens and parties in ossession.

          7.6 Survey. Purchaser shall have the right to cause a survey of the Property to be prepared, at Purchaser's expense; provided, however, any disapproval of the condition of the Property based on matters that would be disclosed by a survey ("Disclosed Matter") shall be given to Seller prior to the expiration of the Feasibility Period, and Seller shall have no obligation to remedy any Disclosed Matters except as may be expressed agreed to in writing by Seller prior to the expiration of the Feasibility Period.

     8.   Representations and Warranties of The Seller

          8.1 By Seller. Subject to the provision of Section 8.2 hereof, Seller hereby represents and covenants to Purchaser that each of the following representations and warranties is true and correct as of the date of execution of this Agreement and shall be true and correct as of the Closing Date. The representations and warranties provided by Seller shall for purposes of this
     Article 8 be deemed to include Bedford Property Investors, Inc., who shall remain liable to Purchaser to the same extent as the Seller hereunder.

               8.1.1 Authority. Seller has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the documents required to be executed and delivered by Seller in connection with Closing and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement and the transactions contemplated hereby as a binding and enforceable obligation of the Seller.

               8.1.2     Title.  To the best of Seller's
          knowledge, Seller is the legal and equitable owner of the Land and the Building, with full right to convey the Land, the Building, the Leases and the security deposits currently being held by Seller. Seller makes no representation or warranty concerning title to the Personalty.

               8.1.3 Legal Action Against Seller. Seller has received no written notice of any judgments, orders, or decrees of any kind against Seller unpaid or unsatisfied of record, or of any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency relating to the Property which would adversely affect the Property for its present use, or of any state of facts which might result in any such action, suit or other proceeding. To the best of Seller's knowledge, there is no threatened legal action suit or other legal or administrative proceeding before any court or administrative agency relating to the Property which would adversely affect the Property for its present use.

               8.1.4 Bankruptcy or Debt of Seller. Seller is not in the hands of a receiver and has not committed an act of bankruptcy; and to the best of Seller's knowledge and belief, there are no due but unpaid income, property or franchise taxes of Seller which constitutes a lien against the Property.

               8.1.5 Compliance with Existing Law. Seller has received no written notice of any violations of any law, municipal or other governmental ordinances, orders, rules, regulations or requirements, or of any restrictive covenants against or affecting the Property, or any part thereof, nor is Seller aware of any facts which might result in such violation. To the best of Seller's knowledge and belief, the execution of this Agreement by Seller, and the consummation of the transaction described herein, does not and will not cause Seller to be in violation of any such law, ordinance, order, or requirement or of any agreement or contract to which Seller is a party.

               8.1.6 Condemnation. To the best of Seller's knowledge and belief, but without making any inquiry, (i) there are no pending or contemplated condemnation proceedings affecting the Property, or any part thereof nor is Seller aware of any such contemplated proceedings, and (ii) Seller has not made any commitment to any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit or any subdivision thereof, having jurisdiction over the Property or the use or improvements thereto ("Governmental Authority") or to any other third party to dedicate or grant any portion of the Property for roads, easements, rights-of-way, park lands or for any other public purposes, to construct any recreational facilities, to impose any restrictions or incur any other expense or obligation relating to the Property, except as may be set forth in the commitment or on Exhibit E attached hereto and incorporated herein by reference.

               8.1.7 Violations and Proffers. Seller has not proffered any improvements or alterations to the Property to any Governmental Authority, nor has Seller entered into any other form of binding commitment relating to the zoning of the Property with any Governmental Authority.

               8.1.8     The Property.  (i) To the best of
          Seller's knowledge and belief, the Improvements are in good operating condition and repair, subject only to ordinary wear and tear, (ii) to the best of Seller's knowledge and belief, there are no existing material structural defects in the Improvements constituting a part of the Property, and all plumbing equipment, heating, ventilating and air-conditioning equipment, the electric wiring and fixtures, and the water and sewage systems presently in the Property are in good working order and condition, (iii) to the best of Seller's knowledge and belief except as may otherwise be disclosed on the title information or survey delivered by Seller to Purchaser, the Buildings and other Improvements (including the parking areas) do not in any way encroach on any adjoining property (excluding any lots described in Exhibit A).

               8.1.9 Liens. To the best of Seller's knowledge and belief, there are no mechanics' liens against the Property; no claims for labor, services, profit or material furnished for constructing, repairing or improving the same, nor does Seller anticipate any such claims, except in the normal course of Seller's business, which will be paid as of the Closing Date or for which the Purchase Price shall be adjusted at Closing; no liens have been filed; and no petitions, actions or suits to establish or enforce any such liens have been filed, nor has Seller received any notice of any intention to do so.

               8.1.10 Asbestos, PCBs, Hazardous Materials. To the best of Seller's knowledge and belief, but without having undertaken any study, other than environmental assessment reports (the "Environmental Reports") prepared by McLaren/Hart Environmental Engineering and Law Engineering Inc. which will be provided to Purchaser, there is no presence of any Hazardous Waste, Hazardous Substance or Toxic Substance (including, without limitation, asbestos) (collectively "Hazardous Wastes") on or at the Property, except as may be disclosed in the Environmental Reports or used by tenants in the ordinary course of business in accordance with all applicable law, rules and regulations. For purposes of this Agreement, "Hazardous Waste", "Hazardous substances", and "Toxic Substances" means, without limitation: (i) those substances included within the definitions of any one or more of the terms "hazardous substances," "hazardous materials," and "toxic substances," in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Sec. 9061 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sec. 6901 et seq., and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) such other substances, materials and wastes as are regulated under applicable local, state or federal laws, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (iv) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos; (c) polychlorinated biphenyls; (d) designated as a "Hazardous Substance" pursuant to Section 311 of the Clean Water Act, 13 U.S.C. 1321 et seq. (33 U.S.C.
          1321) or designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to 307 of the Clean Water Act (33 U.S.C. 1317); (e) flammable explosives; or (f) radioactive materials, and all regulations promulgated thereunder. To the best of Seller's knowledge and belief, but without having made a review of the records of any Governmental authority, the Property has never been used for industrial purposes or for the storage, treatment or disposal of hazardous wastes or materials nor has the Property ever been listed by any governmental agency as containing any oil, hazardous waste, hazardous material, chemical waste or other toxic substance.

               8.1.11    Leases.  Exhibit D contains a complete
          and accurate description of all leases and tenancies and all amendments or extensions thereto, (collectively, the "Leases") affecting the Property as of the date of this Agreement (such exhibit to list all Leases; the monthly rent each tenant is currently paying; the security deposit for each tenant; and the expiration date of each Lease). To the best of Seller's knowledge and belief, each of the Leases described on Exhibit D is in full force and effect in accordance with its terms and has not been modified, amended or extended except as set forth therein, and is assignable by the Seller to the Purchaser without the need for the consent of any party. The monthly or annual rent listed opposite the name of each tenant on Exhibit D is the current rental due and is the amount actually billed to each of the tenants for the month immediately preceding the date of this Agreement. Except as otherwise set forth on Exhibit D-1, to the best of Seller's knowledge and belief, none of the tenants is in default (beyond any applicable grace period provided by such tenant's Lease) in the payment of any rent due under its Lease or, to the Seller's knowledge, in the performance or observance of any material covenant or condition to be kept, observed or performed by it under its Lease. To the best of Seller's knowledge and belief, none of the tenants is entitled to any rebate, concession, deduction or offset, except as set forth in its Lease, or has paid any rent or other charge of any nature for a period of more than thirty (30) days in advance.

               8.1.12 Lease Obligations. Seller has fully performed all of Seller's obligations under the Leases that are or shall be required to be performed prior to the Closing Date and all tenant improvement construction work completed by Seller has been accepted by the tenants. Seller has satisfied and shall satisfy in a timely manner all obligations that it has assumed under the Leases, holding Purchaser harmless from such obligations in accordance with the indemnification contained in Section 13.1, except that Purchaser shall pay, or reimburse Seller for all tenant improvements, construction costs and leasing commissions incurred as a result of Lease Transactions approved by Purchaser in accordance with the terms of Section 7.4 hereof. To the best of Seller's knowledge and belief, no brokerage commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the Leases, or any renewal thereof, except as may be set forth on Exhibit D-2 attached hereto and incorporated herein by reference.

               8.1.13 Operating Statements. The operating statements to be provided to Purchaser which have been prepared by Seller accurately and completely reflect the revenue, expenses and income for the Property for the periods covered thereby, and the amount of each individual item of revenue and expense set forth therein is true and correct in all material respects.

               8.1.14     Outstanding Contracts.  As of the
          Closing Date, any management, service, supply, security, maintenance or similar contracts ("Contracts") with respect to the Property shall either be terminated (or terminable on thirty (30) days' notice) or shall be approved and accepted by Purchaser in writing.

               8.1.15 Insurance. Seller has in full force and effect fire, extended risk and liability insurance policies covering the Property. Seller shall maintain such insurance through the Closing Date. Seller has not received from any insurance company carrying insurance or that has carried insurance on the Property any written notice of any material defect or inadequacy in connection with the Property or its operation.

               8.1.16 Licenses and Permits. To the best of Seller's knowledge and belief, but without having made any inquiry, all licenses and permits necessary or required under the laws, ordinances, rules and regulations of the appropriate jurisdiction for the occupancy and use of the Buildings or other facilities of the Property are binding and effective.

               8.1.17 Taxes. Seller has received no written notice that the Property is subject to any special taxes, assessments or benefit charges, nor has Seller received notice of the intention of any Governmental Authority to impose any such special taxes, assessments or benefit charges, except as may be set forth on Exhibit E attached hereto, or in the title information delivered to Purchaser by Seller prior to the date hereof, and incorporated herein by reference.

               8.1.18 No Material Omissions. To the best of Seller's knowledge and belief, neither this Agreement (including the Exhibits) nor any other certificate, statement, document or other information furnished or to be furnished to Purchaser by or on behalf of Seller pursuant to or in connection with the transaction contemplated by this Agreement contains or will contain, any misstatement of material fact, or omits or will omit to state a fact necessary in order to make the representations, warranties and other statements herein or therein contained not misleading.

               8.1.19 Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code, and Seller agrees to execute any and all documents necessary or required by the Internal Revenue Service or Purchaser in connection with such declaration(s).

          8.2. Limitation on Representations and Warranties
               Whenever in this Agreement Seller makes any representation or warranty to the best of Seller's knowledge or qualified as to receipt of written notice by Seller, such representation or warranty shall be based upon the actual knowledge of Seller. As used in this Agreement, the actual knowledge of Seller shall be deemed to be limited solely to the actual knowledge of Robert E. Pester. Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable hereunder for breach of a representation or warranty of Seller to the extent that Purchaser has actual knowledge of such breach as a result of its due diligence investigation of the Property or its ownership of surrounding properties.

     9.   Additional Conditions to Settlement

          Seller hereby covenants and agrees as follows:

          9.1 Normal Operation of Property. Seller will carry on the business of the Property in the ordinary course and in a good and diligent manner consistent with prior practice through the Closing Date, and cause the continuation of the normal practice with respect to maintenance and repairs, including but not limited to the completion of all tenant finishing work required under any lease entered into by Seller prior to the Closing Date (or if not so completed, provision therefor will be made at Closing) subject to reimbursement by Purchaser pursuant to Section 8.12.

          9.2 Payment of Leasing Costs. Seller shall pay in full all leasing commissions, all moving allowances and all other tenant concessions (other than free rent following the Closing
     Date) for all Leases, which obligations have accrued to the Closing Date, to the extent that Seller has knowledge of same, subject to reimbursement by Purchaser pursuant to Section 5.3.8.

          9.3 Removal of Personal Property. Seller shall not remove or permit to be removed from the Improvements any item or article defined as Personal Property hereunder except as may be necessary for repairs or discarding worn out or useless items, provided that discarded items shall be replaced with new items of substantially equal quality and quantity and shall be free and clear of any lien or encumbrance.

          9.4 Further Assurances. Seller agrees that it will, upon reasonable notice and from time to time after the Closing Date, upon request of Purchaser, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better assignment, transfer and granting of the Property to Purchaser, its successors or assigns, but nothing herein shall obligate Seller to incur any liability beyond that set forth elsewhere in this Agreement.

          9.5  Seller's Deliveries. Seller shall deliver to
     Purchaser the following at Closing:

               9.5.1     A special warranty deed in recordable
          form properly executed by Seller conveying to Purchaser the Land and the Improvements, in fee simple, subject only to the Permitted Exceptions, in the form attached hereto as Exhibit H;

               9.5.2 A bill of sale for all Personal Property in the form attached hereto as Exhibit I;

               9.5.3     A FIRPTA affidavit;

               9.5.4     All original books, records, tenant
          files, operating reports, files, plans and specifications and other materials in Seller's possession necessary to the continuity of operation of the Property;

               9.5.5 The original executed Leases described in Exhibit D hereof, together with an assignment of such Leases, in the form attached hereto as Exhibit I;

               9.5.6     A certified rent roll for the Property,
          in substantially the same form as Exhibit D-3;

               9.5.7 With respect to any service contracts to be assumed by Purchaser, all original service contracts or copies thereof relating to the Property together with an assignment of such contracts in the form attached hereto as Exhibit I;

               9.5.8 Any warranties or guaranties relating to the Personal Property to the extent assignable without cost to Seller;

               9.5.9     All original certificates of occupancy
          relating to the Property to the extent in Seller's possession;

               9.5.10    Any certificates of insurance from the
          tenants in Seller's possession;

               9.5.11    All original as-built plans and
          specifications relating to the Property to the extent in Seller's possession;

               9.5.12    An assignment of all permits, licenses,
          certificates and authorizations relating to the Property, in the form attached hereto as Exhibit I;

               9.5.13    All keys to the Improvements which
          delivery shall comprise at least one full set of keys;

               9.5.14    Letters to all tenants advising them of
          the sale to Purchaser in the form attached hereto as Exhibit J;
               9.5.15    A certificate reaffirming all
          representations and warranties of Seller set forth in
          Article 8 in the form attached hereto as Exhibit K, except for Encumbrances consented to by Purchaser; and

               9.5.16    Such other consents, approvals,
          affidavits, estoppel certificates and other instruments and documents as may be reasonably required by Purchaser or the Title Company prior to Closing, including, without limitation, the standard form affidavit required by the Title Company in order to remove all standard title exceptions except the leases. Such affidavits, indemnities and other similar type instruments as may be requested pursuant to Section 7.5 hereof.

          9.6 Tenant Estoppel Certificates. Purchaser shall receive prior to the Closing Date estoppel certificates from each tenant addressed to Purchaser in the form attached hereto as Exhibit L (the "Basic Estoppel Certificate"). Seller shall use commercially reasonable efforts to obtain estoppel certificates prior to the end of the Feasibility Period, it being acknowledged that Seller shall have no obligation to pay money or to grant other concessions to any tenant in order to obtain such estoppel certificate.

          With respect to estoppel certificates received by Purchaser at least seven (7) days prior to the end of the Feasibility Period, Purchaser shall inform Seller before the expiration of the Feasibility Period if Purchaser objects to any matter contained in any such estoppel certificate. If Purchaser does not so inform Seller of its objection prior to the expiration of the Feasibility Period, then, Purchaesr shall be deemed to have approved such estoppel certificates. With respect to estoppel certificates delivered to Purchaser after such date, Purchaser agrees to inform Seller within ten (10) days after receiving any such estoppel certificates if Purchaser objects to any matter contained in such estoppel certificates. If Purchaser does not inform Seller of its objection within such ten (10) days period, then Purchaser shall be deemed to have approved such estoppel certificate. If Purchaser objects to any exceptions, qualifications, or modifications contained in any estoppel certificate within the Feasibility Period or within such ten -day period, as applicable, then Seller shall have a period of up to thirty (30) days to remedy or cure the subject matter of such exception, qualification, or modification and to deliver a substitute estoppel certificate from the tenant which does not contain such exception, qualification, or modification, and if necessary, the Closing shall be extended to the end of such 30-day period. Purchaser shall be obligated to proceed to Closing only so long as it has received estoppel certificates acceptable to Purchaser in accordance with the standards set forth above from all tenants.

               9.7 Payment of Bills and Claims. All bills and claims for labor performed and materials furnished to Seller for the benefit of the Property during the period preceding the Closing Date shall be paid in full at or prior to Closing (or bonded off to the satisfaction of the Purchaser and its counsel).

          9.8 Maintaining the Property. During the period between the date of this Agreement and the Closing Date, Seller shall
     (i) use all reasonable efforts to keep available the services of its present employees and to maintain its relation with tenants, suppliers and others having business dealings with it; (ii) at Seller's expense, maintain the Property in the same order and condition as the Property was in on the date of this Agreement, reasonable wear and tear and damage by casualty excepted provided, however, that if the cost of providing any capital items or major repairs contemplated by this subsection would otherwise be reimbursed by the tenants, Seller shall promptly notify Purchaser of such cost and if Purchaser approves of such expenditure, Seller shall perform the work and Purchaser shall reimburse Seller for such costs at Closing; (iii) maintain all existing insurance policies relating to the Property, including rental abatement insurance, in full force and effect, (iv) not mortgage or encumber the Property or any part thereof, (v) cooperate fully with Purchaser to insure that the transfer of the Property takes place without inconvenience to tenants and with the least possible disruption in the normal operation of the Property; and (vi) cooperate with Purchaser in effecting the transfer contemplated by this Agreement.

               9.9. Seller hereby agrees that until the Closing or prior termination of this Agreement, Seller shall not sell, convey or transfer all or any part of the Property to a third party, or contract to do so, except as otherwise expressly permitted in this Agreement.

     10.  Representations and Warranties of Purchaser
          Purchaser warrants and represent to Seller as follows:

          10.1 Authority. Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Purchaser has full and absolute power and authority to enter into this Agreement and all ancillary documents delivered pursuant hereto, and to assume and perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Purchaser.

          10.2 Legal Action Against Purchaser. To the best of Purchaser's knowledge and belief, there are no judgments, orders, or decrees of any kind against Purchaser unpaid or unsatisfied of record which would adversely affect the Closing hereunder, nor any legal action, suit or other legal or administrative proceeding pending before any court or administrative agency.

          10.3 Bankruptcy or Debt of Purchaser. Purchaser is not in the hands of a receiver and has not committed an act of bankruptcy.

          10.4 Binding on Purchaser. The execution and delivery of this Agreement by the Purchaser and the consummation of the transaction contemplated hereby will be binding upon Purchaser. The undersigned individual(a) is authorized to sign on behalf of Purchaser and no additional signatures are required to bind Purchaser.

     11.  Risk of Loss
          Until recordation of the Deed, the risk of loss or damage to the Property or any portion thereof shall be assumed by Seller. In the event of damage to less than ten percent (10%) of the Property, Seller shall either repair the damage or give Purchaser a credit against the Purchase Price for the cost of repairs. In the event of damage to the Property by fire or other casualty, act of God or any other event, to the extent that ten percent (10%) or more of the total area of the Property is damaged as of the Closing Date, Purchaser, at its sole option, exercised within twenty-one (21) days of receiving notice of such event, shall have the right to (a) terminate this Agreement and obtain a refund of its Deposit; or (b) close, in which event, if restoration has not been completed, the insurance proceeds (including all rental abatement insurance applicable to the period after the Closing) as well as any unpaid claims or rights in connection with such casualty, shall be assigned to Purchaser at the Closing or, if paid to Seller prior to Closing, shall be credited at the Closing, together with the amount of the deductible under the applicable insurance policy, against the Purchase Price. Purchaser shall have the right to participate in the negotiations and settlement of any casualty-related claim in the event Purchaser elects to proceed with Closing.

     12.  Condemnation

          Seller agrees to give Purchaser written notice of any action or proceeding instituted or pending, in eminent domain or for condemnation affecting any part of the Property, promptly after Seller's receipt thereof. If, prior to the Closing Date, all or any part of the Property is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof, this Agreement may be terminated at the option of Purchaser by written notice to Seller given within five (5) business days after Seller gives Purchaser the notice of such condemnation or conveyance in lieu thereof. If Purchaser elects not to terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall at Closing assign to Purchaser all rights of Seller to the condemnation award, but there shall be no reduction in the Purchase Price.

     13.  Indemnification

          13.1 By Seller.  Seller agrees to indemnify and hold
     Purchaser harmless from and against all acts of Seller with respect to:

               13.1.1    Subject to the provisions of Section
          17.10 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Purchaser because any representation or warranty of Seller contained in this Agreement is found to be false in any material respect;

               13.1.2    all reasonable costs and expenses
          incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 13.1, in which Purchaser is the prevailing party.

          13.2 By Purchaser. Purchaser agrees to indemnify and hold Seller harmless from and against:

               13.2.1    Subject to the provisions of Section
          17.10 hereof, any actual (but not consequential) loss, liability or damage suffered or incurred by Seller because any representation or warranty of Purchaser contained in this Agreement is found to be false in any material respect;

               13.2.2    all reasonable costs and expenses
          incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 13.2, in which Seller is the prevailing party.

     14.  Default

          14.1 Purchaser's Default. If Purchaser, when otherwise obligated under this Agreement to do so, fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser's obligation to consummate such transactions have been satisfied or waived by Purchaser, the Deposit shall be delivered to Seller as full and complete liquidated damages, as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

          14.2 Seller's Default. If Seller through no action, inaction or fault of Purchaser, has failed, refused, is unable to consummate or if Seller has breached a representation or warranty that prevents the consummation of the purchase and sale contemplated herein by the Closing Date, then unless such breach, failure, refusal or inability is waived in writing by Purchaser, Escrow Agent shall be required to return the Deposit to Purchaser and (a) Purchaser may avail itself of any legal or equitable rights (including, without limitation, the right of specific performance and/or money damages which Purchaser may have at law or in equity or under this Agreement), or (b) Purchaser shall have the right, but not the obligation, to extend the Closing Date for an additional period to permit Seller to cure its default without the payment of any further deposit, provided that if Purchaser extends the Closing Date pursuant to this Section 14.2(b) and Seller fails to close in accordance with the requirements of this Agreement within such time, then Purchaser may exercise any of its rights and remedies provided for in Section 14.2(a). Seller shall reimburse Purchaser for all expenses incurred, including reasonable attorneys' fees, in connection with any action brought under this Section 14.2.

     15.  Broker

          Seller shall pay any and all brokerage commissions due Block & Company, Inc. in connection with this transaction, which payment shall be made pursuant to a separate agreement. Except as provided above, the parties hereto agree and represent to each other that no broker, agent or finder has been engaged on their behalf or otherwise involved in this transaction and each party shall indemnify, defend and hold the other harmless from and against the claims of any other broker, agent, consultant of finder claiming to have acted on behalf of such party in connection with this transaction or this Agreement.

     16.  [Intentionally Deleted]

     17.  Miscellaneous

          17.1 Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by facsimile delivery (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

     To Purchaser:       TA Realty Corporation
                         45 Milk Street
                         Boston, Massachusetts  02109
                         Attn:  Mr. Scott D. Freeman


     With a copy to:          Bingham, Dana & Gould
                         1550 M Street, N.W.
                         12th Floor
                         Washington, D.C. 20005
                         Attn:     David M. Astrove, Esq.

     To Seller:          ICMPI, Inc.
                         c/o Bedford Property Investors, Inc.
                         270 Lafayette Circle
                         Lafayette, California  94549
                         Attn:  Mr. Robert E. Pester


          17.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

          17.3 Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

          17.4 Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

          17.5 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          17.6 Assignment. This Agreement and all rights of Purchaser arising hereunder shall not be assigned, sold, pledged or otherwise transferred by Purchaser, in whole or in part, without the prior consent of Seller. Any attempted assignment or other transfer without Seller's prior written consent will, at Seller's option, be voidable and constitute a material breach of this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to assign its rights and interests to this Agreement to The Realty Associates Fund III, L.P., a Delaware limited partnership, without Seller's consent.

          17.7 Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against with which it is sought to be enforced.

          17.8 Severability. If any one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          17.9 Survival. The provisions of this Agreement, including without limitation, the representations and warranties herein shall survive for three (3) years after the Closing and shall not be merged therein. Subject to the foregoing, any claim for any breach hereunder shall be time barred and the applicable party shall have no liability arising hereunder as to any claim made with respect to such breach unless an action for the breach hereof is filed in a court of competent jurisdiction prior to the three (3) year anniversary of the Closing.

          17.10 Confidentiality. The parties hereto covenant and agree that they shall not communicate the terms or any other aspect of this transaction including but not limited to the due diligence materials prior to the Closing with any person or entity other than the other party and their respective agents and employees and mortgagees, and shall treat the terms of this Agreement in a confidential manner.

          17.11 Agreement Not to Market. Seller agrees that after the execution of this Agreement and prior to termination or settlement hereunder, Seller shall take the Property off the market and not solicit or accept any offers nor engage in any discussions concerning the sale of the Property other than the transaction contemplated herein.

          17.12 Limitation of Liability. In no event shall any officer, director or employee of Purchaser or Seller or their respective partners be personally liable for any of the obligations under this Agreement or otherwise.

          17.13 Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any final judgment agrees to pay the other party's reasonable expenses, including attorneys' fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction.

          17.14 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon a certificate from Purchaser or Seller as to how the Deposit should be disbursed. Any notice sent by Seller or Purchaser (the "Notifying Party") to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section
     17.1 herein (the "Notice Parties"). If the Notice Parties do not object to the Notifying Party's notice to the Escrow Agent within ten days after the Notice Party's receipt of the Notifying Party's certificate to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten days, written notice to the Escrow Agent disputing the Notifying Parties certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent's failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit such funds with said court pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure to any depository .



(SIGNATURES APPEAR ON FOLLOWING PAGE)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

                         SELLER:
                         ICMPI (Overland Park), Inc.
                         a Delaware corporation

WITNESS:
/s/ Bob Pester
     Bob Pester
                         By:  /s/ Peter B. Bedford
                         Name:     Peter B. Bedford
                         Its: chairman & CEO

                         DATE:  August 25, 1995

                         PURCHASER:
WITNESS:                 TA REALTY CORPORATION,
                         a Massachusetts corporation
/s/ Scott Freeman
    Scott Freeman
                         By: /s/ Andrew Neher
                         Name:  Andrew Neher
                         Its:  S.V.P.

                         DATE:          , 1995

    The undersigned party hereby executes this Agreement for purposes of making the representations and warranties contained in Article 8 of this Agreement.

BEDFORD PROPERTY INVESTORS, INC.
a Maryland corporation

By:  /s/ Peter B. Bedford
Its:  Chairman & CEO

    The undersigned party hereby executes this Agreement to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.


FIRST AMERICAN TITLE GUARANTY COMPANY

By: John G. Wilson
Its:    VP

                     /LIST OF EXHIBITS


EXHIBIT A  -   Legal Description

EXHIBIT B   -  Due Diligence Checklist

EXHIBIT C  -   Permitted Exceptions

EXHIBIT D  -   Existing Leases

EXHIBIT D-1    -    Tenant Defaults

EXHIBIT D-2    -    List of Brokerage Commissions

EXHIBIT D-3    -    Rent Roll

EXHIBIT E  -   Pending Legal Action

EXHIBIT F  -   Environmental Reports

EXHIBIT G  -   List of Licenses and Permits

EXHIBIT H  -   Special Warranty Deed

EXHIBIT I  -   Form of Blanket Conveyance

EXHIBIT J  -   Form of Letter to Tenants

EXHIBIT K  -   Form of Seller's Reaffirmation of Representations and
Warranties

EXHIBIT L  -   Form of Tenant Estoppel Certificate

                               EXHIBIT A

LEGAL DESCRI                      PTION


Tract 1:

The South 231 feet of Lot 6; all of Lot 5, except the South 200 feet thereof, and the East 15 feet of the South 231 feet of Lot 3; all in Block 3, CONGLETON INDUSTRIAL PARK, a subdivision in the City of Overland Park, Johnson County, Kansas, according to the recorded plat thereof.

Tract 2:

The non-exclusive easement appurtenant to and for the benefit of Tract
1 above described for ingress and egress for persons and vehicles (pedestrian and vehicular) traffic upon all the terms and provisions of the Easement Declaration dated March 4, 1982, filed for record March 15, 1982, as File NO. 1358001, over upon and across the following described property in Johnson County, Kansas, to-wit:

The South 25 feet of the North 84 feet of Lot 6 and the South 25 feet of the East 15 feet of the North 84 feet of Lot 3, all in Block 3, CONGLETON INDUSTRIAL PARK, a subdivision in the City of Overland Park, Johnson County, Kansas, according to the recorded plat thereof.

Tract 3:

Reciprocal Ingress and Egress Easement established by the declaration filed December 5, 1990, as File No. 1990117, in Volume 3275, at Page 307, described as follows:

The North 28 feet of the South 37 feet of the West 300 feet of Lot 3, all in Block 3, CONGLETON INDUSTRIAL PARK, a subdivision of land in the City of Overland Park, Johnson County, Kansas, according to the recorded plat thereof.

                               EXHIBIT B


Due Diligenc                   e Documents
To Be Delive                  red By Seller
Which Are In             The Possession Of Seller



                              Tenant Information (in possession of Seller)

1. Rent Roll completed to Purchaser's requirements, including sq. ft., lease term, base and additional rent, expense stops and/or passthroughs.

2.  All leases and amendments thereto, including subleases.

3. List certified by Seller of all concessions made to tenants, including free rent or reduced rent, above standard tenant improvements, cash payments, moving allowances or takeover of previous lease obligations.

4. Most recently available financial statements and credit reports on any tenant with more than 10% of sq. ft. (or any other tenant requested by Purchaser) and of any guarantors thereof (if applicable).

5. Accounts receivable report as of the date of the Agreement and monthly receivables reports for the prior 24 months.

6. Any letters of intent (executed or otherwise) with prospective tenants.

7.   Most recent leasing status report from leasing broker.

8.   Standard form lease.


Operating Information (in possession of Seller)

1. Historical financials, including year end balance sheets and income statements, for the period the Property has been owned by the Seller, together with those financial statements provided by Seller's predecessor in interest for the two prior years of operation of the Property, about which Seller makes no representation or warranty.

2.  Year to date monthly operating statements certified by Seller.

3. Current operating and capital budgets, including comparison of actual to budgeted, and an explanation of significant variances.

4. Listing of capital expenditures for the period the Property has been owned by the Seller.

5. Copies of all service, maintenance, leasing, management or other contracts.

6. Copies of real estate tax bills (including special assessments) for the period the Property has been owned by the Seller.


Building Information (in possession of Seller)

1. Plans and specifications showing "as built" condition, with an architect's certificate of the gross leasable area of the Property.

2. All reports relating to the physical condition of the Property, including engineering, mechanical, roof, environmental and seismographic.

3.  List of personal property to be transferred with the Property.

4.  Copies of all warranty agreements concerning the Property.


Other Information in possession of Seller

1. Seller's most current title policy, reports or commitments, including exceptions thereto.

2.   All licenses, permits and approvals.

3. Evidence of compliance with all applicable laws, including zoning regulations which are in the Seller's possession.

4. Certified boundary survey and title survey completed by a registered surveyor, including a legal description and copies of any title exceptions noted thereon.

5. Any market data (including rent and sale comparables) in Seller's possession.

                                EXHIBIT C

                          PERMITTED EXCEPTIONS


1. 1990 General taxes include the following installments for special assessments: (Includes other property)

    Turkey Creek Main No. 1
    Amount of Assessment; $319.28, PAID, expires 1993.

    Turkey Creek Sewer No. 1
    Amount of Assessment; $16.16, PAID, expires 2001.

    b. Future assessments arising from pending public improvements, levied by Turkey Creek Main Sewer District No. 1. (No assessments have been levied as of the date hereof.)

2. Utility easement established in Misc. Book 156, at Page 118, over the East 15 feet of Lots 5, 6, and 7 of subject property.

3. Easement granted to Kansas City Power and Light Company by the Instrument filed in Volume 1435, at Page 714, as File No.
    1214037, over North 10 feet of the South 210 feet of the West 236 feet of Lot 5 and West 5 feet of the North 118.55 feet of Lot 5 of subject property. (Affects Tract 1)

4. Easement granted to Kansas City Power and Light Company in Volume 1467, at Page 852, described as follows:

    A tract of land 10 feet in width the center line of which is described as follows: beginning on the South Line of Lot 3, Block 3, CONGLETON INDUSTRIAL PARK, a subdivision of land in Johnson County, Kansas, at a point 5 feet West of the East line of said Lot 3, thence Northerly to a point 48.9 feet North of said South line and 10.4 feet West of the East line of said Lot 3, thence North parallel with the East line of Lot 3 and Lot 2, block 3, of said subdivision, a total distance of 3300 feet. (Affects Tract 1,2 and 3)

5. Utility easement established in Volume 1611, at Page 147, over the West 15 feet of Lot 3, of subject property together with terms and provisions contained therein.  (Affects Tracts 1,2 and
    3)

6. Covenants and restrictions contained in the instrument filed as File No. 731753, in Misc. Book 156, at Page 118. Affects Tracts 1, 2 and 3)

    By the Assignment filed May 25, 1983, as File No. 1408920, in
    Volume 1861, at Page 222, The Congleton Corporation assigned and conveyed to Tom G. Congleton and all its rights, reservations and privileges reserved by it as Developer under the aforesaid instrument.

7. Easement granted to Turkey Creek Main Sewer District No. 1, by the instrument filed October 9, 1968, as File No. 816564, recorded in Misc. Book 190, at Page 85, over the West 15 feet of Lot 3.

8. Terms and provisions of the Declaration of Reciprocal Easements, dated September 30, 1980, filed October 7, 1980, as File No. 1296859, in Volume 1611, at Page 152, creating easements for telephone lines, storm sewer lines and conduits across the property in question and adjoining properties. (Affects Tract 3)

9. Terms and Provisions of the Easement Declaration, dated as of March, 1982, recorded March 15, 1982, as File No. 1358001, in
    Volume 1745, at Page 652, establishing the easement described as Tract 2, Schedule A, hereof.

10. Intentionally Omitted.

11. Terms and provisions of the Easement Declaration filed December 5, 1990, as File No. 1990117, in Volume 3275, at Page 307,
    establishing the easement described as Tract 3, Schedule A hereof.

EXH                              IBIT D

EXI                           STING LEASES


                                   Sola Optical USA, Inc.

Windsor Products

Interstate Supply Company

                                   EXH                              IBIT D

TEN                           ANT DEFAULTS

EXHIBIT D-2


LIST OF BROKERAGE COMMISSIONS

EXHIBIT D-3

RENT ROLL


(Additional Information submitted on a confidential basis)

EXHIBIT E

PENDING LEGAL ACTION

None

                                   EXH                              IBIT F

                                   ENV                        IRONMENTAL REPORTS

EXHIBIT G

LIST OF LICENSES AND PERMITS

EXHIBIT H

SPECIAL WARRANTY DEED



KNOW ALL MEN BY THESE PRESENTS


    THAT ICMPI, Inc., a             corporation ("Grantor"), for
and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto
                    , a                  ("Grantee") that certain
tract or parcel of land in the City of Overland Park, County of Johnson, State of Kansas, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all rights, titles, and interests appurtenant thereto (such land and interests are hereinafter collectively referred to as the "Property").

    This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B attached hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the "Permitted Encumbrances").

    TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto otherwise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Grantor but not otherwise subject only to the Permitted Encumbrances.

  Grantee's address is:    c/o TA Associates Realty
                    45 Milk Street
                    Boston, MA 02109


     EXECUTED this the         day of        , 1995.


Subject to review for conformance with Kansas Law.

     IN WITNESS WHEREOF Grantor has executed this Deed as of the day and year first hereinabove written.

                         GRANTOR:

WITNESS:                   ICMPI, Inc.,
                         a                         corporation


                         By:

                         Its:


                         DATE:               , 1995

                    )
                    )    ss:
                    )

     I, a Notary Public in and for the jurisdiction aforesaid, do hereby
certify that                                , personally appeared before
me in said jurisdiction and acknowledged himself or herself to be the of Grantor in the foregoing and annexed Special
Warranty Deed bearing date as of the      day of                    ,
1995, who, being by me first duly sworn, acknowledged said instrument to be the act and deed thereof, and that by virtue of the authority conferred upon him, executed and delivered the same as such for the purposes therein contained.

     WITNESS my hand and official seal this      day of
  , 1995.


                         Notary Public:

                         My Commission Expires:

    EXHIBIT I

    BLANKET CONVEYANCE


         THIS BLANKET CONVEYANCE (the "Bill of Sale") is made as of the
           day of             , 1995 by:  (i) ICMPI, Inc.
("Seller"), and (ii)                         , a
     ("Purchaser").

     KNOW ALL MEN BY THESE PRESENTS:

     Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated
, 1995 (the "Purchase Agreement"), Seller is conveying to Purchaser all of Seller's right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the "Land") and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the "Improvements") located in the County of Johnson, State of Kansas. The Land and the Improvements are hereinafter sometimes collectively referred to as the "Property".

     It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller's right, title and interest in and to the "Assigned Property" (hereinafter defined).

     1.   Bill of Sale and Assignment.

     Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, with special warranty of title, all right, title and interest of Seller in and to:

          (a) all furniture, fixtures, equipment and other personal property except items owned by tenants, which are now placed in, attached to or used in connection with or in the operation of the Property.

          (b) to the extent they may be transferred under applicable law, all licenses, permits and authorizations, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Property;

          (c) to the extent they are assignable, all warranties, if any, issued to Seller by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Property;

          (d) all service, supply and maintenance contracts (if any) held by Seller with respect to the Property and its mechanical equipment, elevators and other elements;

          (e) all trade names, accounts receivable and general intangibles relating to the Property; and

          (f)  all leases of all or any part of the Property.

     TOGETHER with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits, deposits and proceeds now due or which may become due or to which Seller may now or shall hereafter become entitled to make demand or claim, arising or issuing from or out of any of the foregoing items assigned or transferred by this Bill of Sale or from or out of the Property or any part thereof, including, but not by way of limitation, minimum rents, additional rents, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any party upon the exercise of a cancellation privilege originally provided for in any of the leases or contracts, and any rights and claims of any kind which of the Seller may have against any occupancy tenant under the leases or against any subtenants or occupants of the Property or against any Party other than Seller under the contracts; subject, however, to the rights of Seller set forth in the Purchase Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

     TO HAVE AND TO HOLD the improvements, leases, contracts, personalty, security deposits, proceeds, permits, warranties and intangible property (collectively, the "Assigned Property") unto
Purchaser, its successors and assigns, forever.

     2.   Representation and Warranty.

     Seller represents, covenants and warrants that Seller is the sole and lawful owner of all of the Assigned Property and that the Assigned Property is free and clear of all claims, liens or encumbrances whatsoever except for the Permitted Exceptions (as defined in the Purchase Agreement). Seller further represents, covenants and warrants that Seller has the full right, power and authority to execute this Bill of Sale.

     3.   No Mechanics' Liens.

     Seller hereby affirms that there are no unpaid bills or claims for labor performed or materials furnished to or for the benefit of the Property for which mechanics' liens can be filed, and that there has been no casualty loss or damage to, or pending condemnation of, any part of the Property.

     4.   Assumption

     Purchaser hereby expressly assumes all obligations and duties with respect to the Assigned Property arising from and after the date hereof.

     5.   Further Assurances.

     Seller agrees that Seller will make, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchaser shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and Assigned Property, and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned to Purchaser, and all other Property as is herein conveyed or is to be conveyed pursuant to the Purchase Agreement, or for carrying out the intention or facilitating the performance of the terms of this Bill of Sale and the Purchase Agreement or registering or recording this Bill of Sale.

     6.   Counterpart Copies.

     This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

     IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.
                         SELLER:

                         ICMPI, Inc.,
                         a                    corporation


                         By:

                         Its:

                         DATE:                    , 19

                         PURCHASER

                                                            ,
                         a

                         By:

                         Its:

                         DATE:                    , 19

EXHIBIT J



                , 199







Attn:

Dear                     :

We are pleased to advise you that the building in which your premises
are located at                      has been sold by
                     effective as of         , 199     .  Your
lease agreement has been assigned to and accepted by
               .

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to
                              ,   c/o


We look forward to working with you in the operation of this Property.

                         Very truly yours,



                                                       ,
                         a


                         By:

                         Its:

            EXHIBIT K


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


                ICMPI, Inc., referred to as "Seller" under that certain
Agreement of Purchase and Sale dated                   , 1995, hereby
represents and warrants that the Seller's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:                , 1995


WITNESS:                      SELLER:

                              ICMPI, Inc.,
                              a                    corporation


                           By:
                              Name:
                              Its:

         EXHIBIT K


REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES


                                       , referred to as "Purchaser" under
that certain Agreement of Purchase and Sale dated                ,
1995, hereby represents and warrants that the Purchaser's representations and warranties in such Agreement are true and correct as of the date hereof, except as otherwise indicated herein.

Dated:              , 1995


WITNESS:                      PURCHASER:

                                                            ,
                              a


                           By:
                              Name:
                              Its:

         EXHIBIT L

         TENANT ESTOPPEL CERTIFICATE



To:  TA Realty Corporation, its successors and assigns
     45 Milk Street
     Boston, Massachusetts   02109


     Re:  Lease Dated:                                      ,
19
          Current Landlord:



          Current Tenant:
          Building Located at:

          Premises Square Feet:    Approximately



                               ("Tenant") hereby certifies to
Purchaser that as of                    , 1995:

     1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with the above referenced Landlord ("Landlord"), as landlord. The Lease covers the premises commonly known as (the "Premises") in the building (the "Building") at the address set forth above.

     2.   (a)  The attached Exhibit A accurately identifies the
Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.

          (b) The Lease provides that in addition to the Premises, Tenant has the right to use or rent assigned/unassigned] parking spaces near the Building during the term of the Lease.

          (c)  The term of the Lease commenced on                ,
19   , and will expire on               , 19 , including any
presently exercised option or renewal term.  Except as specified in
Paragraph(s)         the Lease, Tenant has no option or right to
renew, extend or cancel the Lease, or to lease additional space in the Premises or the Building, or to use any parking.

          (d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.

          (e)  The annual minimum rent currently payable under the
Lease is $      and such rent has been paid through              ,
1995.

          (f) Additional rent is payable under the Lease for (i) operating, maintenance and repair expenses, (ii) property taxes, and
(iii) insurance premiums.  Such additional rent has been paid in
accordance with Landlord's rendered bills through                ,
1995. The base year amounts for additional rental items are as follows: (1) operating, maintenance and repair expenses $
      (2) property taxes $               and (3) insurance
premiums $                 .

          (g) Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession that has any present or future effect or application,
except as expressly set forth in Paragraph(s)           the Lease
(copy attached).

          (h)  Landlord currently holds a security deposit in the
amount of $     which is to be applied by Landlord or returned to
Tenant in accordance with the Lease.

     3. (a) The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises, has not been modified, changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant's occupancy of the Premises.

          (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

          (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

          (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

     4. All contributions required to be paid by Landlord to date for improvements to the Premises have been paid in full and all of Landlord's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

     5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

     6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

          (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws. Tenant has no actual knowledge that any Hazardous Substances is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

     7. Tenant hereby acknowledges that Purchaser intends to purchase the property containing the Premises from Landlord. Tenant acknowledges the right of Purchaser to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that such purchase of the property by Purchaser will be made and entered into in material reliance on this Certificate.





                              By:
                              Name:
                              Its:



[Attach Exhibit A -COMPLETE COPY OF LEASE AND ANY MODIFICATIONS,
AMENDMENTS, SUPPLEMENTS, SIDE LETTERS, ADDENDA AND RIDERS]

EXHIBIT 99.1


CONTACT:                                              FOR IMMEDIATE RELEASE
Peter B. Bedford                                         September 20, 1995
Chairman of the Board and
Chief Executive Officer

Donald A. Lorenz
Executive Vice President and
Chief Financial Officer

Telephone:  510-283-8910


                        BEDFORD PROPERTY INVESTORS
                           ANNOUNCES ACQUISITION

        LAFAYETTE, CA -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of the Compression Labs Building, an R&D facility in San Jose, California for
$8,325,000, or $58/sq. ft.    This is the second purchase made by
Bedford Property Investors, Inc., within the Silicon Valley Market.

        The Compression Labs Building is located in Montague Park at 350
E. Plumeria. The facility is 142,620 square feet situated on an 8.10 acre parcel of land.

        The Compression Labs facility was acquired from Merrill Lynch Hubbard Realty Fund. The building is currently 100% leased to Compression Labs, a manufacturer and distributor of visual communication systems currently traded on the NASDAQ (symbol "CLIX"). Six years remain on the current lease. The acquisition of the Compression Labs Building evidences the Company's ability to execute its acquisition growth plan.

        Bedford Property Investors, Inc., is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific
Stock Exchanges under the symbol "BED."

                               EXHIBIT 99.2


CONTACT:                                              FOR IMMEDIATE RELEASE
Peter B. Bedford                                         September 22, 1995
Chairman of the Board and
Chief Executive Officer

Donald A. Lorenz
Executive Vice President and
Chief Financial Officer

Telephone:  (510) 283-8910



                        BEDFORD PROPERTY INVESTORS
                           COMPLETES ACQUISITION

       LAFAYETTE, CA -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of the Lackman
Business Center service industrial project in Lenexa, Kansas for $2.25 million, or $49 per square foot.

       The Lackman Business Center is a single-story, 45,956 square foot service center industrial project acquired from TA Realty
Advisors.  The project is 98 percent occupied by 24 tenants.

       Bedford Property Investors, Inc. is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific
Stock Exchanges under the symbol  BED.

                               EXHIBIT 99.3


CONTACT:                                              FOR IMMEDIATE RELEASE
Peter B. Bedford                                         September 25, 1995
Chairman and Chief Executive Officer

Donald A. Lorenz
Executive Vice President and
Chief Financial Officer

Telephone: (510) 283-8910




                     BEDFORD PROPERTY INVESTORS, INC.
                     COMPLETES ACQUISITIONS AND SALE


       LAFAYETTE, CA -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has completed the acquisition of two service industrial buildings in Lenexa, Kansas for $2.65 million, or $55 per square foot. The two buildings total 48,490 square feet and are fully occupied by four tenants. The buildings were acquired from TA Realty Advisors.

        Additionally, the Company sold its Cody Street Park, Bldg. 6, also located in Lenexa, Kansas to TA Realty Advisors for $1.5 million. The net sales price was approximately equal to the book value of the property.

        Bedford Property Investors is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED."